SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant  |X|

         Filed by a party other than the registrant  |_|

         Check the appropriate box:                           |_|      Confidential, for Use of the
         |X|      Preliminary Proxy Statement                          Commission Only (as permitted
         |_|      Definitive Proxy Statement                           by Rule 14a-6(e)(2))
         |_|      Definitive Additional Materials
         |_|      Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                                    IPI, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |_|      No fee required
         |_|      $125 per Exchange Act Rule o-11(c)(1)(ii), 14a-6(i)(1) or Item
                  22(a)(2) of Schedule 14A
         |X|      Fee computed on table below per Exchange Act Rules
                  14a-6(i)(1) and 0-11.

                  (1) Title of each class of securities to which transaction applies:
                  (2) Aggregate number of securities to which transactions applies:
                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
                           Rule 0-11 (set forth the amount on which the
                           filing fee is calculated and state how it was determined):
                  (4)      Proposed maximum aggregate value of transaction:
                           $5,700,000
                  (5)      Total fee paid:  $1,140

         |_| Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)      Amount Previously Paid:
                  (2)      Form, Schedule or Registration Statement No.:
                  (3)      Filing Party:
                  (4)      Date Filed:

                                    IPI, INC.
                8091 WALLACE ROAD, EDEN PRAIRIE, MINNESOTA 55344

November 28, 2001

Dear Shareholder:

I am pleased to invite you to attend the Special Meeting of Shareholders (the "Special Meeting") of IPI, Inc. (the "Company") to be held _________, December __, 2001 at 9:00 a.m. at the Company's office at 8091 Wallace Road, Eden Prairie, Minnesota 55344.

At the Special Meeting, shareholders will be asked to consider two proposals: first, to approve the sale of certain of the Company's assets to Allegra Holdings LLC pursuant to an Asset Purchase Agreement dated November 15, 2001; and second, to approve a Plan of Liquidation and Dissolution pursuant to which the Company will sell its remaining assets and, after paying debts and establishing certain reserves, distribute its assets to shareholders.

The Board has determined that each proposal is in the best interest of the Company and its shareholders and has unanimously approved both the proposal relating to the asset sale and the Plan of Liquidation and Dissolution. Accordingly, the Board of Directors recommends a vote in favor of both proposals.

Enclosed are the Notice of Special Meeting, the Summary Term Sheet, the Proxy Statement and related proxy card. I hope you will be able to attend the Special Meeting. Whether or not you are able to attend the Special Meeting in person, I urge you to sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do attend the Special Meeting in person, you may withdraw your proxy and vote personally on any matters properly brought before the Special Meeting.

Very Truly Yours,


Robert J. Sutter
Chairman and Chief Executive Officer
of the Company

                                    IPI, INC.

                  NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS


                                                          Minneapolis, Minnesota
                                                               November 28, 2001

TO THE SHAREHOLDERS OF IPI, INC.:

Notice is hereby given that the Special Meeting of the Shareholders of IPI, Inc. will be held on __________, December __, 2001, at 9:00 a.m. at the IPI, Inc. corporate offices located at 8091 Wallace Road, Eden Prairie, Minnesota 55344, for the following purposes:

       1. To approve and adopt that certain Asset Purchase Agreement dated November 15, 2001, pursuant to which the Company will sell the assets relating to its franchising of printing centers under the Insty-Prints trade name to Allegra Holdings LLC.

       2. To approve and adopt a plan of liquidation and dissolution of the Company that will authorize (a) the sale of the assets of the Company and the distribution to shareholders pursuant to the plan,
              (b) the deregistration of the Company's Common Stock under the Securities Exchange Act of 1934 and (c) the dissolution of the Company pursuant to the Minnesota Business Corporations Act.

       3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on November 15, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                     By Order of the Board of Directors


                                     David A. Mahler
                                     SECRETARY



To ensure your representation at the Special Meeting, please sign, date and return your proxy in the enclosed envelope whether or not you expect to attend in person. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire. This proxy is solicited on behalf of the Company.

          SUMMARY TERM SHEET; QUESTIONS AND ANSWERS ABOUT EACH PROPOSAL

         THIS SUMMARY TERM SHEET HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THE EACH PROPOSAL AND THE OTHER INFORMATION CONTAINED IN THIS PROXY STATEMENT, YOU SHOULD READ THIS ENTIRE PROXY STATEMENT TOGETHER WITH THE APPENDIXES.

WHERE AND WHEN IS THE SPECIAL MEETING?

         The Special Meeting will be held at 9:00 a.m. (Minneapolis, Minnesota time), on December __, 2001, at the Company's offices at 8091 Wallace Road, Eden Prairie, Minnesota 55344.

WHAT MATTERS WILL BE VOTED UPON AT THE SPECIAL MEETING?

         Shareholders of the Company are being asked to consider and vote on two proposals: first, to approve the Company's sale of its assets relating to its franchising of printing centers under the Insty-Prints trade name to Allegra Holdings LLC pursuant to an Asset Purchase Agreement dated November 15, 2001 (the "Asset Sale"); and second, to approve a Plan of Liquidation and Dissolution (the "Plan") pursuant to which the Company will sell its remaining assets and, after paying debts and establishing certain reserves, distribute its assets to shareholders.

WHO CAN VOTE AT THE SPECIAL MEETING?

         Holders of the Company's Common Stock outstanding at the close of business on the record date, November 15, 2001, are entitled to notice of and to vote at the Special Meeting. Each share of the Company's Common Stock is entitled to one vote. On November 15, 2001, there were 4,518,687 shares of IPI, Inc. Common Stock outstanding.

WHAT QUORUM AND SHAREHOLDER VOTE ARE REQUIRED TO APPROVE THE PROPOSALS?

         The presence, in person or by proxy, of a majority of the outstanding shares of common stock of IPI, Inc. on November 15, 2001 is necessary to constitute a quorum at the Special Meeting. Approval of the Asset Sale and the Plan of Liquidation each will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company as of November 15, 2001. It is expected that all shares of IPI, Inc. Common Stock beneficially owned or controlled by the directors and officers of the Company will be voted in favor of each of the proposals. See "Proposal 1: Approval of the Asset Agreement--Vote Required"; "Proposal 2: Approval of Plan of Liquidation and Dissolution--Vote Required."

HAS THE BOARD OF DIRECTORS RECOMMENDED THAT I VOTE FOR APPROVAL OF THE
PROPOSALS?

       Yes. Your Board of Directors believes that the Asset Sale and the Plan are in the best interests of the Company and its shareholders, and recommends that shareholders vote for approval of both the Asset Sale and the Plan. See "Proposal 1: Approval of the Asset Agreement--Recommendation of the Company's Board of Directors"; "Proposal 2: Approval of Plan of Liquidation and Dissolution--Recommendation of the Company's Board of Directors."

DO I HAVE DISSENTER'S RIGHTS WITH RESPECT TO THE ASSET SALE OR THE PLAN?

         Shareholders who do not vote in favor of the Asset Sale and who do not vote in favor of the Plan are entitled to dissenters' rights under the Minnesota Business Corporation Act ("MBCA").

         Pursuant to Sections 302A.471 and 302A.473 of the MBCA, holders of the Company's Common Stock are entitled to assert appraisal rights in connection with the Asset Sale only if the Company does not proceed to liquidate and dissolve. Pursuant to Section 302A.471, Subd. 1(b), no shareholder will have dissenters' rights if the Plan is approved. If the Asset Sale is approved and the Plan is not approved, dissenting shareholders are entitled to obtain payment of the "fair value" of their Common Stock, provided that such shareholders comply with the requirements of the MBCA. In this context, the term "fair value" means the value of the shares of the Common Stock immediately before the effective date of the Asset Sale. See "Proposal 1: Approval of the Asset Agreement--Dissenter's Rights"; "Proposal 2: Approval of Plan of Liquidation and Dissolution--Dissenter's Rights." See also "Summary of Rights of Dissenting Shareholders."

WHO IS IPI, INC.?

       IPI, Inc. is a publicly held corporation with shares of its Common Stock listed on the American Stock Exchange under the symbol "IDH." IPI, Inc. is the parent company of Insty-Prints, Inc. and Change of Mind Learning Systems, Inc. Insty-Prints, Inc. is a franchisor of approximately 200 fast turnaround business printing operations. Change of Mind Learning Systems, Inc. is a franchisor of learning centers and is in its early stage of development. See "Proposal 1:
Approval of the Asset Agreement--The Parties to the Asset Purchase Agreement."

       The principal executive office of IPI, Inc. is located at 8091 Wallace Road, Eden Prairie, Minnesota 55344. The Company's telephone number is (952) 975-6200.


WHO IS ALLEGRA HOLDINGS LLC?

         Allegra Holdings LLC ("Allegra") is the parent company of Allegra Network LLC. Allegra's predecessor, American Speedy Printing Centers, Inc., was founded in 1976 and started franchising in 1977. Allegra operates through Allegra Network LLC which is a franchisor of more than 350 printing and graphic design centers in the United States, Canada, Japan and the Philippines. Allegra Network LLC franchisees operate their business under the names "Allegra Print and Imaging," "American Speedy Printing Centers," "Quik Print," "Instant Copy," "Speedy Printing Centers," or "Zippy Print." See "Proposal 1: Approval of the Asset Agreement--The Parties to the Asset Purchase Agreement."

         The principal executive office of Allegra is located at 1800 West Maple Road, Troy, Michigan 48084. Allegra's telephone number is (248) 614-3700.

WHAT ARE THE REASONS FOR THE ASSET SALE?

         The Company believes that its Insty-Print franchising business has historically produced a declining return for the Company's shareholders. The Company believes the revenues from its business of franchising printing centers is below the level necessary for attracting investor and brokerage community enthusiasm. While the Company has been striving to increase shareholder value during the past years through acquisitions of other related businesses, the market value of the Company's Common Stock has continued to decline and remains at a level below the value of the Company's combined cash and investments. In addition, the Company believes it has become impractical for the Company's shareholders to realize the value of their shares in the open market. Further, the historic prices for the Company's Common Stock have been low and the transaction costs of a market sale are high relative to the value of the shares held by many of the Company's shareholders. For these reasons, the Company believes that the Company's shareholders could realize a higher rate of return by the Asset Sale than has been historically experienced. See "Proposal 1: Approval of the Asset Agreement--Reasons for the Asset Sale."

WHAT WILL BE RECEIVED IN EXCHANGE FOR THE IPI ASSETS?

         The Company will receive $4,125,000 in cash in exchange for the sale of the operating assets of the Company's Insty-Prints franchising business, less an amount representing liabilities assumed by Allegra, plus an additional amount to be calculated at closing for inventory, prepaid expenses and certain accounts and notes receivable. Furthermore, if the Asset Sale closes after December 31, 2001, the purchase price will be adjusted for revenues received and expenses incurred from January 1, 2001 to the closing date. The Company believes the total consideration for the Asset Sale will be approximately $5.6 million after all purchase price adjustments. While all of the purchase price will be paid in cash, Allegra will make payments relating to certain accounts receivables over the course of one year. The Company believes that the consideration it will receive through the Asset Sale will allow the Company to pay all of its remaining creditors in full. See "Proposal 1: Approval of the Asset Agreement--The Asset Sale" and See "Proposal 1: Approval of the Asset Agreement--Description of Asset Purchase Agreement."

HOW WAS THE PURCHASE PRICE DETERMINED?

         The purchase price was determined through arm's length negotiation between officers of the Company, principally Mr. David Mahler, the Secretary of the Company, and officers of Allegra, principally Mr. Jay Rosen, Executive Vice President, Operations and Technology. The Board of Directors of the Company reached agreement on the purchase price considering the value of the royalty stream of the franchise agreements, as well as the value of other assets, the liabilities to be assumed by Allegra and the overall financial status of the Company and its operations. The Company did not hire a financial advisor in connection with the Asset Sale but the Board of Directors believes that the Asset Sale is fair to the shareholders and in the best interests of the Company. See "Proposal 1: Approval of the Asset Agreement--Background of the Asset Sale."

HOW WILL I BE TAXED ON THE ASSET SALE?

         There should be no tax to individual shareholders in connection with the sale of the assets. The material tax issues affecting dissenting shareholders are discussed under "Proposal 1: Approval of the Asset Agreement--Certain Federal Income Tax Consequences." Regardless, all shareholders are urged to consult their tax advisors to determine the effect of the Asset Sale under federal tax law (or foreign tax law where applicable), and under their own state and local tax laws. See "Proposal 1: Approval of the Asset Agreement--Federal Income Tax Conseqences."

ARE THERE ANY CONDITIONS TO THE ASSET SALE?

       Yes. The Asset Sale will be completed only if it is approved by the holders of a majority of the outstanding shares of IPI, Inc. Common Stock. See "Proposal 1: Approval of the Asset Agreement--Description of the Asset Purchase
Agreement: Required Approvals."

WHAT WILL HAPPEN TO IPI, INC. AFTER THE ASSET SALE?

         After the Asset Sale, the Company will have assets consisting of $14.1 million of cash and short-term marketable securities and approximately $14.3 million worth of assets not included in the Asset Sale, which primarily consists of the Company's investment in 2,081,800 shares of Clarent Corporation common stock as valued at cost, and assets relating to the Company's wholly-owned subsidiary Change of Mind Learning Systems, Inc. If Proposal No. 2 is approved by shareholders at this Special Meeting, the Company will liquidate its remaining assets pursuant to the Plan of Liquidation and Dissolution. The Company will pay or make provision for its debts and hold in trust, pending the initiation of litigation by the Company or sale in the market of the 2,081,800 shares of Clarent Corporation common stock owned by the Company as of November 15, 2001. The Company will then distribute to shareholders, in one or more distributions all of the assets of the Company (except for reserves established to pay debts). See "Proposal 1: Approval of the Asset Agreement--Proceeds of the Sale; Company's Business Following the Asset Sale"; See "Proposal 2: Approval of the Plan of Liquidation and Dissolution--Description of the Company and Reasons for the Liquidation Proposal."

WHAT IS THE PROPOSED PLAN OF LIQUIDATION AND DISSOLUTION?

         If the shareholders approve the Plan of Liquidation and Dissolution (the "Plan"), the Company will cease to do business and will not engage in any business activities except for the purpose of liquidating its assets, paying any debts and obligations, distributing the remaining assets to shareholders, and doing other acts required to liquidate and wind up its business and affairs. The Company will liquidate the assets relating to its Change of Mind Learning Systems, Inc. subsidiary and all other assets. However, the Company will not liquidate the 2,081,800 shares of Clarent Corporation common stock it holds pending a determination whether to pursue litigation against Clarent Corporation as a shareholder or whether to sell all or a portion of such 2,081,800 shares in the open market, if the stock resumes trading.

         In the event the Clarent Corporation common stock held by the Company is liquidated or the Company receives proceeds in litigation which are less than the Company's cost per share (approximately $6.00 per share) certain of the Company's majority shareholders, Messrs. Irwin L. Jacobs, Daniel T. Lindsay and Dennis M. Mathisen, have guaranteed the other shareholders of the Company a value in liquidation relating to the Clarent Corporation investment of the cost paid by the Company for the Clarent Corporation common stock. The 2,081,800 shares of Clarent Corporation common stock have an acquisition cost to the Company of $12,490,800, or approximately $2.76 per share of the Company's common stock outstanding on November 15, 2001, excluding shares beneficially owned by Messrs. Jacobs, Lindsay and Mathisen.

         The Company will pay or make provision for payment of all known or reasonably ascertainable liabilities of the Company that have been incurred or are expected to be incurred prior to dissolution. After that, the Company will distribute the remaining assets to the Company's shareholders in proportion to their beneficial interest in the Company.

         The Company expects that it will make one or more partial distributions to shareholders during the period that assets are being sold. Including the proceeds of the Asset Sale, the Company will have approximately $14.1 million in cash and short-term marketable securities on hand, or $3.12 per share of the Company's common stock outstanding on November 15, 2001, before the expenses of the Asset Sale and Liquidation and Dissolution are paid or the other assets of the Company, including the Clarent Corporation common stock, are liquidated and all liabilities and close-down expenses are paid. The Company is not able at this time, however, to determine the exact amount available for distribution to shareholders or when distributions will be made. The Company will pay all expenses of the liquidation and dissolution.


         Following approval of the Plan by the shareholders, the Company will prepare and file a Notice of Intent to Dissolve with the Minnesota Secretary of State. Once shareholders have received final distributions, the Company will prepare and file Articles of Dissolution and the legal existence of the Company will cease.

See "Proposal 2: Approval of the Plan of Liquidation and Dissolution--Summary of the Plan; Process for Liquidation and Dissolution."

WHAT ARE THE REASONS FOR THE PLAN?

         After the Asset Sale, the operating assets of the Company will consist of the assets relating to the Company's Change of Mind Learning Centers franchise. The Company believes these assets would be insufficient to operate the Company's business as a going concern. Furthermore, the Company believes its shareholders would achieve a greater return on their investment if the Company distributed its assets rather than the Company acquiring or operating another business.

         In light of these developments, the Board of Directors of the Company believes that it is in the best interests of the Company and its shareholders to liquidate the Company and distribute its remaining assets in accordance with the terms of the Plan. See "Proposal 2: Approval of the Plan of Liquidation and Dissolution--Description of the Plan of Liquidation and Dissolution: Description of the Company and Reasons for Liquidation Proposal."

WILL THE COMPANY'S COMMON STOCK CONTINUE TO TRADE?

         No. If the shareholders approve the Plan, the Company will immediately close its stock transfer books, and no further transfers of the Common Stock will be permitted. A shareholder's interest in the Company will be converted into the right to receive a pro rata share of the Company's distributable assets. These rights will not be transferable other than by will, intestate succession or operation of law. See "Proposal 2: Approval of the Plan of Liquidation and Dissolution--Description of the Plan of Liquidation and
Dissolution: Restrictions on Transfer."

WHAT WILL I RECEIVE PURSUANT TO THE PLAN?

         The Company will make one or more liquidating distributions to the shareholders, representing the net proceeds of the liquidation. The amount of the liquidating distributions will depend on the amount received upon sale of the Company's assets, the amount of the Company's liabilities (including taxes resulting from the Asset Sale and liquidation of its other assets) and the amount of liquidation expenses.

         At this time, it is not possible to determine exactly what amount will be available for distribution to shareholders or when distributions will be made. The Company expects the sale of its Insty-Prints franchising business will result in gross cash consideration of approximately $4.1 million as of the date of closing. The Company expects total proceeds of $5.6 million over the course of the following 12 months from the Asset Sale. Assuming receipt of consideration of $4.1 million in the Asset Sale at closing, the Company will have $14.1 million in cash and short-term marketable securities on hand or $3.12 per share of the Company's Common Stock outstanding as of November 15, 2001. In addition, the Company would attempt to liquidate its other remaining assets, including the Company's 2,081,800 shares of Clarent Corporation common stock, with an estimated value of $14.3 million.

         However, there is no assurance that the Company's assets can be sold at the prices at which they are carried on the Company's balance sheet, and in view of the specialized nature of the Company's Change of Mind Learning Center franchise business, there is no assurance as to when these assets will be sold. In addition, the Company will incur transaction costs, administrative costs and income tax obligations in connection with the sale of its assets and the liquidation and dissolution of the Company. These obligations are not included in the calculation of net asset value. See "Proposal 2: Approval of the Plan of Liquidation and Dissolution--Description of the Plan of Liquidation and Dissolution: Liquidating Distributions"; "Proposal 2: Approval of the Plan of Liquidation and Dissolution--Description of the Plan of Liquidation and Dissolution: Distribution Amounts."

WHEN WILL THE LIQUIDATION BE COMPLETED?

         The liquidation of the Company pursuant to the Plan will be completed as soon as practicable. The exact period required for liquidation will depend on the Company's ability to sell its assets remaining after the Asset Sale and on market conditions generally. See "Proposal 2: Approval of the Plan of Liquidation and Dissolution--Summary of Plan; Process for Liquidation and Dissolution."

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE ASSET SALE AND LIQUIDATION?

         The Company will be subject to income taxes on the sale of its assets. Any gain from the Asset Sale and sale of other Company assets will be taxable and will reduce the amount available for distribution to shareholders.

         All distributions you receive upon liquidation will be treated for federal income tax purposes as full payment in exchange for your shares. Therefore, each shareholder will be taxed only to the extent the amounts such shareholder receives exceed the shareholder's adjusted tax basis in the shares. This gain or loss will be treated as a capital gain or loss if the shares have been held for more than one year, or will be treated as short-term capital gain or loss taxed at ordinary income tax rates if the shares have not been held for more than one year. If a shareholder is a corporation, all of the shareholder's income from liquidating distributions will be subject to tax at the same federal income tax rate as the shareholder's other income. See "Proposal 2: Approval of the Plan of Liquidation and Dissolution--Description of the Plan of Liquidation and Dissolution: Federal Income Tax Consequences."

IF I SEND IN MY PROXY CARD BUT DO NOT INDICATE MY VOTE, HOW WILL MY SHARES BE VOTED?

         If you sign and return your proxy card but do not indicate how to vote your shares at the Special Meeting, the shares represented by your proxy will be voted "FOR" each Proposal.

WHAT SHOULD I DO NOW TO VOTE AT THE SPECIAL MEETING?

         Sign, mark and mail your proxy card indicating your vote on the Asset Sale in the enclosed return envelope as soon as possible, so that your shares of IPI, Inc. Common Stock can be voted at the Special Meeting.

MAY I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

       Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You can do this in three ways:

o You can send a written statement to the Company stating that you revoke your proxy, which to be effective must be received by the Company prior to the vote at the Special Meeting; or

o You can send a new proxy card to the Company prior to the vote at the Special Meeting . The new proxy must be dated after your original proxy and received by the Company prior to the vote at the Special Meeting; or

o You can attend the Special Meeting and vote in person. Your attendance alone will not revoke your proxy. You must attend the Special Meeting and cast your vote at the Special Meeting.

         You should send your revocation of a proxy or new proxy card to Mr. David Mahler, Secretary, at the address on the cover of this Proxy Statement.

WHOM SHOULD I CALL IF I HAVE QUESTIONS?

         If you have questions about anything discussed in the Proxy Statement, you may call David Mahler, Secretary of the Company, at 612-337-1864.

                                 ---------------

                 YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT
                    (INCLUDING THE APPENDICES) ITS ENTIRETY.

                                    IPI, INC.
                8091 WALLACE ROAD, EDEN PRAIRIE, MINNESOTA 55344

                         SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON __________, DECEMBER __, 2001

                                 PROXY STATEMENT

GENERAL INFORMATION

      This Proxy Statement is furnished to the holders of common stock of IPI, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use in connection with the Special Meeting of the Shareholders to be held at 9:00 a.m. December __, 2001 at the Company's headquarters at 8091 Wallace Road, Eden Prairie, Minnesota, and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of the Shareholders. The Company expects that the Notice of Special Meeting, Proxy Statement and form of proxy will be mailed to the Shareholders on or about November __, 2001. The cost of this solicitation will be borne by the Company.

      Shareholders of record at the close of business on November 15, 2001 will be entitled to vote at the Special Meeting or any adjournment thereof. As of November 15, 2001, the Company had 4,518,687 shares of its common stock, $.01 par value (the "Common Stock"), issued, outstanding and entitled to be voted at the Special Meeting. The Common Stock is the only class of voting securities of the Company. Each holder of outstanding shares of the Common Stock is entitled to one vote per share on all matters being presented at the Special Meeting. There is no cumulative voting.

      The enclosed proxy, when properly signed and returned to the Company, will be voted by the persons named therein at the Special Meeting as directed therein. Proxies in which no designation is made with respect to the various matters of business to be transacted at the Special Meeting will be voted FOR Proposal No. 1 Approval of the Asset Purchase Agreement pursuant to which the Company will sell the assets relating to its franchising of printing centers under the Insty-Prints trade name; FOR Proposal No. 2 Approval of the Plan of Liquidation and Dissolution; and in the best judgment of the persons named in the proxy as to any other matters which may properly come before the Special Meeting.

REVOKING A PROXY

      A proxy may be revoked at any time prior to its being exercised at the Special Meeting by written notification to the Secretary of the Company. Personal attendance at the Special Meeting is not sufficient to revoke a proxy unless a written notice of proxy termination is filed with an officer of the Company prior to or at the Special Meeting.

DISSENTER'S RIGHTS

         Under Minnesota law, the holders of shares of common stock of the Company have the right to dissent from the Asset Sale and the Plan of Liquidation and Dissolution and receive payment of the fair value of their shares upon compliance with the Minnesota Business Corporation Act (the "MBCA"). These rights are explained more fully in the section of the attached Proxy Statement entitled "Rights of Dissenting Shareholders." Further, the dissenters' rights provisions of the MBCA are attached to the Proxy Statement as Appendix D.

VOTE REQUIRED

      Under Minnesota law, the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote on the proposal is required to approve the Asset Purchase Agreement and the Plan of Liquidation and Dissolution. In the event that shareholders whose shares are held in street name by brokers fail to provide specific instructions with respect to their shares of common stock to their broker, or in the event that such shareholders explicitly abstain from voting on either proposal, the effect will be the same as a vote "AGAINST" such proposal. Executed but unmarked proxies will be voted "FOR" approval of each proposal. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote.

                                TABLE OF CONTENTS

SUMMARY TERM SHEET; QUESTIONS AND ANSWERS ABOUT EACH PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CHANGE IN CONTROL ARRANGEMENT

INTEREST IN CERTAIN PERSONS ON MATTERS TO BE ACTED ON

PROPOSAL NO. 1 - APPROVAL OF ASSET PURCHASE AGREEMENT
General
The Parties to the Asset Purchase Agreement
Reasons for the Asset Sale
Background of the Asset Sale
The Asset Sale
Voting Information

DESCRIPTION OF THE ASSET PURCHASE AGREEMENT
Purchase and Sale of Assets
Payment of Purchase Price
Assumption of Liabilities
Representations and Warranties of the Company and Insty
Representations and Warranties of Allegra
Conduct and Transactions Prior to Closing
Conditions Precedent to Allegra's Obligations to Purchase Assets and
 Assume the Liabilities
Conditions Precedent to Seller's Obligations to Sell the Assets
The Closing
Survival of Representations and Warranties
Indemnification
Arbitration
Termination
Required Approvals

Proceeds of the Asset Sale; Company's Business Following the Asset Sale Securities Exchange Reporting and American Stock Exchange Listing
Accounting Treatment
Federal Income Tax Consequences
Dissenter's Rights
Recommendation of the Company's Board of Directors
Vote Required

PROPOSAL NO. 2 - APPROVAL OF PLAN OF LIQUIDATION AND DISSOLUTION

Description of the Company and Reasons for the Liquidation Proposal Summary of Plan; Process for Liquidation and Dissolution

DESCRIPTION OF PLAN OF LIQUIDATION AND DISSOLUTION
Effective Date of Plan
Cessation of Business
Notice of Intent to Dissolve; Articles of Dissolution
Liquidation of Assets
Payments and Debts

Clarent Corporation Common Stock
Restriction on Transfer
Shareholders; Beneficial Interests
Liquidating Distributions
Expenses of the Liquidation and Distribution
Distribution Amounts
Amendment or Abandonment of Plan
Dissenter's Rights
Impact of the Plan on the Company's Status uner the 1934 Act
Federal Income Tax Consequences
Recommendation of the Company's Board of Directors
Vote Required

SUMMARY OF RIGHTS OF DISSENTING SHAREHOLDERS
Right to Exercise Dissenters' Rights
Company's Notice of Meeting
Shareholder's Notice of Intent to Demand Fiar Value of Shares; Vote Against
 Proposals
Company's Notice of Procedures for Demanding Payment
Company's Payment; Return of Shares
Shareholder's Right to Demand Supplemental Payment
Company's Petition; Determination by Court
Costs and Expenses
Other Rights

FINANCIAL STATEMENTS AND DOCUMENTS INCORPORATED BY REFERECE

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

OTHER MATTERS


Appendix A        Asset Purchase Agreement
Appendix B        Plan of Liquidation and Dissolution
Appendix C        Financial Statements and Pro Forma Financial Information
Appendix D        Dissenter's Rights Statute
Appendix E        Guarantee Agreement

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of November 15, 2001,
(i) by each person known by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock, (ii) by each of the officers and directors of the Company and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares listed and may be reached at the Company's address at 8091 Wallace Road, Eden Prairie, MN 55344.

                                                        SHARES BENEFICIALLY OWNED
                                           -----------------------------------------------------
                                                                  SHARES
                                                                ACQUIRABLE                             PERCENTAGE
NAME OF BENEFICIAL OWNER                        SHARES        WITHIN 60 DAYS         TOTAL        BENEFICIALLY OWNED(1)
                                                ------        --------------         -----        ---------------------
Dennis M. Mathisen                            1,601,044 (2)             0        1,601,044               35.43%
903 North Third Street
Minneapolis, MN  55401

Marshall Financial Group, Inc.                1,592,044                 0        1,592,044               35.23%
903 North Third Street
Minneapolis, MN  55401

Irwin L. Jacobs                               1,140,180 (3)             0        1,140,180               25.23%
2900 IDS Center
80 S. 8th Street
Minneapolis, MN 55402

Jacobs Industries, Inc.                       1,115,180                 0        1,115,180               24.68%
2900 IDS Center
80 S. 8th Street
Minneapolis, MN 55402

Daniel T. Lindsay                               412,271 (4)        16,000          428,271                9.44%
2900 IDS Center
80 S. 8th Street
Minneapolis, MN 55402

Robert J. Sutter                                 20,000           116,000          136,000                2.93%

David C. Oswald                                     100            32,000           32,100                  *

Howard E. Grodnick                                8,600 (5)        20,000           28,600                  *
901 Third Street North
Minneapolis, MN 55401

Rod Burwell                                       6,000                 0            6,000                  *
7901 Xerxes Ave. South, Suite 201
Minneapolis, MN  55431

Daniel Rohr                                           0                 0                0                  *
110 Groveland Terrace
Minneapolis, MN  55403

David M. Engel                                    3,000            24,000           27,000                  *

All Officers and Directors as a Group                             238,000        3,445,195               72.43%
(13 persons)

* Less than one percent.
(1) Shares not outstanding but deemed beneficially owned by virtue of the right to acquire them as of November 15, 2001 or within sixty days of such date are treated as outstanding when determining the percentage shown for a person or group, but are not treated as outstanding when determining the percentages shown for any other person or group.
(2) Includes 1,592,044 shares held by Marshall Financial Group, Inc. which is owned 100% by Mr. Mathisen.
(3) Includes 1,115,180 shares owned by Jacobs Industries, Inc. Jacobs Industries, Inc. is owned 100% by Irwin L. Jacobs.
(4) Includes 49,271 shares held by Mr. Lindsay's wife, 30,000 shares held by Mr. Lindsay's adult son, and 5,000 shares held by Mr. Lindsay's minor son, all of which Mr. Lindsay disclaims beneficial interest.
(5) Includes 6,600 shares owned by Mr. Grodnick's wife, of which Mr. Grodnick disclaims beneficial interest.


                          CHANGE IN CONTROL ARRANGEMENT

         On January 5, 1998, Jacobs Industries, Inc. ("JII") sold 1,608,500 shares (approximately 34%) of Common Stock to Marshall Financial Group, Inc. ("Marshall"), and certain affiliates of Marshall, pursuant to an Option Agreement, Security Agreement and Buy-Sell Agreement, dated May 28, 1997 for a purchase price per share of $4.20.

         Under the provisions of the Buy-Sell Agreement and upon specified notice, either JII or Marshall has the right to purchase certain shares owned by the other party, or to require the other party to purchase certain of its shares. The Buy-Sell Agreement terminates upon mutual agreement of JII and Marshall. JII owns 1,115,180 shares subject to the Buy-Sell Agreement, and Marshall owns 1,592,044 shares subject to the Buy-Sell Agreement.


             INTEREST IN CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         Messrs. Irwin L. Jacobs, Daniel T. Lindsay and Dennis M. Mathisen are directors of the Company. On November 16, 2001, Messrs. Jacobs, Lindsay and Mathisen entered into an Guaranty Agreement for the benefit of the Company's shareholders other than Messrs. Jacobs, Lindsay and Mathisen and their affiliates (the "Minority Shareholders"). Pursuant to the Guaranty Agreement Messrs. Jacobs, Lindsay and Mathisen have, jointly and severally, guaranteed that in the liquidation and distribution of the Company's Clarent Corporation common stock, the Minority Shareholders will receive a value no less than the Company's original acquisition cost of the Clarent common stock. The Company currently holds 2,018,800 shares of Clarent Corporation ("Clarent") common stock. The cost of acquisition by the Company of the Clarent common stock was $6.00 per share. If the Company is unable to sell its Clarent common stock, sells the Clarent common stock at a price below $6.00 per share, obtains a settlement or judgement in litigation with a value of less than $6.00 per share of Clarent common stock, or for some other reason, realizes a value upon liquidation of the Clarent stock, Messrs. Jacobs, Lindsay and Mathisen will pay to Minority Shareholders an amount equal to that shareholder's pro rata participation in the minimum liquidated value of $6.00 per share of the Clarent common stock.

         The total number of shares of the Company's common stock beneficially owned by Messrs. Jacobs, Lindsay and Mathisen is 3,169,495 or 70.1% of the Company's outstanding common stock as of November 15, 2001. Minority Holders hold approximately 1,349,192 shares; the value of the Company's Clarent investment is approximately $2.76 per share held by Minority Holders.

         The Guarantee Agreement is attached to this proxy statement as Appendix E.

                                 PROPOSAL NO. 1

                           APPROVAL OF THE ASSET SALE
                              (Asset Sale Proposal)

GENERAL

         At the Special Meeting, the shareholders of IPI, Inc. (the "Company") will be asked to consider and vote upon a proposal to approve the sale of the assets of the Company relating to its franchising of printing centers under the Insty-Prints trade name. The assets to be sold include assets of both the Company and its wholly-owned subsidiary Insty-Prints, Inc. ("Insty") relating to the franchise business, including agreements with franchisees, intellectual property, warehouse equipment and fixtures, computer equipment and software, certain accounts and notes receivable, inventory, prepaid expenses and the assets of a trust established for national advertising on behalf of franchisees (the "Asset Sale") on the terms and conditions set forth the Asset Purchase Agreement, dated November 15, 2001 by and between the Company, Insty and Allegra Holdings LLC (the "Asset Purchase Agreement") (collectively, the "Asset Sale Proposal"). The terms of the Asset Purchase Agreement are presented below under the caption "Description of the Purchase Agreement." A copy of the Purchase Agreement is set forth on Appendix A to this Proxy Statement.

THE PARTIES TO THE ASSET PURCHASE AGREEMENT

         IPI, INC. IPI, Inc. is a publicly held corporation with shares of its Common Stock listed on the American Stock Exchange under the symbol "IDH." IPI, Inc. is the parent company of Insty-Prints, Inc. and Change of Mind Learning Systems, Inc. INSTY-PRINTS, INC. is a franchisor of approximately 200 fast turnaround business printing operations. Change of Mind Learning Systems, Inc. is a franchisor of learning centers and is in its early stage of development. In the fiscal year ended November 30, 2000, the Company had revenue of $ 9,294,000 and net income of $350,000. In the nine months ended August 31, 2001 the Company had revenue of $5,851,000 and net income of $9,618,000, which includes an after-tax gain on securities sales of approximately $10,050,000.

         The principal executive office of IPI, Inc. is located at 8091 Wallace Road, Eden Prairie, Minnesota 55344. The Company's telephone number is
(952)975-6200.

         ALLEGRA HOLDINGS LLC. Allegra Holdings LLC ("Allegra") is the parent company of Allegra Network LLC. Allegra's predecessor, American Speedy Printing Centers, Inc., was founded in 1976 and started franchising in 1977. Allegra operates through Allegra Network LLC which is a franchisor of more than 350 printing and graphic design centers in the United States, Canada, Japan and the Philippines. Allegra Network LLC franchisees operate their business under the names "Allegra Print and Imaging," "American Speedy Printing Centers," "Quik Print," "Instant Copy," "Speedy Printing Centers," or "Zippy Print."

         The principal executive office of Allegra Holdings LLC is located at 1800 West Maple Road, Troy, Michigan 48084. Allegra's telephone number is (248) 614-3700.

REASONS FOR THE ASSET SALE

         The Company has been striving to increase shareholder value during the past year. Despite the acquisition of the Change of Mind Learning Centers franchise (formerly known as Dreamcatcher Learning Centers), investment of the Company's excess cash, reduction in costs and implementation of a stock repurchase program, the market value of the Company's Common Stock has continued to decline and remains at a level below the Company's combined cash and investments. The Company's business has generated decreased operating revenues over fiscal year 2001. The Company is unable to rely on substantial revenue streams from franchising activity. The Company believes, in terms of revenues and net income, it is below the level necessary for attracting investor and brokerage community enthusiasm. Accordingly, as an effort to increase shareholder value, the Company wishes to sell substantially all of the operating assets associated with its rapid printing business. The Company intends to distribute the proceeds, along with its current cash and investment holdings, to shareholders after dissolution of the Company.

         In arriving at its determination that the Asset Sale is in the best interest of the Company and its shareholders, the Board of Directors carefully considered the following factors:

o        The terms and conditions of the Asset Purchase Agreement;

o The lack of other offers superior to Allegra's offer, in light of all the terms and conditions presented by Allegra;

o The fact that the Asset Purchase Agreement requires that the Asset Sale be approved by a majority of the Company's shareholders;

o The risk that the Company could be exposed to future indemnification payments for a breach of the representations and warranties contained in the Asset Purchase Agreement;

o The difficulty justifying the expenses associated with operating the Company's operating business as a public company, particularly given the relatively small size of the business of franchising printing centers and the significant costs imposed by public company reporting requirements; and

o        The competitive nature of the rapid printing business.

o The fact that the Asset Sale, in conjunction with the dissolution and distribution of assets, could generate a higher return on investment for shareholders than the franchise of rapid printing business, if the Company continued as a going concern.

BACKGROUND FOR THE ASSET SALE

         During the last year, the Board of Directors of the Company has explored several alternatives for maximizing shareholder value. In connection with its business development activities, the Company has had discussions with industry participants who indicated they were interested in exploring the possibility of acquiring all or part of the assets of the Company's business of franchising printing centers. While potential strategic acquirers expressed interest in the Company's business, because of its relatively small size and the slowing economy, only one of those discussions resulted in the issuance of a term sheet, letter of interest or letter of intent for the acquisition of all or part of these assets. The Company continued to seek additional offers from companies within the franchising and franchising printing centers industry. The Company was first contacted by management representatives of Allegra in September 2001.

         Based on discussions and preliminary due diligence investigations of the Company and its business, the Company received a letter of intent dated October 26, 2001 from Allegra. Allegra continued to pursue its due diligence investigation of the Company and the Company's wholly-owned subsidiary, Insty-Prints, Inc. Based on a review of the terms and conditions provided for in a letter of intent dated October 26, 2001, the Board of Directors authorized management to negotiate an asset purchase agreement with Allegra. Negotiations between the parties resulted in an asset purchase agreement which was then presented to the Board of Directors for approval. On November 15,

2001, the Board of Directors reviewed and approved the asset purchase agreement and the Asset Sale. Also on that date, the Board authorized execution of the Asset Purchase Agreement. The Insty-Prints Board of Directors also approved the Asset Purchase Agreement. The Asset Purchase Agreement was executed by the Company, Insty-Prints and Allegra on November 15, 2001.

THE ASSET SALE

         Under terms of the Asset Purchase Agreement, the Company and Insty Prints will sell to Allegra substantially all of the assets used by the Company or Insty-Prints in the conduct of its business of franchising printing centers. In the discussion of the Asset Purchase Agreement below, the Company and Insty-Prints, Inc. are sometimes referred to collectively as "Sellers."

         The assets to be acquired by Allegra include agreements with franchisees and certain other parties, intellectual property, warehouse equipment, certain computer software and hardware, certain accounts and notes receivable, inventory, prepaid expenses and the assets of a trust established for national advertising on behalf of franchisees. Assets excluded from the transaction include cash investments, assets relating to the Company owned Insty-Prints stores, furnishings, building improvements, phone systems, furniture, general office equipment, certain accounts receivable, corporate records, employee plan assets and employment agreements, the Company's obligations as a guarantor of certain franchise debt and the Company's rights and obligations under its building lease. The Company will retain responsibility for liabilities not specifically assumed.

         The Company has also agreed, subject to approval of its landlord, to non-exclusively license a portion of its office space at 8091 Wallace Road, Eden Prairie, Minnesota to Allegra for a term of up to one year. In exchange for the license, Allegra will pay the Company $14,000 per month. The license may be terminated after the first sixty days upon 60 days written notice by either party. Additionally, the Company has agreed to provide certain employees to Allegra for a period of 60 days after the closing. Allegra will reimburse the Company for expenses associated with each employee made available to Allegra. At the end of the 60 day period, Allegra may hire any employee, in its sole discretion. The Company may terminate any employee for good cause during such 60-day period. Moreover, the Sellers have agreed not to compete with Allegra in the business of franchising printing centers for a period of two years.

         Allegra will pay Sellers total cash consideration on closing of $4,125,000, subject to the following adjustments: (i) a decrease equal to the trade credits and accrued liabilities assumed by Allegra; (ii) an increase equal to the cost of inventory selected by Allegra prior to closing; (iii) an increase for prepaid expenses; (iv) an increase for the value of receivables paid for or collected on the Company's behalf by Allegra. Sellers will assign to Allegra rights to the majority of its accounts and notes receivable and receive a cash payment at closing. Sellers also will be reimbursed 10% to 100% of the amount collected during the first year following closing, such amounts to be payable monthly. With respect to accounts receivable to be retained by the Sellers, the Sellers may pursue collection of such accounts and notes receivable in the ordinary course. Furthermore, if the Asset Sale closes after December 31, 2001, the purchase price will be adjusted for revenues received and expenses incurred from January 1, 2001 to the closing date.

         In the Asset Purchase Agreement, the Sellers make representations and warranties customary for a transaction of this type. The Company agrees to indemnify Allegra for any breach of such representations and warranties and for any liabilities not assumed by Allegra. The closing of the transactions contemplated by the Asset Purchase Agreement is subject to conditions customary for a transaction of this type and subject to approval of the Company's shareholders pursuant to the Minnesota Business Corporation Act.

VOTING INFORMATION

         Approval of the Asset Proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the Company as of November 15, 2001, present and entitled to vote at the Special Meeting. Unless a shareholder specifies to the contrary, each proxy that is returned to the Company will be voted FOR approval of the Sale Proposal.

                          ----------------------------

             THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE
                  FOR THE APPROVAL OF THE ASSET SALE PROPOSAL.

                          ----------------------------

                   DESCRIPTION OF THE ASSET PURCHASE AGREEMENT

         The following is a brief summary of certain key provisions of the Asset Purchase Agreement. This description is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached to this Proxy Statement as Appendix A. Shareholders are urged to read the Asset Purchase Agreement in its entirety.

PURCHASE AND SALE OF ASSETS

         The Company and the Company's wholly-owned subsidiary, Insty-Prints, Inc. ("Insty") (collectively called the "Sellers") agree to sell and Allegra agrees to purchase assets used in the conduct of the Insty-Prints franchise business, including agreements with franchisees and certain other parties, intellectual property, warehouse equipment, certain computer software and hardware, certain accounts and notes receivable, inventory, prepaid expenses and the assets of a trust established for national advertising on behalf of franchisees.

         The total purchase price for the Assets shall be: $4,125,000 in cash at closing, less an amount representing liabilities assumed by Allegra, plus an amount representing the cost of inventory and an amount for prepaid expenses and certain accounts and notes receivable. While all of the purchase price is payable in cash, certain amounts of the purchase price will be paid over the first year following the closing of the Asset Sale representing future payments with respect to accounts and notes receivable, as described below. Furthermore, if the Asset Sale closes after December 31, 2001, the purchase price will be adjusted for revenues received and expenses incurred from January 1, 2001 to the closing date.

         In addition, the parties have categorized the Sellers' accounts and notes receivable into six categories. All categories of the accounts and notes receivable will be assigned to Allegra, except those accounts and notes receivable designated as "Turnback Accounts" in the Asset Purchase Agreement. On the accounts and notes receivable assigned, the Sellers will be paid a certain accounts receivable at the closing. Further, Sellers will be reimbursed for certain amounts collected by Allegra during the first year following the closing. Reimbursement ranges from 10% of the amounts collected to 100%, depending on the category of the account receivable. With respect to the category of accounts receivable to be retained by the Sellers, the Sellers may pursue collection of such accounts and notes receivable in the ordinary course. Moreover, Allegra will pay the Company $14,000 per month under the sublease described above, plus utilities. The Company and Insty will also enter into a restrictive covenant agreement that will prohibit either from competing with Allegra in the franchising of printing centers.

         While many of these amounts will be determined at closing or within one year of closing, the Company estimates the total purchase price to be approximately $5.6 million, including assumed liabilities and adjustments.

PAYMENT OF PURCHASE PRICE

         The total consideration to be received by Sellers in exchange for the Asset Sale will be:

o        $4,125,000 in cash at closing of the transaction

o        minus trade credits and accrued liabilities

o plus an amount to be paid in cash and determined at closing representing the cost to the Company of certain inventory sales within 90 days of the closing

o        plus an amount for prepaid expenses

o plus an amount to be paid at closing for certain accounts and notes receivable

o plus an amount to be paid during the first year after closing representing amounts collected by Allegra during the first year; Sellers will receive between 10% to 100% of such accounts or notes receivable collected.

o plus $14,000 per month under the office space license for the Company's headquarters at 8091 Wallace Road, Eden Prairie, Minnesota.

ASSUMPTION OF LIABILITIES

         On the closing date, Allegra will assume selected liabilities of the Company. Allegra shall have no liability for obligations of the Company to its equity holders, to its attorneys or accountants, for obligations for goods and services provided prior to the closing date, for any federal, state or local income, sales, use and franchise taxes associated with the sale of the assets of the Company's operations, or any other liability, whether known or unknown, and whether actual or contingent, including all accrued expenses, payroll or property taxes, trade payables, leases on real or personal property, or any other liability not identified on an exhibit to the Asset Purchase Agreement. All liabilities and obligations not assumed by Allegra shall be the sole responsibility of, and shall be satisfied by, the Company, and the Company shall indemnify Allegra in the event Allegra incurs any costs for any item not specifically assumed by Allegra.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND INSTY

         The Company and Insty make customary representations and warranties to Allegra regarding:

o        organization, standing and power; and authority;

o        financial statements;

o condition of acquired tangible assets; taxes; title to the purchased assets;

o        various matters relating to contracts and the franchising business;

o        lack of infringement of or by the Sellers' intellectual property;

o        compliance with laws, licenses and permits,

o employee benefits and labor matters, environmental, guarantees, the Insty National Advertising Trust Fund, franchise matters;

o absence of litigation; required consents; and broker's, finder's and investment banking fees.

These representations and warranties may be subject to certain exceptions that are set forth in exhibits to the Asset Purchase Agreement.

REPRESENTATIONS AND WARRANTIES OF ALLEGRA

         Allegra makes customary representations and warranties to the Company regarding: organization and standing; authority and authorization; and broker's, finder's and investment banking fees. These representations and warranties may be subject to certain exceptions that are set forth in exhibits to the Asset Purchase Agreement.

CONDUCT AND TRANSACTIONS PRIOR TO CLOSING

         Prior to closing, Allegra has the right to continue its due diligence investigation of the Company and the Company shall endeavor to provide Allegra with all documents it has not yet provided. From the signing of the agreement until the closing date, the Sellers must cooperate with Allegra and obtain its approval, which will not be unreasonably withheld, with respect to all decisions relating to the franchisees, communications with franchisees and filings with governmental agencies. Additionally, Sellers have committed to assisting Allegra in converting some of Sellers' electronic files useful in the business and have agreed to use their good faith best efforts to complete this process by November 21, 2001. Further, each party has submitted the Asset Purchase Agreement to its board of directors and each of the parties' boards of directors has approved the Asset Purchase Agreement. The Company must also submit the Asset Purchase Agreement to its shareholders for approval as soon as practicable to proceed with the closing of the transactions.

CONDITIONS PRECEDENT TO ALLEGRA'S OBLIGATION TO PURCHASE THE ASSETS AND ASSUME THE LIABILITIES

         The obligation of Allegra to purchase the assets and assume the liabilities is subject to the satisfaction, at or before the closing, of the following conditions:

o The Board of Directors and shareholders of the Company shall have approved the transactions described in the Asset Purchase Agreement;

o The representations and warranties of the Sellers shall be true and correct as of the closing date as though made at that time, and Allegra shall have received a certificate signed by the Chairman of the Board or the President of the Company and Insty-Prints to that effect;

o The Sellers shall have substantially performed all the conditions of the Asset Purchase Agreement, except for conditions that have been waived in writing by Allegra;

o The Sellers shall have delivered the documents sufficient to transfer the assets being purchased and fulfill the transactions contemplated by the Asset Purchase Agreement, including all pre-closing deliveries of the schedules and documents called for in the Asset Purchase Agreement;

CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATION TO SELL THE ASSETS

         The obligation of the Company to sell the assets is subject to the satisfaction, at the time of closing, of the following conditions:

o The representations and warranties of Allegra shall be true on the closing date as though made at that time, unless the requirement has been waived writing by the Company;

o Allegra shall have complied with all conditions of the Asset Purchase Agreement, unless the requirement has been waived writing by the Company;

o The Board of Directors of Allegra shall have approved the transactions described in the Asset Purchase Agreement.

THE CLOSING

         The transfer of the assets and liabilities to Allegra by the Company and Insty is expected to take place at 11:00 a.m. local time, on December 28, 2001 at the offices of Lindquist & Vennum, P.L.L.P., Minneapolis, Minnesota, counsel to the Company, or at such time and place as the parties shall agree upon, but in no event later than January 31, 2002. At the closing, all parties will deliver a bill of sale and other agreements transferring the assets to be sold, a license for the use of a portion of the Company's leased property, the agreement pursuant to which the Sellers agree not to compete with Allegra in the future. Sellers will also deliver any schedules which require updating as of the closing. On the closing date, Allegra shall deliver a wire transfer for the purchase price. Allegra shall also deliver an agreement to assume the obligations identified in the Asset Purchase Agreement.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Except for representations relating to title to the assets to be acquired by Allegra which shall survive in perpetuity, all representations and warranties made by the Company shall survive the closing but shall expire one year after the closing date.

INDEMNIFICATION

         Each party covenants and agrees to indemnify the other against any and all losses, damages, costs and expenses, including reasonable attorneys' fees, which the other incurs by reason of a breach of a representation, warranty covenant or agreement of the Asset Purchase Agreement. Additionally, Sellers agree to indemnify Allegra with respect to any claim relating to the business or acquired assets or employees of Sellers arising on or before the closing date. This indemnity does not require payment as a condition precedent to recovery. Additionally, Allegra agrees to indemnify Sellers with respect to any claim relating solely to the business or acquired assets after the closing date and any of the assumed liabilities.

         In the event of any third party claim against the Sellers, Sellers may pursue that claim with counsel reasonably satisfactory to Allegra and cannot settle any claim without Allegra's permission, which will not be unreasonably withheld. Allegra shall be entitled to participate in the defense of the claim at its own expense. Likewise, in the event of any third party claim against Allegra, Sellers would have the option to participate in the defense of such claim on the same basis.

         To the extent Allegra is entitled to any payment for indemnification, it may offset other amounts due to the Company by the amount of the indemnification payment.

ARBITRATION

         The parties have agreed to submit any disputes or claims arising under the Asset Purchase Agreement to an arbitration proceeding. The arbitration would be conducted by one arbitrator according to the rules of the American Arbitration Association, with the arbitration held in Chicago, Illinois. The decision of the arbitrator would be the final decision as between the parties.

TERMINATION

         Under the Asset Purchase Agreement, the Asset Sale may be terminated by either party if:

o the representations and warranties made by the other party are not true as of the closing date

o        the other party has failed to perform or comply with any covenant.

Further, Allegra may terminate the Asset Sale if:

o the Sellers fail to deliver any required executed consent (including a consent from the Company's landlord for the non-exclusive license of space to Allegra);

o there is a material adverse change in the Sellers' business, the assets to be acquired, or the financial or other condition of the Seller; or

o Allegra notifies Sellers, on or before 5:00 p.m. Minneapolis, MN time on November 27, 2001, that based on due diligence review of documents provided after signing that there has been an uncured breach of the representations, warranties or pre-closing covenants or Allegra learns of any event or condition which could reasonably be expected to have a material adverse effect on the acquired assets or business.

         Either party may waive in writing any event that gives the other party the right to terminate. Additionally, a closing of the transaction must occur by January 31, 2002 or the Asset Sale will be terminated.

REQUIRED APPROVALS

         The approval of a majority of all of the Company's outstanding Common Stock is required to approve the Asset Sale under the Minnesota Business Corporation Act (the "MBCA"). The Company must obtain the approval of its landlord to grant a non-exclusive license a portion of its leased premises to Allegra. With the exception of the approval required by the MBCA and the approval of the landlord, neither party must comply with any federal or other state regulatory requirements or obtain any other material approval in connection with the proposed transaction.

PROCEEDS OF THE ASSET SALE; THE COMPANY'S BUSINESS FOLLOWING THE ASSET SALE

         PROCEEDS OF THE ASSET SALE. The Company estimates that after deducting expenses, it will have approximately $5.6 million of net cash proceeds from the Asset Sale, including amounts to be paid to the Company for accounts and notes receivable collected by Allegra. In addition, the Company will no longer be obligated to pay approximately $180,000 accounts payable, which are being assumed by Allegra. The proceeds of the Asset Sale will be used to pay any applicable Asset Sale transaction costs, including taxes, severance benefits and expenses associated with the Company's ongoing public company reporting requirements. Any proceeds not so used shall be retained or invested in investment-grade securities by the Company pending the distribution of all of such sums to shareholders after dissolution.

         COMPANY'S BUSINESS FOLLOWING THE ASSET SALE. After the Asset Sale, the operating assets of the Company will consist of the assets relating to the Company's Change of Mind Learning franchise and certain assets of the Company excluded from the Asset Sale.

After the Asset Sale, the Company will have assets consisting of $14.1 million of cash and short-term marketable securities, assets relating to its Change of Mind franchising operation worth approximately $250,000, and 2,081,800 shares of Clarent Corporation common stock.

         If Proposal No. 2 is approved by shareholders at this Special Meeting, the Company will liquidate its remaining assets pursuant to the Plan of Liquidation and Dissolution. The Company will pay or make provision for its debts. The Company will then distribute to shareholders, in one or more distributions, all of the assets of the Company (except for reserves established to pay debts). In the event the Clarent Corporation common stock held by the Company is liquidated or the Company recieves proceeds in litigation which are less than the Company's cost per share (approximately $6.00 per share) certain of the Company's majority shareholders, Messrs. Irwin L. Jacobs, Daniel T. Lindsay and Dennis M. Mathisen, have guaranteed the other shareholders of the Company a value in liquidation relating to the Clarent Corporation investment of the cost paid for the Clarent Corporation common stock. The 2,081,800 shares of Clarent Corporation common stock have an acquisition cost to the Company of $12,490,800, or approximately $2.76 per share of the Company's common stock outstanding on November 15, 2001, excluding shares beneficially owned by Messrs. Jacobs, Lindsay and Mathisen.

SECURITIES EXCHANGE REPORTING AND AMERICAN STOCK EXCHANGE LISTING.

         Following the Asset Sale, the Company does not intend to maintain its status as a reporting company under the Securities Exchange Act of 1934. The Company will seek to remove its Common Stock from trading on the American Stock Exchange.

ACCOUNTING TREATMENT.

         Under generally accepted accounting principles, upon consummation of the Asset Sale, the Company will remove the net assets sold from its consolidated balance sheet and record the gain or loss on the sale, net of transaction costs, severance and other related costs, including applicable state and federal income taxes, in its consolidated statement of income.

FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the anticipated federal income tax consequences to the Company of the Asset Sale is not intended as tax advice and is not intended to be a complete description of the federal income tax consequences of the Asset Sale. This summary is based upon the Internal Revenue Code of 1986 (the "Code"), as presently in effect, the rules and regulations promulgated thereunder, current administrative interpretations and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities, possibly with retroactive effect. No rulings have been requested or received from the Internal Revenue Service ("IRS") as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

         The proceeds from the Asset Sale will be a taxable sale by the Company upon which gain or loss will be recognized by the Company. The amount of gain or loss recognized by the Company with respect to the sale of a particular asset will be measured by the difference between the amount realized by the Company on the sale of that asset and the Company's tax basis in that asset. The amount realized by the Company on the Asset Sale will include the amount of cash received and the fair market value of any other property received. For purposes of determining the amount realized by the Company with respect to specific assets, the total amount realized by the Company will generally be allocated among the assets according to the rules prescribed under Section 1060(a) of the Code. The Company's basis in its assets is generally equal to their cost, as adjusted for certain items, such as depreciation. The determination of whether gain or loss is recognized by the Company will be made with respect to each of the assets to be sold. Accordingly, the Company may recognize gain on the sale of certain assets and loss on the sale of certain others, depending on the amount of consideration allocated to an asset as compared with the basis of that asset.

         The proposed sale of substantially all of the operating assets of the Company by itself will not produce any separate and independent federal income tax consequences to the Company's shareholders, other than those who exercise dissenters' rights under the MBCA. Cash payments made to a holder of Company Common Stock who exercises dissenters' rights will be treated as distributions in redemption of the shareholder's Company Common Stock. A holder of Company Common Stock receiving cash in connection with the exercise of dissenters' rights will recognize either: (i) gain or loss equal to the difference between the cash received and the holder's basis the Company Common Stock; or (ii) dividend income, depending upon whether the deemed redemption qualifies for sale or exchange treatment under the tests set forth Section 302 of the Code. Gain or loss will be capital gain or loss provided the Company Common Stock was a capital asset the hands of the Company shareholder at the time of the asset sale.

         Pursuant to the rules promulgated under Section 302 of the Code, the determination of whether the exchange of Common Stock for cash pursuant to the exercise of dissenters' rights has the effect of a distribution of a dividend will be made on a shareholder-by-shareholder basis, by comparing the proportionate, percentage interest of a shareholder before and after the asset sale. In making this comparison, there must be taken into account (i) any other shares of Company Common Stock actually owned by the shareholder, and (ii) any shares considered to be owned by the shareholder by reason of the constructive ownership rules set forth Section 318 of the Code. These constructive ownership rules apply certain specified circumstances to attribute ownership of shares of a corporation from the shareholder actually owning the shares, whether an individual, trust, partnership or corporation, to certain members of the individual's family or to certain other individuals, trusts, partnerships or corporations. Under these rules, a shareholder is also considered to own any shares with respect to which the shareholder holds stock options.

         Under applicable Internal Revenue Service guidelines, a redemption involving a holder of a minority interest in the Company whose relative stock interest in the Company is minimal, who exercises no control over the affairs of the Company, and who experiences a reduction in the shareholder's proportionate interest in the Company, both directly and by application of the foregoing constructive ownership rules, generally should be deemed to result in sale or exchange treatment, and accordingly, in most circumstances, capital gain or loss treatment, under the rules set forth Section 302(b)(1)of the Code.

         Each holder of the Company's Common Stock is urged to consult his or her own tax advisor as to the federal income tax consequences of the Asset Sale, and as to any state, local, foreign or other tax consequences based on his or her own particular facts and circumstances.

DISSENTER'S RIGHTS

         Under Minnesota law, the holders of shares of common stock of the Company have the right to dissent from the Asset Sale and the Plan of Liquidation and Dissolution and receive payment of the fair value of their shares upon compliance with the Minnesota Business Corporation Act (the "MBCA"). These rights are explained more fully in the section of the attached Proxy Statement entitled "Rights of Dissenting Shareholders." Further, the dissenters' rights provisions of the MBCA are attached to the Proxy Statement as Appendix D.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

         The Board of Directors has determined that the Asset Sale is in the best interests of the Company and the Company's shareholders. The Board of Directors has unanimously approved the Asset Purchase Agreement and unanimously recommends that shareholders vote in favor of the Asset Sale Proposal.

VOTE REQUIRED

         Under Section 302A.661 of the MBCA, the sale by the Company of "all or substantially all" of its assets requires approval by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Company Common Stock as of November 15, 2001. The Company has determined that the Asset Sale may constitute a sale of "all or substantially all" of the Company's assets based on current interpretations of that term. Thus, the Asset Purchase Agreement provides that, as a condition to the Company's obligation to consummate the transactions contemplated by the Asset Purchase Agreement, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Company Common Stock on November 15, 2001 must be obtained.

                                 PROPOSAL NO. 2

                 APPROVAL OF PLAN OF LIQUIDATION AND DISSOLUTION
                             (Liquidation Proposal)

DESCRIPTION OF THE COMPANY AND REASONS FOR THE LIQUIDATION PROPOSAL

         DESCRIPTION OF THE COMPANY. IPI, Inc. is a publicly held corporation with shares of its Common Stock listed on the American Stock Exchange under the symbol "IDH." IPI, Inc. is the parent company of Insty-Prints, Inc. and Change of Mind Learning Systems, Inc. Insty-Prints is a franchisor of approximately 200 fast turnaround business printing operations. Change of Mind Learning Systems, Inc. is a franchisor of learning centers and is in its early stage of development. In the fiscal year ended November 30, 2000, the Company had revenue of $9,294,000 and net income of $350,000 and in the nine months ended August 31, 2001, the Company had revenue of $5,851,000 and net income of $9,618,000, including post tax gain on securities sales of approximately $10,050,000.

         The last reported sale price on November 15, 2001 for the Company's Common Stock was $4.00 per share. The principal executive office of IPI, Inc. is located at 8091 Wallace Road, Eden Prairie, Minnesota 55344. The Company's telephone number is (952)975-6200.

         REASONS FOR LIQUIDATION PROPOSAL. After the Asset Sale, the operating assets of the Company will consist of the assets relating to the Company's Change of Mind Learning Centers franchise. The Company believes these assets would be insufficient to operate the Company's business as a going concern. Furthermore, the Company believes its shareholders would achieve a greater return on their investment if the Company distributed its assets rather than the Company acquiring or operating another business.

         In light of these developments, the Board of Directors of the Company believes that it is in the best interests of the Company and its shareholders to liquidate the Company and distribute its remaining assets in accordance with the terms of the Plan.

SUMMARY OF PLAN; PROCESS FOR LIQUIDATION AND DISSOLUTION

         The proposed Plan of Liquidation and Dissolution of the Company will authorize (a) the sale of all of the assets of the Company and the distribution to shareholders of assets remaining after payment of the Company's debts and obligations, (b) the deregistration of the Company's common stock under the Securities Exchange Act of 1934 and (c) the dissolution of the Company pursuant to the Minnesota Business Corporations Act. If the Liquidation Proposal is approved by the shareholders:

o The Company will file a Notice of Intent to Dissolve with the Minnesota Secretary of State evidencing its intent to dissolve after the liquidation is complete.

o The Company will liquidate its property and assets in an orderly manner and will distribute to the Company's shareholders the net proceeds from such assets, after paying or making provision for payment of the debts, obligations and liabilities of the Company. The Company expects that the orderly liquidation of its assets will take place over a period of time.

o The Company may establish reserves for future or contingent liabilities. The Company intends to set aside its 2,081,800 shares of Clarent Corporation common stock pending the determination to pursue litigation or sell this asset in the market. However, in the event the Clarent Corporation common stock held by the Company is liquidated or the Company recieves proceeds in litigation which are less than the Company's cost per share (approximately $6.00 per share) certain of the Company's majority shareholders, Messrs. Irwin L. Jacobs, Daniel T. Lindsay and Dennis M. Mathisen, have guaranteed the other shareholders of the Company a value in liquidation relating to the Clarent Corporation investment of the cost paid for the Clarent Corporation common stock. The 2,081,800 shares of Clarent Corporation common stock have an acquisition cost to the Company of $12,490,800, or approximately $2.76 per share of the Company's common stock outstanding on November 15, 2001, excluding shares beneficially owned by Messrs. Jacobs, Lindsay and Mathisen.

o All expenses of the liquidation and dissolution will be paid by the Company.

o The Company will close its stock transfer books as of the date of the Plan is approved, and no further transfers of the Common Stock will be permitted. Each shareholder of the Company will receive a proportionate beneficial interest in each distribution of Company property. This beneficial interest may not be transferred except by will, intestate succession or operation of law. Each shareholder will receive one or more cash distributions.

o The Company will make one or more liquidating distributions to the shareholders, representing the net proceeds of the liquidation. The amount of the liquidating distributions will depend on the amount received upon sale of the Company's assets, the amount of the Company's liabilities (including taxes resulting from the Asset Sale and liquidation of its other assets) and the amount of liquidation expenses. The proceeds of such a liquidation will be paid first toward all known or reasonably ascertainable liabilities of the Company incurred or expected to be incurred prior to dissolution, then paid to the shareholders in proportion to their beneficial interests in the Company in one or more liquidating distributions.

o At this time, it is not possible to determine exactly what amount will be available for distribution to shareholders or when distributions will be made. The Company expects the sale of its Insty-Prints franchising business will result in gross cash consideration of approximately $4.1 million as of the date of closing. The Company expects total proceeds of $5.6 million over the course of the following 12 months from the Asset Sale.

o Assuming receipt of total consideration of $4.1 million in the Asset Sale at closing and excluding the shares of Clarent Corporation common stock owned by the Company, the Company will have $14.1 million in cash and short-term marketable securities on hand or $3.12 per share of the Company's Common Stock outstanding as of November 15, 2001. In addition, the Company would attempt to liquidate its other remaining assets with an estimated value of $250,000. These calculations do not assume liquidation of any the Company's 2,081,800 of the Clarent Corporation common stock which has an acquisition value of $12,490,800 or approximately $2.76 per share of the Company's common stock, excluding shares beneficially owned by Messrs. Jacobs, Lindsay and Mathisen.

o There is no assurance that the Company's assets can be sold at the prices at which they are carried on the Company's balance sheet, and in view of the specialized nature of the Company's Change of Mind Learning Center franchise business, there is no assurance as to when the assets will be sold. In addition, the Company will incur transaction costs, administrative costs and income tax obligations in connection with the sale of its assets and the liquidation and dissolution of the Company. These obligations are not included in the calculation of per share liquidation value.

o    The Company will seek to deregister as a 1934 Act reporting company.
     The Company will also seek to remove its common stock from trading on the American Stock Exchange.

o Once all of liabilities of the Company have been satisfied, and all of the remaining assets of the Company have been distributed to shareholders, the Company will dissolve and will cease to legally exist.

                          ----------------------------

             THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE
                  FOR THE APPROVAL OF THE LIQUIDATION PROPOSAL.

                          ----------------------------

               DESCRIPTION OF PLAN OF LIQUIDATION AND DISSOLUTION

         The following summary does not purport to be a complete description of the Plan, which is attached hereto as Appendix B. Shareholders are urged to read the Plan in its entirety.

         EFFECTIVE DATE OF PLAN. The Plan will become effective only upon the approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company (the date of such approval is referred to as the "Effective Date").

         CESSATION OF BUSINESS. After the Effective Date of the Plan, the Company will cease its business and will not engage in any business activities except for the purposes of collecting and distributing its assets, paying, satisfying, and discharging any existing debts and obligations, and doing all other acts required to liquidate and wind up its business and affairs.

         NOTICE OF INTENT TO DISSOLVE; ARTICLES OF DISSOLUTION. The Company will be dissolved in accordance with the Minnesota Business Corporation Act ("MBCA") and the Company's Articles of Incorporation. As soon as practicable after the Effective Date of the Plan, the Company will prepare and file a Notice of Intent to Dissolve with the Minnesota Secretary of State. Upon final distribution to the shareholders of the Company's assets, the Company will prepare and file Articles of Dissolution and upon such filing the legal existence of the Company will cease.

         LIQUIDATION OF ASSETS. As soon as practicable after the Effective Date of the Plan, and soon as is reasonably practicable depending on market conditions and consistent with the terms of the Plan, all portfolio securities of the Company not already converted to cash or cash equivalents will be converted to cash or cash equivalents. The Company will be responsible for the liquidation of its assets.

         PAYMENT OF DEBTS. As soon as practicable after the Effective Date of the Plan, the Company will determine and will pay, or set aside in cash or cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Company incurred or expected to be incurred prior to the date of the final liquidating distribution.

         CLARENT CORPORATION COMMON STOCK. As of November 15, 2001, the Company held 2,081,800 shares of Clarent Corporation common stock. Clarent Corporation is currently subject to several lawsuits by its shareholders for violations of state and federal securities laws relating in part to Clarent Corporation's announcement on September 4, 2001 that it had discovered material overstatements of its revenue for the first half of 2001. Trading in Clarent Corporation common stock has been suspended as of September 5, 2001 and as of the date of this Proxy Statement has not renewed. As a shareholder of Clarent Corporation, the Company is considering whether it wishes to participate as a plaintiff in these suits and evaluating the basis upon which to institute claims.

         To maintain an action against Clarent Corporation, the Company must continue to be a shareholder during the pendency of the action. In light of these alternatives, the Company's current intent is to hold and not liquidate for distribution to shareholders its 2,081,800 shares of Clarent Corporation common stock. However, whether the Company's Board of Directors determines it is in the best interests of the Company's shareholders to pursue litigation or sell the Clarent Corporation common stock, any money realized by court judgment, settlement, sale or otherwise would eventually be distributed to the Company's shareholders after payment of expenses, costs and taxes.

         In the event the Clarent Corporation common stock held by the Company is liquidated or the Company recieves proceeds in litigation which are less than the Company's cost per share (approximately $6.00 per share) certain of the Company's majority shareholders, Messrs. Irwin L. Jacobs, Daniel T. Lindsay and Dennis M. Mathisen, have guaranteed the other shareholders of the Company a value in liquidation relating to the Clarent Corporation investment of the cost paid by the Company for the Clarent Corporation common stock. The 2,081,800 shares of Clarent Corporation common stock have an acquisition cost to the Company of $12,490,800, or approximately $2.76 per share of the Company's common stock outstanding on November 15, 2001, excluding shares beneficially owned by Messrs. Jacobs, Lindsay and Mathisen.

         RESTRICTION ON TRANSFER. The proportionate interests of shareholders in the assets of the

Company will be fixed on the basis of their respective shareholdings at the close of business on the Effective Date. On the Effective Date, the stock transfer books of the Company will be closed, and no further transfers of the Common Stock will be permitted. Thereafter, unless the stock transfer books of the Company are reopened because the Plan cannot be carried into effect under the Minnesota Business Corporation Act (the "MBCA") or otherwise, the shareholders' respective interests in the Company's liquidating distributions will not be transferable except by will, intestate succession or operation of law.

         SHAREHOLDERS; BENEFICIAL INTERESTS. The Company will close its stock transfer books, and each shareholder of the Company as of the Effective Date will have a proportionate "Beneficial Interest" in each distribution of Company property. The term "Beneficial Interest" will mean, for each shareholder, the percentage determined by dividing the number of shares of Common Stock held by the shareholder on the Effective Date by the total number of shares of Common Stock of the Company outstanding on such date. Each distribution of Company assets to the shareholders will be made to the shareholders, or their authorized legal representatives or successors in interest, pro rata, according to their relative Beneficial Interests. These Beneficial Interests cannot be sold or otherwise transferred except by will, intestate succession or operation of law.

         LIQUIDATING DISTRIBUTIONS. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company's assets are expected to be distributed in one or more cash payments in complete cancellation of all the outstanding shares of Common Stock of the Company. The Company will from time to time pay over to the shareholders any cash which is received as the result of any disposition of the Company's property; provided, however, that no distribution will be made to shareholders without first satisfying or adequately providing for (x) all known or contingent claims of creditors of the Company,
(y) a reserve for the reasonable expenses incurred or to be incurred by the Company or the Agent, and (z) a reasonable reserve for amounts required to be distributed to unlocated shareholders. The final distribution of assets to the shareholders will be made as soon as practicable after all of the Company's property has been sold or otherwise disposed of. Each shareholder will be required to return such shareholder's stock certificate(s) to the Company as a condition to receiving such liquidating distributions. Shareholders who are unable to locate their stock certificates will be entitled to receive liquidating distributions by following the "lost certificate" procedures provided by the Company. The Company will provide instructions regarding the surrender of stock certificates after the Liquidation Proposal is approved.

         EXPENSES OF THE LIQUIDATION AND DISSOLUTION. The Company will bear all of the expenses incurred by it in carrying out the Plan, including, but not limited to, legal, accounting and administrative expenses, transaction costs and tax obligations.

         DISTRIBUTION AMOUNTS. The Company expects the sale of its Insty-Prints franchising business results in gross cash consideration of approximately $4.1 million as of the date of closing. The Company expects total proceeds of $5.6 million over the course of the 12 months following the Asset Sale. Assuming receipt of consideration of $4.1 million in the Asset Sale at the closing and excluding the shares of Clarent Corporation common stock owned by the Company, the Company will have $14.1 million in cash and short-term marketable securities on hand or $3.12 per share of the Company's Common Stock outstanding as of November 15, 2001. In addition, the Company would attempt to liquidate its other remaining assets with an estimated value of $250,000, and its investment in Clarent Corporation common stock with a cost basis of $12,490,000. The amounts to be distributed to shareholders of the Company upon liquidation will be reduced by taxes payable by the Company as well as any remaining expenses incurred by the Company, including the expenses of the Company in connection with the liquidation and transaction costs. Additionally, the amounts to be distributed to shareholders would be reduced if any claims or liabilities that are not known to the Company subsequently arise. Based on the $5.6 million in consideration to be received by the Asset Sale, taxes associated with the Asset Sale are $840,000. Expenses associated with the Asset Sale and liquidation of the Company is estimated to be $3.12 million, before related tax benefits. If the Company were able to liquidate its assets (and received full value for the Clarent Corporation common stock) at the values set forth above, the Company estimates that, after deducting taxes and liquidation expenses, shareholders of the Company would receive approximately $5.65 per share of the Company's Common Stock.

         The distribution amounts set forth in the preceding paragraph are provided only as an illustration. There can be no assurance that shareholders will receive liquidation distributions in an amount equal to or greater than the illustration set forth above, and the Plan does not provide for a minimum distribution. The net asset value of the Company's assets may decline. The Company may incur or discover presently unknown claims, liabilities or expenses in addition to the liabilities and expenses set forth in the preceding paragraph. Additionally, the actual liquidation costs may vary from the estimates provided above. Any diminution of the net asset value of the Company's assets or any increase in liabilities or liquidation costs will reduce the amount of cash available for distribution to shareholders.

         AMENDMENT OR ABANDONMENT OF PLAN. Shareholders holding at least 50% of the beneficial interests of the Company may abandon the Plan prior to the filing of Articles of Dissolution if such shareholders determine that abandonment would be advisable and in the best interests of the Company and its shareholders.

         DISSENTER'S RIGHTS. Under Minnesota law, the holders of shares of common stock of the Company have the right to dissent from the Asset Sale and the Plan of Liquidation and Dissolution and receive payment of the fair value of their shares upon compliance with the Minnesota Business Corporation Act (the "MBCA"). These rights are explained more fully in the section of the attached Proxy Statement entitled "Rights of Dissenting Shareholders." Further, the dissenters' rights provisions of the MBCA are attached to the Proxy Statement as Appendix D.

         IMPACT OF THE PLAN ON THE COMPANY'S STATUS UNDER THE 1934 ACT. The Company will seek to deregister as a reporting company under the 1934 Act. Upon the effectiveness of the deregistration, the Company will no longer be subject to the provisions of the 1934 Act. If the Liquidation Proposal is approved, the Company will no longer be involved in any on-going business activities and the Company's only activity will be the liquidation and distributions contemplated by the Plan. The Company's deregistration under the 1934 Act will have no direct effect on the Company's Articles of Incorporation or Bylaws, nor will it affect the status of the Company under the MBCA; however, certain other transactions included in the Liquidation Proposal (including the dissolution of the Company under the MBCA) will have such effect.

         FEDERAL INCOME TAX CONSEQUENCES. The following is only a general summary of the federal income tax consequences of the liquidation and distribution of the Company's assets under the Internal Revenue Code of 1986, as amended (the "Code") and is limited in scope. This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. Additionally, while this summary addresses some of the United States federal income tax consequences of the liquidation and distribution, neither state nor local tax consequences of the liquidation and distribution are discussed. The liquidation and distribution of the Company's assets may impose unanticipated tax consequences on shareholders and affect shareholders differently, depending on their particular tax situations. Shareholders should consult their own tax advisers regarding the application of current United States federal income tax law to their particular situation and with respect to state, local and other tax consequences of the Plan.

         All amounts received by shareholders upon liquidation will be treated for federal income tax purposes as full payment in exchange for the shareholder's shares and will thus be treated as a taxable sale. Thus, a shareholder who is a United States resident or otherwise subject to United States income taxes will be taxed only to the extent the amount of the balance of the distribution exceeds his or her adjusted tax basis in such shares; if the amount received is less than his or her adjusted tax basis, the shareholder will realize a loss. The shareholder's gain or loss will generally be a capital gain or capital loss if such shares are held as capital assets. If shares that are held as a capital asset have been held for more than one year, then any gain or loss will generally constitute a long-term capital gain or long-term capital loss, as the case may be, taxable to individual shareholders at a maximum rate of 20%. If the shareholder will have held the shares for not more than one year, any gain or loss will be a short-term capital gain or loss and will be taxed at ordinary income tax rates.

         Corporate shareholders should note that there is no preferential federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate shareholder pursuant to the liquidation of the Company, regardless of its character as capital gains or ordinary income, will be subject to tax at the same federal income tax rate.

         Under certain provisions of the Code, some shareholders may be subject to a 31% withholding tax ("backup withholding") on the liquidating distributions. Generally, shareholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Company, those who, to the Company's knowledge, have furnished an incorrect number, and those who underreport their tax liability. An individual's taxpayer identification number is his or her social security number. Certain shareholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

         The Board of Directors has determined that the Liquidation Proposal is in the best interests of the Company and the Company's shareholders. The Board of Directors has unanimously approved the Liquidation Proposal and unanimously recommends that shareholders vote in favor of the Liquidation Proposal.

VOTE REQUIRED

         Under Section 302A.721 of the MBCA, the voluntary dissolution of the Company by its shareholders requires approval by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Company Common Stock as of November 15, 2001.

                  SUMMARY OF RIGHTS OF DISSENTING SHAREHOLDERS

RIGHT TO EXERCISE DISSENTERS' RIGHTS

         Under Minnesota law, the holders of shares of common stock of the Company have the right to dissent from the Asset Sale and the Plan of Liquidation and Dissolution and receive payment of the fair value of their shares upon compliance with the Minnesota Business Corporation Act (the "MBCA"). These rights are explained more fully below. Further, the dissenters' rights provisions of the MBCA are attached to the Proxy Statement as Appendix D.

COMPANY'S NOTICE OF MEETING

         Under Section 302A.473, if a corporation calls a shareholders meeting at which a proposal to sell, lease, transfer or otherwise dispose of all or substantially all of the property and assets of the corporation is to be voted upon, the notice of the meeting must inform each shareholder of the right to dissent, and must include a copy of Sections 302A.471 and 302A.473 and a brief description of the procedures to be followed under these sections. This Notice of Special Meeting of Shareholders constitutes such notice to the Company's shareholders, and the following discussion describes the procedures to be followed by a dissenting shareholder. The applicable statutory provisions are attached hereto as Appendix D.

         The following discussion is not a complete statement of the law pertaining to a dissenting shareholder's rights under Minnesota law and is qualified in its entirety by the full text of Sections 302A.471 and 302A.473 of the MBCA attached hereto as Appendix D. Any holder of the Company's Common Stock who wishes to exercise the right to dissent and demand the fair value of his or her shares, or who wishes to preserve the right to do so, should carefully review the following discussion and Appendix D. Failure to timely and properly comply with the procedures will result in the loss of a shareholder's right to dissent under Minnesota law.

SHAREHOLDER'S NOTICE OF INTENT TO DEMAND FAIR VALUE OF SHARES; VOTE AGAINST PROPOSALS

         If a holder of the Company's Common Stock wishes to exercise the right to demand the fair value of his or her shares, the shareholder must file with the Company, before the vote is taken on the Asset Sale Proposal and the Liquidation Proposal, a written notice of intent to demand the fair value of his or her shares and, addition, he or she must not vote in favor of approval of either the Asset Sale Proposal or the Liquidation Proposal. A vote against the Asset Sale Proposal or the Liquidation Proposal will not in and of itself constitute a written notice of intent to demand the fair value of a shareholder's shares of the Company's Common Stock satisfying the requirements of the MBCA.

         A shareholder may not assert dissenters' rights as to less than all of the shares of the Company's Common Stock registered in the name of such shareholder.

COMPANY'S NOTICE OF PROCEDURES FOR DEMANDING PAYMENT

         After the Asset Sale Proposal and Liquidation Proposal have been approved by the holders of the Company's Common Stock, the Company must cause to be mailed to each shareholder who has properly asserted dissenters' rights a notice that contains:

         (a) The address to which the shareholder must send a demand for payment and his or her stock certificate in order to receive payment, and the date by which they must be received;

         (b) A form to be used by the shareholder to certify the date on which he or she acquired his or her shares of Common Stock and to demand payment; and

         (c) Another copy of Sections 302A.471 and 302A.473 of the MBCA, together with a brief description of the procedures to be followed under those sections.

         To receive the fair value of his or her shares of Common Stock, a dissenting shareholder must demand payment and deposit his or her certificates within 30 days after the notice described above is given, but the dissenter retains all other rights of a shareholder until the Asset Sale takes effect.

COMPANY'S PAYMENT; RETURN OF SHARES

         After the consummation of the Asset Sale, or after the Company receives a valid demand for payment, whichever is later, the Company must remit to each dissenting shareholder who has complied with the dissenters' rights provisions the amount the Company estimates to be the fair value of the shares, plus interest, accompanied by:

         (a) The Company's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective time, together with the latest available interim financial statement;

         (b) An estimate by the Company of the fair value of the shares and a brief description of the method used to reach the estimate; and

         (c) Another copy of Sections 302A.471 and 302A.473 of the MBCA and a brief description of the procedure to be followed in demanding supplemental payment.

         If the Company fails to remit payment within 60 days of the deposit of certificates, the Company must return all deposited certificates. However, the Company may again give notice and require deposit of the certificates at a later time.

SHAREHOLDER'S RIGHT TO DEMAND SUPPLEMENTAL PAYMENT

         If a dissenting shareholder believes that the amount remitted by the Company is less than the fair value of his or her shares plus interest, such dissenting shareholder may give written notice to the Company of his or her own estimate of the fair value for the shares plus interest and demand a supplemental payment for the difference. Any written demand for supplemental payment must be made within 30 days after the Company mailed its original remittance. Otherwise, a dissenter is entitled only to the amount remitted by the Company.

COMPANY'S PETITION; DETERMINATION BY COURT

         Within 60 days after receiving a demand for supplemental payment, the Company must either pay the amount of the supplemental payment demanded (or agreed to between the dissenting shareholder and the Company) or file a petition in the state courts of Minnesota requesting that the court determine the fair value of the shares plus interest. Any petition so filed must name as parties all dissenting shareholders who have demanded supplemental payments and who have been unable to reach an agreement with the Company concerning the fair value of their shares. The court may appoint appraisers, with such power and authority as the court deems proper, to receive evidence on and recommend the amount of fair value of the shares. The jurisdiction of the court is plenary and exclusive, and the fair value as determined by the court is binding on all shareholders, wherever located. A dissenting shareholder, if successful, is entitled to a judgment for the amount by which the fair value of his shares as determined by the court exceeds the amount originally remitted by the Company.

COSTS AND EXPENSES

         Generally, the costs and expenses associated with a court proceeding to determine the fair value of the shares of the Company's Common Stock will be borne by the Company, unless the court finds that a dissenting shareholder has demanded supplemental payment in a manner that is arbitrary, vexatious or not in good faith. Similar costs and expenses may also be assessed in instances where the Company has failed to comply with the procedures specified in Section 302A.473 of the MBCA discussed above. The court may, in its discretion, award attorneys' fees to an attorney representing dissenting shareholders out of any amount awarded to such dissenters.

OTHER RIGHTS

         Under Subdivision 4 of Section 302A.471 of the MBCA, a shareholder has no right, at law or equity, to set aside the approval of the Asset Sale or the consummation of the Asset Sale except if such approval or consummation was fraudulent with respect to such shareholder or the Company.

         Failure to follow the steps required by Section 302A.473 for asserting dissenters' rights will result in the loss of a shareholder's rights to demand the fair value of his or her shares of the Company's Common Stock.

          FINANCIAL STATEMENTS AND DOCUMENTS INCORPORATED BY REFERENCE

      Attached to this proxy statement relating to the Special Meeting of Shareholders on Appendix C are the following financial statements and pro forma financial results:

(i)    Proforma Financial Statements

(ii)   Consolidated Financial Statements

      In addition, the following documents filed with the Security and Exchange Commission are incorporated by reference: (i) Annual Report on Form 10-K for the year ended November 30, 2000; (ii) Quarterly Reports on Form 10-QSB for the quarters ended February 28, 2001, May 31, 2001 and August 31, 2001; (iii) Current Reports on Form 8-K, or amendments thereto, filed on February 7, 2001, March 19, 2001, June 6, 2001, June 7, 2001, June 28, 2001, July 6, 2001, August
15, 2001 and September 5, 2001 and (iv) the Definitive Proxy Statement dated April 10, 2001 for an Annual Meeting of Shareholders held on April 30, 2001.


                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         The proxy rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the Commission's proxy rules. The next annual meeting of the shareholders of IPI, Inc. is expected to be held on or about April 30, 2002 and proxy materials in connection with that meeting are expected to be mailed on or about March 17, 2002.

         Shareholder proposals prepared in accordance with the Commission's proxy rules must be received at the Company's corporate office on or before November 17, 2001, in order to be considered for inclusion in the Board of Directors' Proxy Statement and proxy card for the 2002 Annual Meeting of Shareholders. Any such proposals must be in writing and signed by the shareholder. A shareholder who wishes to make a proposal for consideration at the 2002 Annual Meeting, but does not seek to include the proposal in the Company's proxy material, must notify the Secretary of the Company. The notice must be received no later than January 31, 2002. If the notice is not timely, then the persons named on the Company's proxy card for the 2002 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

                                  OTHER MATTERS

      The Board of Directors does not know of any matters to be presented at the Special Meeting other than those listed in the Notice of Special Meeting of Shareholders. However, if other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

      To the extent that information contained in the Proxy Statement is peculiarly within the knowledge of persons other than the management of the Company, it has relied on such persons for the accuracy and completeness thereof.



      PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.




                                       By Order of the Board of Directors,
                                       David A. Mahler, SECRETARY



Appendix A  Asset Purchase Agreement
Appendix B  Plan of Liquidation and Dissolution
Appendix C Financial Statements and Pro Forma Financial Information Appendix D Dissenter's Rights Statute
Appendix E  Guarantee Agreement

                                    IPI, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

                           IPI, Inc. Corporate Offices
                                8091 Wallace Road
                          Eden Prairie, Minnesota 55344

                          _________, DECEMBER __, 2001
                                    9:00 A.M.












IPI, Inc.
8091 Wallace Road
Eden Prairie, MN  55344                                                    PROXY
--------------------------------------------------------------------------------

The undersigned, revoking all prior proxies given by the undersigned for the Special Meeting of the Shareholders of IPI, Inc. to be held on _______, December __, 2001 at 9:00 a.m., at the principal offices of IPI, Inc. located at 8091 Wallace Road, Eden Prairie, Minnesota 55344, hereby appoints Robert J. Sutter and David A. Mahler, or either of them as proxies, with full power of substitution and revocation, to represent and to vote for the undersigned and in the name of the undersigned all shares of common stock of IPI, Inc. of the undersigned held as of November 15, 2001, as if the undersigned were personally present and voting at said Special Meeting, and any adjournment or adjournments or postponements thereof, upon the matters set forth below.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. It will be voted on the matters set forth on the reverse side of this form as directed by the stockholder, but if no direction is made in the space provided, it will be voted FOR the election of all nominees to the Board of Directors named herein and FOR the other proposals.




                      SEE REVERSE FOR VOTING INSTRUCTIONS.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided.

















                             PLEASE DETACH HERE
--------------------------------------------------------------------------------





       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1 AND 2.

1. To approve and adopt that certain Asset Purchase Agreement dated November 15, 2001, pursuant to which the Company will sell the assets relating to its franchising of printing centers under the Insty-Prints trade name to Allegra Holdings LLC.

2. To approve and adopt a plan of liquidation and dissolution of the Company which will authorize (a) the sale of the assets of the Company and the distribution to shareholders pursuant to the plan (b) the deregistration of the Company's common stock under the Securities Exchange Act of 1934 and
     (c) the dissolution of the Company pursuant to the Minnesota Business Corporations Act.

3. In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL
Address Change? Mark Box
Indicate changes below:                           Date__________________________

                                               ---------------------------------
                                               |                               |
                                               ---------------------------------
                                               Signature(s) in Box
                                               Shareholder must sign exactly as
                                               the name appears at left. When
                                               signed as a corporate officer,
                                               executor, administrator, trustee,
                                               guardian, etc. please give full
                                               title as such. Both joint tenants
                                               must sign

                                                                      Appendix A

================================================================================





                            ASSET PURCHASE AGREEMENT


                          DATED AS OF NOVEMBER 15, 2001


                                      AMONG


                              ALLEGRA HOLDINGS LLC,
                      A MICHIGAN LIMITED LIABILITY COMPANY,

                               INSTY-PRINTS, INC.,
                             A MINNESOTA CORPORATION

                                       AND

                                   IPI, INC.,
                             A MINNESOTA CORPORATION





================================================================================

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "AGREEMENT"), dated as of November 15, 2001 (the "SIGNING DATE"), is made by and among INSTY-PRINTS, INC., a Minnesota corporation ("INSTY"), IPI, INC., a Minnesota corporation ("IPI"), and ALLEGRA HOLDINGS LLC, a Michigan limited liability company ("BUYER"). (Insty and IPI are sometimes referred to herein individually as a "SELLER" and together as "SELLERS".)

                                R E C I T A L S:
                                - - - - - - - -

         WHEREAS, Insty, a wholly-owned subsidiary of IPI, is engaged in the business of franchising printing centers under the trade name of "Insty-Prints(R)" (the "BUSINESS");

         WHEREAS, IPI is the sole shareholder of Insty and owns certain assets in connection with the Business; and

         WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, certain assets associated with the operation of the Business, on the terms and conditions contained in this Agreement; and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

         1.1. PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.6), each Seller shall sell, transfer, convey and deliver to Buyer, and Buyer shall purchase from each Seller, all of such Seller's right and title to and interest in the Acquired Assets (as defined in Section 1.2), free and clear of all claims, liens, mortgages, pledges, charges, security interests, equities and encumbrances of any nature whatsoever (collectively "ENCUMBRANCES").

         1.2. ACQUIRED ASSETS. As used herein, as to each Seller, the term "ACQUIRED ASSETS" shall mean all of such Seller's right, title and interest in and to the following:

                  (a) all rights, title and interest of Seller in and to all franchise agreements, including any and all amendments, modifications or extensions thereto, entered into by and between Seller and its franchisees, or assigned to Seller;

                  (b) a commercially reasonable amount of unopened and undamaged inventory relating to the Business purchased and owned by Seller within ninety (90) days immediately prior to the Closing for products Seller has sold to franchisees or other customers within such ninety (90) day period (collectively, the "INVENTORY");

                  (c) all accounts receivable and notes receivable, including, without limitation, all trade accounts receivables, notes receivables from customers, franchisees and all other obligations of customers and/or franchisees with respect to sale of goods or services, or amounts due under a franchise agreement or any other contract, whether or not evidenced by a note, including, without limitation, those listed on Schedule 1.2(c), as adjusted by the Final Receivables Schedule as hereinafter provided (all of the foregoing collectively referred to herein as "RECEIVABLES"); provided, however, Receivables shall exclude the Turnback Accounts identified on Schedule 1.3(c);

                  (d) all rights of Seller under the Enumerated Contracts (as defined in Section 3.7) identified on Schedule 1.2(d) (the "ASSUMED CONTRACTS");

                  (e) the signs, off-the-shelf office computer software and computer hardware for employees hired by Buyer pursuant to Section 5.4;

                  (f) all Intellectual Property (as defined in Section 3.18) and all rights of Seller to any Licensed Intellectual Property (as defined in Section 3.18);

                  (g) any claim (contractual or otherwise), recovery, refund, counterclaim, right to offset or other right such Seller may have with respect to, or which arise out of, any of the Assumed Liabilities (as defined in Section 1.4) or any of the Acquired Assets or the Business;

                  (h) all advertising and marketing materials and brochures (including all artwork related thereto), and other materials and data relating to the Business; and

                  (i) all warehouse equipment, racks and related movable items located at 8091 Wallace Road, Eden Prairie, Minnesota (the "PREMISES");

                  (j) all claims, deposits, warranties, guarantees, refunds primarily related to the Acquired Assets, causes of action, right of recovery, rights of set-off and rights of recoupement of every kind and nature (except relating to the payment of taxes), other than those relating primarily to the Excluded Assets;

                  (k) all authorization, approvals, permits, licenses, orders, registration, certificate, and similar rights obtained from federal, state, or local government or governmental agencies or other similar rights (collectively, "GOVERNMENT LICENSES"), but excluding any such permits or license that are not transferable, and all data and records pertaining thereto;

                  (l) all franchisee, developer and supplier and prospective franchisee and supplier lists, leads, sales records, and files (including, without limitation, all original franchise agreements, Uniform Franchise Offering Circular receipts and other documents whether in possession of Seller or Seller's attorney, brokers or other agents); records and files regarding Intellectual Property and all other books and records (including electronic records), specifications, designs, layouts, renderings, equipment lists, manuals, training materials videos, brochures, photographs, negatives, and schedules and other materials relating primarily to the operation of the Business; and

                  (m) all interests in the Insty-Prints website (www.instyprints.com) and any other websites of Sellers relating to the Business, including, without limitation, all of Seller's rights, title and interest in the domain name of such website(s), all links thereto (to the extent transferable), the contents of the website, and the right of ownership in such website, and all interests of a Seller in any other domain name registration for the Business;

                  (n) all customer deposits and prepaid items relating to the Business;

                  (o) all assets distributed to Insty upon dissolution of the National Advertising Trust Fund pursuant to the terms of the Trust Agreement Establishing the Insty-Prints National Advertising Trust Fund dated December 20, 1996 (the "TRUST AGREEMENT"); and

                  (p) the telephone numbers 952-975-6200 and 1-800-799-1000 and the fax number 952-975-6262, to the extent same are assignable.

         1.3. EXCLUDED ASSETS. The Acquired Assets shall not include the following assets of each Seller (collectively, the "EXCLUDED ASSETS"), which such Seller shall specifically retain:

                  (a) All corporate minute book, stock records and corporate seal of Seller;

                  (b) All cash, checks, and other marketable securities, all utility deposits and all negotiable instruments of Seller;

                  (c) The accounts and notes receivable listed on Schedule 1.3(c) (the "TURNBACK ACCOUNTS");

                  (d) All of Seller's rights relating to any insurance policy or insurance contract maintained by Seller;

                  (e) All Employee Plans (as defined in Section 3.12);

                  (f) The sublease between IPI and Intranet Solutions, Inc. dated June 29, 2000 respecting the Premises;

                  (g) All tangible assets relating to the company-owned Insty-Print store(s) owned by Seller (the "CORPORATE STORES") and the rights of Sellers under that certain Purchase Agreement dated October 5, 2001 by Insty and Rob Gathings;

                  (h) All furnishings, building improvements, phone system, furniture, and general office equipment, except for the items listed on
         Schedule 1.2(e);

                  (i) All employment agreements;

                  (j) Any claims for dividends or other distributions, in cash, property, securities or otherwise in respect of the capital stock of Sellers;

                  (k) Any claims (including benefits arising therefrom) which are related solely to liabilities of Sellers which are not Assumed Liabilities or which are related solely to Excluded Assets;

                  (l) Sellers' rights under this Agreement and any documents required to be delivered pursuant hereto;

                  (m) Income tax returns and other original income tax records of Sellers and all claims for refunds; and

                  (n) All of IPI's assets relating solely to its Change of Mind Learning Centers, Inc. franchise business.

         1.4. ASSUMPTION OF CERTAIN LIABILITIES. As partial consideration for Sellers' sale of the Acquired Assets to Buyer and subject to the provisions of
Section 1.5 below, Buyer hereby assumes those liabilities and obligations of each Seller that relate solely to events or conditions arising after the Closing and arising under the Franchise Agreements (as defined in Section 3.19(a)), the Assumed Contracts, and the trade credits and the accrued liabilities listed on
Schedule 1.4, as modified by the Final Trade Credits and Accrued Liabilities Schedule (the "TRADE CREDITS AND ACCRUED LIABILITIES") (collectively, the "ASSUMED LIABILITIES").

         1.5. NO ASSUMPTION OF EXCLUDED LIABILITIES. Buyer does not assume or take subject to any liabilities or obligations of Seller whatsoever which are not expressly provided in Section 1.4 above (the "EXCLUDED LIABILITIES"). Without limiting the generality of the foregoing, "EXCLUDED LIABILITIES" include: (a) all liabilities and obligations of Seller relating to any of the Excluded Assets; (b) all Taxes (defined in Section 3.5), including, without limitation, those sales taxes, use taxes and other taxes arising in connection with the purchase and sale of the Acquired Assets; (c) those accrued expenses related to the operation of the Business covering the period up to the Closing Date, except for those listed on Schedule 1.4; (d) obligations of a Seller under any guarantees by such Seller of third-party obligations; and (e) subject to
Section 5.7, obligations of Insty or the trustees under the Trust Agreement.

         1.6. CLOSING. Consummation of the transactions this Agreement contemplates (the "CLOSING") shall take place at the offices of Lindquist & Vennum, P.L.L.P. in Minneapolis, Minnesota, at 11:00 a.m. Central Time on December 28, 2001 or another date mutually agreed upon by the parties hereto, but in no event later than January 31, 2001 (the "CLOSING DATE").

                                   ARTICLE 2

                         CONSIDERATION AND PAYMENT TERMS

         2.1. PURCHASE PRICE. The aggregate consideration to be paid to Sellers by Buyer for the Acquired Assets and the agreement by Sellers to enter into the Restrictive Covenant Agreement attached as EXHIBIT 7.1(f) hereto (the "RESTRICTIVE COVENANT AGREEMENT") shall be the Purchase Price plus the Assumed Liabilities. The Purchase Price shall equal the aggregate of the following amounts (the "PURCHASE PRICE"):

                  (a) Four Million One Hundred Twenty-Five Thousand Dollars ($4,125,000), minus the aggregate amount of Trade Credits and Accrued Liabilities as set forth on the Final Trade Credits and Accrued Liability Schedule and assumed by Buyer pursuant to Section 1.4;

                  (b) An amount equal to Sellers' original acquisition cost for the Inventory, which shall be paid within thirty (30) days after the Closing Date;

                  (c) An amount equal to the "net book value" of prepaids as set forth on Schedule 2.1(c) hereto, as modified by the Final Prepaids Schedule, which shall be agreed upon by the parties at least five (5) days prior to the Closing and payable in immediately available funds at the Closing; and

                  (d) An amount determined pursuant to Section 2.2 below for the Receivables, which shall be payable in the manner set forth in Section 2.2.

         2.2. RECEIVABLES. With respect to the Receivables, as set forth in
Schedule 1.2(c), as modified by the Final Receivables Schedule, Buyer and Sellers have agreed to the following categorizations: "Current," "Settlement," "Special Settlements," "Workout," and "Undetermined." With respect to each category of Receivables, Buyer will pay Sellers the following amounts for the Receivables, less any reasonable out-of-pocket expenses incurred by Buyer in the collection of such Receivables, in the manner set forth below:

                  (a) Current: During the one (1) year period immediately after the Closing, Buyer will pay Sellers, on or before the tenth (10th) day of each calendar month, one hundred percent (100%) of the amounts received by Buyer during the immediately preceding calendar month. All payments received by Buyer for a "Current" account will be applied to the most dated Receivable for such account.

                  (b) Settlements: On the tenth (10th) day after the Closing Date, Buyer will pay Sellers fifty percent (50%) of the "Net" amount agreed upon by the parties on the Schedule 1.2(c). In addition, during the one (1) year period immediately after the Closing, Buyer will pay Sellers, on or before the tenth (10th) day of each calendar month, seventy percent (70%) of any amounts received by Buyer in excess of the "Net" amount set forth in Schedule 1.2(c) during the immediately preceding calendar month. However, payments received by Buyer with respect to any account will not be applied to the "Settlement" Receivables of such account unless there are no outstanding invoices for such account at the time of payment. Any increase in the Receivable balance from the amount indicated on Schedule 1.2(c) will be fully reserved so that the "Net" will not be in excess of the amount indicated on the Final Receivables Schedule.

                  (c) Special Settlements: During the one (1) year period immediately after the Closing, Buyer will pay Sellers on or before the tenth (10th) day of each calendar month, one hundred percent (100%) of any amounts received by Buyers during the immediately preceding calendar month. However, payments received by Buyer with respect to any account will not be applied to the "Special Settlement" Receivables of such account unless there are no outstanding invoices for such account at the time of payment.

                  (d) Workouts: On the tenth (10th) day following the Closing Date, Buyer will pay Sellers ten percent (10%) of the "Net" amount agreed upon by the parties and set forth on Schedule 1.2(c) in immediately available funds. In addition, during the one (1) year period immediately after the Closing, Buyer will pay Sellers, on or before the fifth (5th) day of each calendar month, fifty percent (50%) of any amounts received by Buyer in excess of the "Net" amount set forth on the Schedule 1.2(c) during the immediately preceding calendar month. However, payments received by Buyer with respect to any account will not be applied to the "Workout" Receivables of such account unless there are no outstanding invoices for such account at the time of payment. Any increase in the Receivable balance from the amount indicated on Schedule 1.2(c) will be fully reserved so that the "Net" amount will not be in excess of the amount indicated on the Final Receivables Schedule.

                  (e) Undetermined: Buyer and Sellers will agree upon a purchase price for such Receivables at least five (5) days prior to the Closing. If the parties cannot agree upon a purchase price, these Receivables will be deemed Turnback Accounts.

                  (f) Accruals. Buyer acknowledges that Sellers may not know the amount of royalties due from each franchisee for the thirty (30) day period immediately preceding the Closing Date (the "Accrued Amount"). Sellers have the right to estimate a reasonable Accrued Amount due from each franchisee and include it on the Final Receivables Schedule. Buyer will treat the Accrued Amount as a valid account receivable, subject to a further adjustment based on the franchisee's actual reported results, and will pay the Accrued Amount in accordance with the terms of 2.2(a)-(d).

         Notwithstanding anything to the contrary contained herein, Sellers acknowledge that (i) except for Current Receivables, the "Net" amount for each Receivable on the Final Receivables Schedule shall not exceed the "Net" amount for such Receivable on Schedule 1.2(c) attached hereto; (ii) the categorization of each Receivable on the Final Receivables Schedule shall be the same as the categorization indicated on Schedule 1.2(c) hereto; and (iii) any amounts collected by Sellers prior to the Closing from any franchisee or creditor will reduce the amount payable by Buyer to Sellers on the tenth (10th) day following the Closing Date under subsections 2.2(b) and 2.2(d) above for such franchisee or creditor.

         2.3. POST DECEMBER 31, 2001 CLOSING. In the event the Closing occurs after December 31, 2001, the Purchase Price will be reduced by the amount of revenues received by either Seller in connection with the Business during the period commencing January 1, 2002 until the Closing Date, less the amount of reasonable employee salaries and benefits (excluding the salaries and benefits of any officers other than Robert Warmka) and reasonable out-of-pocket operating expenses incurred by Sellers relating solely to the Business during such period (provided that gross rent for the Premises will be $14,000 per month). Operating expenses exclude interest and finance charges, income taxes, and non-cash items, including, without limitation, amortization and depreciation. Any reduction in Purchase Price under this Section will be determined by Buyer and Sellers within fifteen (15) days after the Closing Date and such amount will offset amounts payable by Buyer to Sellers under Section 2.2. Further, the parties agree that in the event the Closing does not occur by December 31, 2001, all decisions made after such date relating to all Franchise Agreements, other contracts, commitments and communications with Franchisees, must be approved by Buyer, which approval will not be unreasonably withheld.

         2.4. PAYMENT OF PURCHASE PRICE. Except as otherwise specified in this
Article 2, the Purchase Price shall be paid to Seller by wire transfer of same day funds to the account set forth on Schedule 2.4 and shall be paid on the Closing Date.

         2.5. PURCHASE PRICE ALLOCATION. The parties acknowledge and agree that the Purchase Price shall be allocated among the Acquired Assets and the Restrictive Covenant Agreement. Buyers will provide Sellers with the allocation prior to the Closing Date. The Buyer and Sellers will each file, in accordance with the Internal Revenue Code of 1986, as amended, an asset allocation statement on Form 8594 with its federal income tax return for the tax year in which the Closing occurs that is consistent with the allocation, and neither the Buyers nor Sellers will file or permit the filing of any tax return on which it takes a position that is inconsistent with the allocation without the prior written approval of the other party.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers, jointly and severally, represent and warrant the following to Buyer as of the Signing Date and as of the Closing Date:

         3.1. ORGANIZATION AND STANDING. Each Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota. Each Seller has all necessary corporate powers and authority to engage in the business in which it is presently engaged (as it is presently being conducted), to own all property now owned by it, and to lease all of the property used by it under lease. Each Seller conducts its Business directly and not through any subsidiary, association, joint venture, partnership or other business entity (other than the other Seller). Schedule 3.1 contains a complete and accurate list of the officers and directors of each Seller

         3.2. QUALIFICATION. Except as set forth on Schedule 3.2, neither Seller has failed to qualify in any jurisdiction where such failure to so qualify would have a material adverse effect on the Business. Schedule 3.2 identifies each jurisdiction where each Seller is duly qualified to do business as a foreign corporation, and such Seller is in good standing in each such jurisdiction.

         3.3. NO RESTRICTIONS; AUTHORIZATIONS; BINDING EFFECT. Neither Seller is subject to any restriction, agreement, law, rule, regulation, ordinance, code, writ, injunction, award, judgment or decree which would prohibit or be materially violated by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Provided that IPI's shareholders approve of the transactions contemplated by this Agreement pursuant to the Minnesota Business Corporation Act, each Seller has all necessary power and authority and has taken all action necessary to execute and deliver this Agreement and the instruments, documents and agreements to be executed and delivered by such Seller pursuant hereto (collectively, the "SELLER'S DOCUMENTS"), to consummate the transactions contemplated by this Agreement and the Seller's Documents and to perform such Seller's obligations under this Agreement and the

Seller's Documents. This Agreement and each of the Seller's Documents has been duly executed and delivered by the applicable Seller, and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability relating to or limiting creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

         3.4. CONDITION OF ACQUIRED ASSETS. All tangible assets are being transferred "as is," "where is," without any other warranty of any other kind or nature, whether express or implied, including any warranty as to suitability, durability, merchantability or fitness for a particular purpose.

         3.5. TAXES. Seller has filed with the appropriate authorities all returns (collectively, the "TAX RETURNS") concerning income, sales, payroll, and any other kind of taxes, including any interest, penalty or addition thereto ("TAXES"), required to be filed through the Closing Date and will timely file any Tax Returns for all Taxes required to be filed after the Signing Date which relate to the operation of the Business prior to the Closing Date. Seller has paid all Taxes shown to be due by Tax Returns filed prior to the Signing Date. Each Tax Return is true, correct and complete and prepared in accordance with the Internal Revenue Code of 1986 and all subsequent amendments thereto or substitutions therefor.

         3.6. TITLE. Seller has good and marketable title to all Acquired Assets, free and clear of all Encumbrances. No items included in the Inventory are held on consignment from others.

         3.7. CONTRACTS. Except as set forth in Schedule 3.7 hereto, and except for the Franchise Agreements (as defined in Section 3.19(a)), there is no contract, agreement, commitment or arrangement ("CONTRACT"), or any outstanding unaccepted offer ("OFFER"), whether written or oral, to which a Seller is or may be a party or by which it or any property or asset of a Seller is or may become bound:

                  (a) which is or relates to any personal property leased or otherwise occupied or used by Seller in connection with the Business;

                  (b) which is or relates to an independent contractor, distribution, marketing, sales representative or similar agreement with any individual or entity providing services to Seller relating to the Business;

                  (c) involving any remaining or unsatisfied obligation of Seller under any purchase order or other agreement or commitment to purchase materials, supplies or goods in the nature of inventory for the Business ("PURCHASE ORDERS");

                  (d) evidencing supplier arrangements or agreements to purchase goods or services; and

                  (e) any other contracts or commitments not made in the ordinary course of the business in connection with the Business.

Sellers have delivered to Buyer true and correct copies of all written Contracts and Offers set forth in Schedule 3.7 and a written summary setting forth all material terms and conditions of each oral agreement set forth in Schedule 3.7, all as presently in effect (collectively the "ENUMERATED CONTRACTS"). Except as set forth on Schedule 3.7 hereto, all Enumerated Contracts are valid and binding obligations of a Seller and the other parties thereto, and are in full force and effect, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability relating to or limiting creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies. Except as set forth in Schedule 3.7, neither Seller nor, to Sellers' knowledge, any other party is in default in the payment of any obligation under, or in the performance of any material covenant or material obligation to be performed by it pursuant to, any Enumerated Contract. The execution and delivery of this Agreement and any documents to be delivered pursuant hereto, and Sellers' performance of their obligations under this Agreement and such other documents, will not conflict with or breach any of the provisions of, or constitute a default (with or without notice or lapse of time, or both) under, or accelerate any indebtedness due under, or give rise to any other rights or obligations under, any Enumerated Contract.

         3.8. CONSENTS. Except as set forth on Schedule 3.8, neither Seller is required to obtain any consents or other approvals from any governmental agency or other person (including any lessor, customer, supplier or lender) as a result of the transactions contemplated by this Agreement, and no such consent or other approval is necessary or desirable in order that Buyer can conduct the Business after the Closing Date in substantially the same manner as Seller conducted the Business before the Closing Date (any such consent or approval is called a "CONSENT").

         3.9. LITIGATION. Except as set forth on Schedule 3.9, neither Seller is
(a) subject to any outstanding injunction, judgment, order, decree or ruling relating directly or indirectly to the Business, or (b) a party to or, to the knowledge of Sellers, threatened to be made a party to, any action, suit, proceeding, hearing, audit or investigation before any court, quasi-judicial agency, administrative agency or arbitrator relating directly or indirectly to the Business.

         3.10. COMPLIANCE WITH LAWS. Each Seller has materially complied with all laws, rules, regulations, ordinances and codes applicable to the Business, including, without limitation, those governing each Employee Plan (as defined in Section 3.12), whether federal, state, local or foreign, and neither Seller has received any notice alleging non-compliance with respect thereto which remains uncured as of the date hereof.

         3.11. LICENSES AND PERMITS. Seller has obtained, and Schedule 3.11 lists, all licenses, permits and other governmental authorizations required to conduct the Business as presently conducted. Except as disclosed on Schedule
3.11 hereto, all such licenses and permits are transferable to Buyer and will continue to be in full force and effect in the name of Buyer from and after the Closing. No proceeding is pending or, to the knowledge of Sellers, threatened, to revoke or limit any such license or permit.

         3.12. EMPLOYEE BENEFITS. Except as set forth on Schedule 3.12 hereto, Sellers do not maintain and have not established any Employee Plan or similar arrangement which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by the Internal Revenue Code (the "CODE") Section 4980B or Section 601 ET SEQ. of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or under any applicable state law, and at the expense of the participant or the beneficiary of the participant. Sellers are in material compliance in form, administration and operation with ERISA, the Code and all applicable laws and regulations governing each Employee Plan, and all instruments constituting each Employee Plan. For purposes of this Agreement, "Employee Plans" shall include any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, policy or commitment, whether any of the foregoing is funded, insured or self-funded, written or oral, sponsored or maintained by either Seller.

         3.13. LABOR. Neither Seller is a party to or bound by any collective bargaining agreement. Neither Seller has experienced any attempt of its employees to organize into a labor union, association or similar organization. Except as set forth on Schedule 3.9, no allegation, charge or complaint of age, disability, sex, religious or race discrimination or similar charge has been made or threatened to be made by or on behalf of any employee against either Seller and, to Sellers' knowledge, there is no reasonable basis upon which any such allegation, charge or complaint could be made. Schedule 3.13 contains a complete and accurate list of the names, titles, annual compensation, commission structure, all bonus and similar payments made or that will be made with respect to such individual for the current fiscal year for all directors, officers and employees of each Seller and all persons engaged by a Seller to offer and sell franchises as an independent contractor, if any.

         3.14. ENVIRONMENTAL. Seller has no ownership interest in any real property. As of the Closing Date: (a) To Sellers' knowledge, no hazardous materials exist on, under or about the Premises; (b) the operation of the Business is and has been in material compliance with all hazardous materials laws; and (c) there are no existing or, to Sellers' knowledge, threatened, claims, demands or actions instituted or pending in connection with the presence, release or discharge of hazardous materials. For purposes of this Section, "hazardous materials laws" means all federal, state and local laws regulating the environmental condition of air, water or real property, pollution, contamination or clean-up, and "hazardous materials" means any toxic, radioactive or otherwise hazardous substance, any substance or material defined, listed or identified as, or meeting the criteria for, "hazardous waste" under the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq. or any similar local, state or federal law or any substance or material defined as a "hazardous substance" under CERCLA.

         3.15. FINANCIAL INFORMATION. Sellers have delivered to Buyer a true and correct copy of: (i) the audited financial statements of each Seller as at November 30, 2000, November 30, 1999, and November 30, 1998 (including balance sheets, profit and loss statements and statements of cash flow, together with the notes thereto, if any); and (ii) unaudited consolidated financial statements of IPI for the ten (10) months ended September 30, 2001 (collectively, the "FINANCIAL STATEMENTS"). Each of the Financial Statements has been prepared in accordance with the United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and fairly presents the financial condition (including contingent liabilities) and results of operation of such Seller for the periods reflected therein and any unaudited financial statements reflect all adjustments of a normal and recurring nature, necessary for a fair statement, on a basis consistent with the auditee's audited financial statements.

         3.16. BROKERS. Neither Seller has dealt with any broker, finder or other person entitled to any broker's or finder's fee, commission or other similar compensation in connection with the transactions contemplated hereby.

         3.17. BUSINESS RECORDS. No material records of accounts, franchise records, or other business records related to the Business have been destroyed within the last five (5) years, and there exists no such record other than those records delivered by Sellers to Buyer at the Closing on the Closing Date (other than the Excluded Assets).

         3.18. INTELLECTUAL PROPERTY.

                  (a) Schedule 3.18(a) correctly identifies (where applicable, by owner, place of registration, application number and registration or application dates) all issued domestic and foreign patents, patent applications, patent applications in process, trademarks, trademark registrations, trademark registrations applications, service marks, service mark registration applications, service mark registrations, copyrights, copyright registrations, copyright registration applications, license agreements, logos, trade names and slogans owned by each Seller and which are presently used in and/or necessary to conduct the Business, including, without limitation, the mark "Insty-Prints" (the foregoing, along with know-how, proprietary information and trade secrets owned by Sellers presently used in and/or necessary to conduct the Business are hereinafter referred to as the "INTELLECTUAL PROPERTY"). Schedule 3.18 correctly identifies all issued patents, patent applications pending, patent applications in process, trademarks, trademark registrations, trademark registration applications, service marks, service mark registrations, service mark registration applications, copyrights, copyright registrations, copyright registration applications, licenses, rights, logos, trade names, slogans, know-how and trade secrets that are currently expressly licensed to a Seller ("LICENSED INTELLECTUAL PROPERTY"). Except pursuant to the Franchise Agreements, neither Seller has granted any license to any person with respect to any Intellectual Property or Licensed Intellectual Property. Except as set forth in Schedule 3.18, the agreements and/or arrangements for the Licensed Intellectual Property are in full force and effect and are free and clear of all encumbrances and no material default by Seller exists thereunder.

                  (b) There are no interference, opposition or cancellation proceedings or infringement suits pending, or to Sellers' knowledge, threatened, with respect to any Intellectual Property or Licensed Intellectual Property. Neither Seller has received any notice of any infringement, misappropriation or violation by any Seller of any intellectual property rights of any third party. To Sellers' knowledge, neither Seller has infringed, misappropriated or otherwise violated any such intellectual property rights. Neither Seller has received any notice of any claim by any third party contesting the validity of any Intellectual Property or Licensed Intellectual Property. To Sellers' knowledge, no claims by any third party contesting the validity of any Intellectual Property or Licensed Intellectual Property is threatened.

         3.19. FRANCHISE MATTERS.

                  (a) Attached as Schedule 3.19(a) is a true, correct and complete list of the only franchise agreements, master agreements and development agreements, to which either Seller is a party in connection with the Business (collectively, the "FRANCHISE AGREEMENTS"). True, correct and complete copies of the Franchise Agreements have been made available to Buyer. Schedule 3.19(a) includes with respect to each of Insty-Prints business (the "FRANCHISED BUSINESS"): (i) the date and or agreement number or other identifier of the Franchise Agreement governing the Franchised Business; (ii) the name of the franchisee, the address of the Franchised Business; the term commencement and termination date of each Franchise Agreement; and (iii) the names of each individual or entity that has an ownership or beneficial interest in or to each of the Franchised Businesses or the franchises.

                  (b) Neither Seller has directly or indirectly offered or sold any franchises or business opportunities other than for (a) the Insty-Prints franchise system and (b) the Change of Mind Learning franchise system.

                  (c) Schedule 3.19(a) also contains a list of rights of first refusal, development rights or similar rights granted to franchisees.

                  (d) Except as attached as Schedule 3.19(d), there are no outstanding, pending, or promised applications to enter into any Franchise Agreements.

                  (e) Seller has entered into, or acquired rights, title and interest in, written Franchise Agreements relating to the franchising of the Franchised Business with all of its Franchisees (as defined in 3.19(f)), and each of the Franchise Agreements is valid, binding and enforceable in accordance with its terms except as enforcement may be limited by applicable franchise relationship laws, bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors rights generally and, except as the availability of equitable remedies, may be limited by applicable law; provided that for the purposes of this subsection 3.19(e), Sellers assume due execution and delivery of a Franchise Agreement by any franchisee which is a business entity.

                  (f) Except as set forth on Schedule 3.19(f), all franchise agreements which have been entered into by Insty with its current franchisees or acquired by Insty (the "FRANCHISEES") have been legally and validly offered and sold in compliance with all applicable laws and regulations in effect at the time of offer, sale, execution of such Franchise Agreements. Schedule 3.19(f) includes a description of the facts that relate to the cause of any invalid or non-compliant offer or sale. Except as set forth on Schedule 3.19(f), all franchise agreements which have been terminated by Insty since January 1, 1996 have been legally and validly terminated in compliance with all applicable laws and regulations in effect at the time of the termination of such franchise agreement. The consummation of the transactions contemplated by this Agreement should not cause the termination of any Franchise Agreement, nor should it affect the binding nature or enforceability of any Franchise Agreement.

                  (g) Neither Seller has entered into any Franchise Agreements other than those which are reflected in written and signed documents. Unless otherwise set forth on a Schedule pursuant to this Section 3.19, there are no promises, understandings, commitments or other forms of undertakings which are contrary or in addition to such written Franchise Agreements. Except as provided in Schedule 3.19(g), neither Seller has entered into or endeavored to enter into any agreements, promises or undertakings with Franchisees to reduce royalty payments or other fees under the Franchise Agreement.

                  (h) Except as set forth on Schedule 3.19(h), Insty currently has valid registrations for offering and selling franchises in effect in each state requiring such registrations, and has valid exemptions where required in each state having business opportunities laws.
         Schedule 3.19(h) includes a chart of all jurisdictions in which Insty has valid registrations or exemptions, and indicates all lapse periods, if any.

                  (i) Except as set forth on Schedule 3.19(h) and Schedule 3.19(f), Insty is in material compliance with, and has been at all times in material compliance with, all laws, regulations, rules, consents, decrees or orders of all state, federal or foreign governmental authorities or regulatory agencies applicable to the offer, sale or regulation of franchises or its franchising activities.

                  (j) Except as set forth on Schedule 3.19(j), Seller has delivered to Buyer, or made available for Buyer's review a true, correct and complete copy of each form of Uniform Franchise Offering Circular ("UFOC") used or currently being used by Insty. All UFOC's used by Insty in the offer or sale of its franchises comply in all material respects with all applicable federal and state laws and regulations pertaining to the offer or sale of franchises, including, without limitation, the Federal Trade Commission's Disclosure Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures," 16 C.F.R.ss.436, ET SEQ., and do not contain any untrue statement of fact or omit - to state a material fact required to be stated in the UFOC or which would be necessary to make any statement in the UFOC, in light of the circumstances under which they were made, not misleading.

                  (k) Except as set forth on Schedule 3.19(k), all agreements and understandings between Insty and the Franchisees with regard to the Insty Prints National Advertising Trust Fund are set forth in the Franchise Agreements.

                  (l) Except as set forth on Schedule 3.19(l), neither Seller has received notice of any proceeding, investigation or inquiry by any state or federal regulatory agency in which the franchising activities of Insty is or may be involved, other than comment letters, requests for information and other routine inquiries, and there are no facts which are likely to lead to any such proceeding, investigation or inquiry. Sellers have provided Buyer access to all such comment letters, requests for information and routine inquiries.

                  (m) Except as set forth on Schedule 3.19(m), neither Seller has received notice of any pending claims, and there are no threatened claims, by any Franchisees or prospective franchisee against either Seller relating to any Franchise Agreement or Insty's franchising activities. Except as set forth in Schedule 3.19(m), to the knowledge of Sellers, there are no facts relating to the Franchise Agreements or the franchising activities of Insty which are reasonably likely to lead to any claim against Sellers or its affiliates.

                  (n) Sellers do not own, lease, operate or manage any of the Franchised Businesses.

                  (o) Schedule 3.19(o) includes a true, correct and complete list identifying each of Seller's "recommended" or designated suppliers of goods or services to the Franchised Business.

                  (p) To the knowledge of Sellers, all Franchised Businesses that have had their franchise agreements terminated by reason of the expiration of the term thereof or otherwise (the "TERMINATED STORES") are no longer operated as Insty-Prints businesses (unless sold to other Franchisees). Except as set forth on Schedule 3.19(p), to the knowledge of Sellers, the operators of the Terminated Stores (i) have ceased to use any Intellectual Property and (ii) have made all changes, modifications or alternations necessary to eliminate any interior and exterior design features, decor items, signage and other trade dress items associated with the Franchised Business.

                  (q) Schedule 3.19(q) contains a correct and complete list of all outstanding promissory notes made by a Franchisee to a Seller, as modified by the Final Promissory Notes Schedule (as defined in Section 7.2(c)). Schedule 3.19(q) also contains a correct and complete list of all Uniform Commercial Code financing statements filed by a Seller evidencing such Seller's security interest in the assets of a Franchisee or a Franchised Business (the "FINANCING STATEMENTS").

         3.20. NATIONAL ADVERTISING TRUST FUND.

                  (a) Schedule 3.20(a) contains a true, correct and complete list of all accounts used by or in connection with the National Advertising Trust Fund, as referenced in the Franchise Agreements and governed by the Trust Agreement (collectively, the "TRUST FUND ACCOUNT"), in which funds have been deposited. All assets of the National Advertising Trust Fund are, as of the date of this Agreement, and will be, as of the Closing Date, deposited in the Trust Fund Accounts. No monies, other than Franchisees' contributions to the National Advertising Trust Fund and supplier rebates, marketing and advertising allowances, if any, have been deposited in the Trust Fund Account.

                  (b) All contributions to the National Advertising Trust Fund made by Franchisees, suppliers or any other person or entity have been deposited in the Trust Fund Account and used solely for purposes of marketing and advertising the Franchised Businesses, the Corporate Stores, or the Insty-Prints system, on behalf of, and for the benefit of, all of the Franchised Business and the Corporate Stores, or as otherwise provided in the Franchise Agreement or governing documents of the National Advertising Trust Fund.

                  (c) Sellers have neither possession of, nor control over, any other funds contributed by Franchisees, suppliers or any other person or entity for advertising purposes (national or regional), except for the trustees' control over the funds in the Trust Fund Account. Except as provided in Schedule 3.20(a), Sellers have not collected and are not currently holding any fees designated for use in any advertising program whether related to the National Advertising Trust Fund or otherwise.

                  (d) Insty and the trustees of the National Advertising Trust Fund who are listed on Schedule 3.20 (d) (the "TRUSTEES") have operated and administered the National Advertising Trust Fund in material compliance with laws, rules and regulations applicable to the operation of the National Advertising Trust Fund and in accordance with the Franchise Agreements, trust fund governing documents, and their fiduciary and legal responsibilities, if any, established in any governing documents of the National Advertising Trust Fund and in any other agreements or understandings entered into with Franchisees, suppliers, vendors or others in connection with the National Advertising Trust Fund. As of the Closing Date, the National Advertising Trust Fund has no material liabilities or obligations (other than trade payables and subject to Section 5.7, obligations to franchisees) of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities. To Sellers' knowledge, there exists no basis for the assertion against the National Advertising Trust Fund, as of the Signing Date or as of the Closing Date, of any material liability of any nature or in any amount.

                  (e) Attached as EXHIBIT 3.20(e) are true, correct and complete copies of the governing documents of the National Advertising Trust Fund.

         3.21. GUARANTEES. Except as disclosed in Schedule 3.21 hereto, neither Seller is a guarantor or indemnitor or otherwise liable for or in respect of any indebtedness of any person except as an endorser of checks received by it and deposited in the ordinary course of business.

         3.22. DISCLOSURE. No representation or warranty of Sellers made hereunder or in the Schedules or in any certificate, statement or other document delivered by or on behalf of either Seller contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. Except as expressly set forth in this Agreement and the Schedules and, except as may be a matter of general public knowledge, neither Seller has any knowledge of any facts which will or may reasonably be expected to have any material adverse effect on the Business or any of the Acquired Assets.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants the following to Sellers as of the Signing Date and as of the Closing Date:

         4.1. ORGANIZATION AND STANDING. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Michigan.

         4.2. NO RESTRICTIONS; AUTHORIZATIONS; BINDING EFFECT. Buyer is not subject to any restriction, agreement, law, rule, regulation, ordinance, code, writ, injunction, award, judgment or decree which would prohibit or be materially violated by the execution and delivery hereof or the consummation of the transactions contemplated hereby. Buyer has all necessary power and authority and has taken all action necessary to execute and deliver this Agreement and the instruments, documents and agreements to be executed and delivered by Buyer pursuant hereto (collectively, the "BUYER'S DOCUMENTS"), to consummate the transactions contemplated by this Agreement and the Buyer's Documents and to perform Buyer's obligations under this Agreement and the Buyer's Documents. This Agreement and each of the Buyer's Documents has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability relating to or limiting creditors' rights generally, now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

         4.3. BROKERS. Buyer has not dealt with any broker, finder or other person entitled to any broker's or finder's fee, commission or other similar compensation in connection with the transactions contemplated hereby.

         4.4. DISCLOSURE. No representation or warranty of Buyer made hereunder or in the Schedules or in any certificate, statement or other document delivered by or on behalf of Buyer contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE 5

                         COVENANTS OF SELLERS AND BUYER

         5.1. OPERATION OF THE BUSINESS. Between the Signing Date and the Closing Date, Sellers will conduct the Business only in the ordinary course of business and operate the Business in strict compliance with the Franchise Agreements, including, without limitation, by: (i) implementing and committing to implement all marketing, advertising and promotional programs for the Business consistent with past practice; (ii) principal officers and employees continuing to work the same or substantially the same number of hours in operating the Business as such officer or employee has worked in the past while conducting business in the ordinary course; and (iii) maintaining the same level of employees; provided, however, Sellers will not implement any new policies, training programs, or marketing programs respecting the Business without prior written consent of Buyer. As used herein actions taken in the "ordinary course of business" shall mean that such action is consistent with the past practices of Sellers and is taken in the ordinary course of the normal day-to-day operations of the Business.

         5.2. LIABILITIES. From and after the Closing Date, Buyer shall pay and discharge when due all of the Assumed Liabilities. Sellers, prior to and after the Closing, shall be solely responsible for the payment and performance, when due, of any liability or obligation of Sellers for any debt, obligation or liability of either Seller, whenever arising, which is not an Assumed Liability.

         5.3. CONSENTS. Prior to the Closing, Sellers shall have obtained (and shall have delivered to Buyer copies of) all Consents as set forth on Schedule 3.8.

         5.4. EMPLOYEES.

                  (a) Sellers shall solely be responsible for all severance, retirement, welfare, vacation, bonus programs or other benefits, if any, payable to employees of Sellers under all Employee Plans of either Seller, any oral or written agreement entered into by either Seller on or before or after the Closing Date and any promise made by either Seller to any of its employees on, before or after the Closing Date.

                  (b) Sellers agree not to terminate, without prior written consent of Buyer, any of Sellers' employees for a period of sixty (60) days following the Closing Date (the "Employee Period"); provided that Sellers may terminate any employee for good cause.

                  (c) Sellers will make available to Buyer the services of any employees of Sellers that Buyer, in its sole discretion, determines to be necessary for the Business, unless (i) the employee terminates his or her employment with Seller prior to the expiration of the Employee Period, (ii) Buyer hires any such employee as its employee, (iii) Buyer determines that any such employee is no longer necessary for its operations, or (iv) Sellers terminate such employee for good cause, but with prior written notice to Buyer.

                  (d) In consideration for the services provided by Sellers' employees, Buyer will pay Sellers for each employee who performs services for Buyer, such employee's Employment Rate, as adjusted to reflect the proportion of such employee's working hours spent in the service of Buyer. "Employment Rate" shall mean an amount equal to such employee's base salary and the cost of such employee's benefits under the Sellers' Employee Plans as set forth on Schedule 3.13. Nothing contained herein shall restrict Sellers in any way with respect to those employees whose services are not requested by Buyer or with respect to employees not hired by Buyer upon the expiration of the Employee Period. Buyer and Sellers acknowledge and agree that, unless Buyer expressly makes an offer in writing to an employee for such employee to become an employee of Buyer, and such employee accepts Buyer's offer of employment, no employee of a Seller will be deemed an employee of Buyer for any reason.

         5.5. RECEIVABLES.

                  (a) Within five (5) business days after the Closing, Sellers will deliver to Buyer an updated schedule of the Receivables which shall be dated as of the Closing Date (the "Final Receivables Schedule").

                  (b) From the Signing Date until the Closing, Sellers may agree to any settlement on any Receivables or other amounts owed by franchisees without prior written consent of Buyer; provided that Sellers give Buyer written notice of such settlement within five (5) business days. Buyer will abide by and enforce in a commercially reasonable manner all written settlement agreements Seller enters into prior to the Closing with respect to the Receivables and will not modify any such agreements without Sellers' prior written consent during the one(1) year period immediately after the Closing Date. During such one (1) year period, Buyer will use its reasonable efforts to collect the Receivables in the same manner that Buyer pursues receivables from its current franchisees, provided that Buyer shall not be required to institute a lawsuit with respect to any Receivables. Sellers agree that they will have no rights to the Receivables after the Closing (except rights to receive payment from Buyer under Section 2.2) and will not contact any Franchisee directly or indirectly with respect to the Receivables.

                  (c) Buyer shall provide to Seller on the tenth (10th) day of each month for a period of eighteen (18) months immediately after the Closing Date a statement of any Receivables collected during the immediately preceding calendar month and a statement of the reasonable out-of-pocket expenses incurred by Buyer in collection of such Receivables. Seller shall have the right to audit such statement by reviewing correspondence, records, receipts, financial statements, accounting work papers and any other Receivables related documents of Buyer, such audit to be performed at Sellers' expense.

         5.6. TAX FILINGS. Prior to the Closing, Seller shall pay all fees, taxes, penalties and other amounts required by any governmental authority or applicable law (including, without limitation, with respect to Taxes) in connection with the purchase and sale of the Acquired Assets or any of the transactions contemplated by this Agreement. Seller agrees to timely file, and Buyer agrees to assist and cooperate with Seller in timely filing, any notices or other documents relating to any Taxes that are required to be filed by Seller or Buyer with any state or local government agency due to the transactions that this Agreement contemplates.

         5.7. NATIONAL ADVERTISING TRUST FUND.

                  (a) Set forth on Schedule 5.7 hereto is a statement of (i) all advertising plans, programs or benefits available to franchisees relating to the National Advertising Trust Fund (the "Fund") existing as of the Closing Date (the "Fund Programs") (ii) a description of, and estimated or actual budget for, Fund Programs approved for calendar years 2001 and 2002. Sellers shall prepare and deliver to Buyer on the Closing Date a statement of all accounts payable of the Fund as of the Closing Date (the "Closing Fund Payables").

                  (b) Sellers will cause the Fund to be dissolved effective as of the Closing Date. As of Closing Date, Seller shall cause all Fund Assets to be transferred to an account designated by Buyer for the benefit of the Franchisees, the Franchised Businesses and the Insty-Prints system and Buyer shall assume all Closing Fund Payables and pay the same when due, pursuant to an Assignment and Assumption of National Advertising Trust Fund Assets in a form mutually agreed upon by Sellers and Buyer ("ASSIGNMENT AND ASSUMPTION OF FUND ASSETS"). "Fund Assets" shall mean amounts remaining in the Trust Fund Account, together with all rights of Sellers in and to any and all assets of the Fund held for the benefit of the Franchisees or any other party having a beneficial interest therein, including, without limitation, cash, accounts receivables, deposits, advertising materials, and rights to rebates, marketing and advertising allowances. As of the Closing, the Fund Assets will be free and clear of any Encumbrances whatsoever.

                  (c) Sellers will indemnify and hold harmless Buyer from and against any and all issues, damages, expenses or claims of any nature made by any party with respect to the Fund arising on or before the Closing Date; provided that Buyers will be responsible for reimbursement obligations pursuant to the Fund Programs set forth in
         Schedule 5.7. Buyer will indemnify and hold harmless Sellers from and against any and all issues, damages, expenses or claims that relate (i) solely to Buyer's administration of the Fund after the Closing Date or
         (ii) provided Seller dissolves the Fund pursuant to the terms of the Trust Agreement and applicable laws, the dissolution of the Fund by Seller and transfer of Fund Assets to the Buyer.

                  (d) On and after the Closing Date, Buyer covenants and agrees, for a period of one (1) year after the Closing Date, to continue, maintain and administer Fund Programs as described on Schedule 5.7 and as such Fund Programs have been established and historically administered under the Trust Agreement.

         5.8. TRANSITION ASSISTANCE. From and after the Signing Date, Sellers will cooperate with and obtain the approval of Buyer, which approval will not be unreasonably withheld, with respect to all decisions made after such date relating to all Franchise Agreements, other contracts, commitments and communications with Franchisees, communications with Franchisees regarding the transactions which are the subject of this Agreement and filing with governmental agencies. From and after the Signing Date, Sellers will assist Buyer, at Buyer's reasonable out-of-pocket expense, if any, in converting Sellers' electronic data files relating to billing, accounts receivable, payment processing, adjustments and credit memos, accounts payable, inventory and sales history for royalties, National Advertising Trust Fund, matching funds, sales of supplies, advertising cooperatives and notes to Buyer's electronic accounting and franchise information systems. Sellers will in good faith assist and cooperate with Buyer to make all reasonable efforts to complete such conversion process by November 21, 2001. Such assistance will include, but not be limited to, providing the foregoing information in a comma delimited file with descriptions of each field.

         5.9. TRADE NAMES.

                  (a) From and after the Closing Date, neither Seller shall have any rights to or interest in the name "Insty-Prints" or any variation thereof. At the Closing, Sellers shall deliver to Buyer a certified copy of duly adopted joint resolutions of the Board of Directors and the sole shareholder of Insty authorizing an amendment to the Articles of Incorporation of Insty to change the corporate name of Insty to comply with the provisions of this Section 5.9, as well as a copy of the Articles of Amendment for Insty to be filed with both the Department of Revenue of the State of Minnesota and the Secretary of State of Minnesota. Sellers also shall cease using all Intellectual Property in connection with the Corporate Stores and remove all signs identifying such stores as Insty-Prints stores.

                  (b) Sellers shall grant Buyer and its affiliates a non-exclusive license to use the "IPI" name and mark in connection with the Business, but only to the extent currently used by Sellers. Buyer acknowledges the importance to Sellers of the reputation and goodwill of the "IPI" name and mark. Buyer, therefore, agrees to maintain the reasonable standards of quality as may be set by Sellers from time to time.

         5.10. DUE DILIGENCE. Prior to the Closing Date, Buyer shall have the right to conduct such due diligence, and Sellers shall provide such due diligence or access to requested information, as Buyer reasonably requires in order to satisfy itself with respect to the Business, the Acquired Assets and the Assumed Liabilities. Sellers will provide Buyer full access to, and authorize Buyer to make copies of all of the contents of all files maintained by Sellers' attorneys, brokers or other agents relating to the Franchisees, the Acquired Assets, the Insty-Prints system, the Franchised Businesses and the conduct of the Business prior to the Closing.

         5.11. PRE-CLOSING DELIVERIES. Not less than five (5) business days before the Closing Date, Sellers shall deliver to Buyer:

                  (a) a list of all Trade Credits and Accrued Liabilities to be assumed by Buyer at the Closing (the "Final Trade Credits and Accrued Liabilities Schedule");

                  (b) a true and correct list of all Uniform Commercial Code financing statements filed by a Seller evidencing such Seller's security interest in the assets of a Franchisee or a Franchised Business (the "Financing Statements");

                  (c) a substantially complete list of all Purchase Orders;

                  (d) a list of all Inventory which will be delivered to Buyer at the Closing;

                  (e) all signed Consents;

                  (f) a schedule of royalties paid by each Franchisee to Sellers each month since December 1, 2000; and

                  (g) of a list of and a description of the variations in insurance coverage Insty requires the Franchisees to maintain. Sellers also agree to deliver to Buyer a list of Franchisees who, to Sellers' knowledge, do not have the required policies in full force and effect and/or have not named Sellers as additional insureds under their respective policies; and

                  (h) a statement of the "net book value" of the prepaids as of the Closing Date (the "Final Prepaids Schedule") as agreed upon by the parties;

                  (i) an updated Schedule 3.19(o) amended to include a true, correct and complete list of every agreement then in effect entered into by either Seller for, and any of Seller's "recommended" or designated suppliers of, goods or services to the Franchise Business; and

                  (j) a statement of Closing Fund Payables pursuant to Section 5.7.

         5.12. CONFIDENTIALITY. Sellers shall at all times (including after the Closing) maintain the absolute confidentiality of the Confidential Information (defined below) and shall not use or disclose the Confidential Information in any manner whatsoever, other than in connection with the consummation of the transactions that this Agreement contemplates. As used in this Section 5.12, "CONFIDENTIAL INFORMATION" means all information acquired by Sellers relating to any financial, strategic or business plans, data or analyses of Buyer, or any of their licensees or franchisees. Notwithstanding the foregoing, nothing contained herein shall prohibit Seller, from (a) disclosure of Confidential Information which are generally known to the public and (b) disclosure of Confidential Information in legal proceedings when Sellers are legally required to disclose it, provided that Sellers give Buyer an opportunity to obtain an appropriate legal protective order or other assurance satisfactory to Buyer that the information required to be disclosed will be treated confidentially.

                                    ARTICLE 6

                                   TERMINATION

         6.1. TERMINATION BY BUYER. This Agreement and the transactions contemplated hereby may be terminated by Buyer at any time prior to the Closing if:

                  (a) Sellers' representations and warranties are not true and correct as of the Closing Date; or

                  (b) either Seller has failed in any manner to timely perform or comply with any covenant to be performed by it hereunder; or

                  (c) Seller fails to deliver any executed Consent (including from the landlord under the sublease for the Premises); or

                  (d) at any time between the Signing Date and the Closing Date there occurs a material adverse change in any Acquired Asset, the Business, the condition (financial or other), results of operations or prospects of Sellers, or any information disclosed to Buyer in the Schedules delivered to Buyer on the Signing Date; or

                  (e) Seller shall have received a written statement by Buyer on or before 5:00 p.m. Minneapolis, Minnesota time on November 27, 2001 notifying Seller that based upon its review of materials (described on Schedule 6.1(e)) provided by Sellers to Buyer after the Signing Date, Buyer in its reasonable judgement concludes that either (i) there has been an uncured breach of any of the representations, warranties or pre-closing covenants of Sellers hereunder; or (ii) Buyer has learned from its review of Schedule 6.1(e) materials, of any event or condition which could reasonably be expected to have a material adverse effect on any Acquired Asset or the Business. Provided however, that any written statement to be provided under this Section 6.1(e) which is received by Seller after 5:00 p.m. Minneapolis, Minnesota time on November 27, 2001 shall be ineffective to terminate the transactions contemplated by this Agreement. Provided further, that Buyer's review under this Section 6.1(e) shall have no effect on the liability of Sellers to Buyer under this Agreement for breach of any representations, warranties or covenants of Sellers hereunder.

         Nothing herein shall be construed to prevent Buyer, in its sole and absolute discretion, from waiving in writing any of the above conditions, in whole or in part, at any time up to the Closing.

         6.2. TERMINATION BY SELLER. This Agreement and the transactions contemplated hereby may be terminated by Seller at any time prior to the Closing if:

                  (a) Buyer's representations and warranties are not true and correct as of the Closing Date; or

                  (b) Buyer has failed in any manner to timely perform or comply with any covenant to be performed by it hereunder.

                  (c) IPI does not obtain approval of the transaction contemplated by this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of IPI's Common Stock entitled to vote at a meeting of shareholders called for that purpose, other than failure of IPI to obtain approval as a result of actions of shareholders who are also officers, directors or who benficially own in excess of 10% of the outstanding shares of IPI's Common Stock. Nothing herein shall be construed to prevent either Seller, in such Seller's sole and absolute discretion, from waiving in writing any of the above conditions, in whole or in part, at any time up to the Closing.

                                    ARTICLE 7

                               CLOSING DELIVERIES

         7.1. CLOSING DOCUMENTS. At the Closing, the parties hereto shall execute and deliver the following agreements and documents:

                  (a) Buyer and each Seller shall execute and deliver the assumption agreement substantially in the form of EXHIBIT 7.1(a) attached hereto;

                  (b) Insty shall execute and deliver to Buyer an intellectual property substantially in the form of EXHIBIT 7.1(b) attached hereto;

                  (c) Insty shall execute and deliver to Buyer executed assignments, in form for filing with applicable governmental agencies, of all Intellectual Property;

                  (d) Sellers shall execute and deliver to Buyer executed assignments (with consents, if required) of each agreement constituting Licensed Intellectual Property;

                  (e) Sellers shall execute and deliver a Bill of Sale, substantially in the form of EXHIBIT 7.1(e) attached hereto, conveying good and marketable title to all Acquired Assets not otherwise transferred or conveyed pursuant to this Section;

                  (f) Buyer and Sellers shall execute and deliver the Restrictive Covenant Agreement substantially in the form of EXHIBIT 7.1(f) attached hereto;

                  (g) Buyer and IPI shall execute and deliver the Temporary Space License Agreement substantially in the form of EXHIBIT 7.1(g) attached hereto;

                  (h) Sellers shall execute all amendments and/or assignment necessary to assign all of Sellers' interest in the Financing Statements to Buyer;

                  (i) Sellers shall cause the Trustees and Insty to execute the Assignment of Fund Assets and any other documents reasonably required for the purposes of Section 5.8; and

                  (j) Buyer and Sellers shall execute and deliver such other instruments and documents as are reasonably required in order to consummate the transactions contemplated hereby.

         7.2. ADDITIONAL DELIVERIES BY SELLERS. Sellers, at their sole expense, shall deliver to Buyer at the Closing:

                  (a) certified copies of joint resolutions duly adopted by the shareholders and the Board of Directors of each Seller authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby;

                  (b) Certificates of Good Standing of Insty and IPI, dated within fifteen (15) days prior to the Closing Date, from the state of incorporation and any other state or foreign jurisdiction within which such Seller is qualified to do business as a foreign corporation;

                  (c) A correct and complete list of all outstanding promissory notes made by a Franchisee to a Seller as of the day immediately prior to the Closing Date (the "Final Promissory Note Schedule");

                  (d) certificate from each Seller, signed by an officer of such Seller, dated as of the Closing Date, certifying, without qualifications or exceptions, (i) all pre-closing covenants set forth in Article 5 have been fully satisfied and (ii) all representations and warranties of such Seller contained herein or in any certificate or other writing delivered pursuant hereto or in connections herewith are accurate as of the Closing date. Each such certificate shall be deemed a representation and warranty by such Seller.

                  (e) an opinion of Lindquist & Vennum, P.L.L.P., counsel to Sellers, dated the Closing Date, in the form of EXHIBIT 7.2(e) attached hereto.

         7.3. ADDITIONAL DELIVERIES BY BUYER. Buyer, at its expense, shall deliver to Sellers at the Closing:

                  (a) certified copy of resolutions duly adopted by members of Buyer authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby; and

                  (b) opinion of Piper Marbury Rudnick & Wolfe, counsel to Buyer, dated the Closing Date, in the form of EXHIBIT 7.3(b) attached hereto.

                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1. INDEMNIFICATION BY SELLERS. Sellers, jointly and severally, shall indemnify, defend and hold harmless Buyer and its affiliates and each of their respective shareholders, officers, directors, agents, representatives, employees, successors and assigns (collectively, the "BUYER INDEMNIFIED PARTIES") against all costs, expenses, losses, direct or indirect damages (including incidental, consequential and punitive damages), fines, penalties or liabilities (including, without limitation, attorneys' fees, arbitrators' fees, expert witness fees, costs of investigation and proof of facts and other costs of litigation or arbitration, whether or not such litigation or arbitration is commenced) (collectively, "DAMAGES") incurred by any of the Buyer Indemnified Parties and arising directly or indirectly from, with respect to or in connection with:

                  (a) the existence of any fact, circumstance or condition constituting a breach or violation of any of the representations and warranties of a Seller contained in this Agreement or any other document delivered by a Seller to Buyer in connection herewith;

                  (b) the breach by a Seller of any covenant or agreement contained in this Agreement or any other document delivered by a Seller to Buyer in connection herewith;

                  (c) any threatened or instituted claim, suit, action or cause of action, investigation or proceeding of any kind whatsoever, whether instituted or commenced prior to or after the Closing Date, which relates to, or arises directly or indirectly from, the Business or the Acquired Assets on or before the Closing Date; and

                  (d) any threatened or instituted claim, suit, action or cause of action, investigation or proceeding of any kind whatsoever, whether instituted or commenced prior to or after the Closing Date, which relates to, or arises directly or indirectly from, the employees of a Seller before, on or after the Closing Date.

If any indemnification obligation under this Section 8.1 might arise from the claim, action or allegation of a third party or any litigation or alternate dispute resolution resulting therefrom (a "CLAIM"), Sellers shall assume the defense of any such Claim and any investigation, defense and settlement resulting from such Claim, provided that Sellers shall use counsel reasonably satisfactory to Buyer to defend against such Claim and may not settle any such Claim without the prior written consent of Buyer, which shall not be unreasonably withheld. Notwithstanding the above, Buyer may, at its option, participate in the investigation, defense and settlement of any Claim and engage counsel of its choice to participate in the defense of any Claim at Buyer's risk and expense, provided that Buyer and its counsel shall proceed diligently and in good faith with respect thereto.

         8.2. INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend and hold harmless Sellers, their affiliates and each of their respective shareholders, officers, directors, agents, representatives, employees, successors and assigns (collectively, the "SELLER INDEMNIFIED PARTIES") against all Damages incurred by any of the Seller Indemnified Parties and arising directly or indirectly from, with respect to or in connection with:

                  (a) the existence of any fact, circumstance or condition constituting a breach or violation of any of the representations and warranties of Buyer contained in this Agreement or any other document delivered by Buyer to Sellers in connection herewith;

                  (b) a breach by Buyer of any covenant or agreement contained in this Agreement or any other document delivered by Buyer to Sellers in connection herewith;

                  (c) any threatened or instituted claim, suit, action or cause of action, investigation or proceeding of any kind whatsoever which relates solely to or arises solely from the Business or the Acquired Assets after the Closing Date;

                  (d) any of the Assumed Liabilities.

         If any indemnification obligation under this Section 8.2 might arise from a Claim, Buyer shall assume the defense of such Claim and any investigation, defense and settlement resulting from such Claim, provided that Buyer shall use counsel reasonably satisfactory to Sellers to defend against such Claim and may not settle any such Claim without the prior written consent of Sellers, which shall not be unreasonably withheld. Notwithstanding the above, Sellers may, at their option, participate in the investigation, defense and settlement of any Claim and engage counsel of their choice to participate in the defense of any Claim at Sellers' expense, provided that Sellers and their counsel shall proceed diligently and in good faith with respect thereto.

         8.3. SURVIVAL. All covenants and agreements of any party hereto shall survive the Closing. Except as is otherwise expressly provided in this Section 8.3, all representations and warranties of any party hereto set forth herein shall survive the Closing for a period of one (1) year following the Closing Date, at which time they shall be deemed terminated. Any representation and warranty in Section 3.6 or any representation or warranty which was known by Sellers to be untrue when made shall survive the Closing without limitation. Any claim which Buyer makes against Sellers in writing prior to the expiration of the applicable cut-off period set forth in this Section 8.3 shall survive the expiration of such period and Buyer shall have the right to pursue the same in accordance with the applicable indemnification provisions set forth in this Agreement. Any representation and warranty in this Agreement shall be deemed to be material and to have been relied upon by the party to which made, notwithstanding any investigation or inspection made by or on behalf of such party, and shall not be affected in any respect by any such investigation or inspection.

         8.4. RIGHT TO OFFSET. To the extent Buyer is entitled to any payment for indemnification under Section 8.1 hereof or any payment under Section 5.5(a) (an "INDEMNIFICATION PAYMENT"), Buyer may (but is not obligated to) offset any part or the full amount of any such Indemnification Payment against any payment or payments, if any, coming due from Buyer to Sellers under this Agreement or otherwise until such Indemnification Payment is fully satisfied; provided, however, that nothing herein shall be deemed to prohibit or restrict Buyer's right or ability to collect any Indemnification Payment.

                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1. ARBITRATION. ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN BUYER, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES AND ATTORNEYS (IN THEIR REPRESENTATIVE CAPACITY) AND SELLER ARISING OUT OF OR RELATING TO: (1) THIS AGREEMENT OR ANY PROVISION HEREOF OR ANY RELATED AGREEMENT; (2) THE RELATIONSHIP OF THE PARTIES HERETO; OR (3) THE VALIDITY OF THIS AGREEMENT OR ANY RELATED AGREEMENT, OR ANY PROVISION HEREOF; SHALL BE SUBMITTED FOR ARBITRATION TO BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION PROCEEDINGS SHALL BE CONDUCTED IN CHICAGO, ILLINOIS AND, EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, SHALL BE CONDUCTED BY ONE ARBITRATOR IN ACCORDANCE WITH THE THEN CURRENT COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR SHALL HAVE THE RIGHT TO AWARD OR INCLUDE IN HIS OR HER AWARD ANY RELIEF WHICH HE OR SHE DEEMS PROPER IN THE CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, MONEY DAMAGES (WITH INTEREST ON UNPAID AMOUNTS FROM DATE DUE), SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF, ATTORNEYS' FEES AND COSTS. THE AWARD AND DECISION OF THE ARBITRATOR SHALL BE CONCLUSIVE AND BINDING UPON ALL PARTIES HERETO AND JUDGMENT UPON THE AWARD MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION. ALL MATTERS WITHIN THE SCOPE OF THE FEDERAL ARBITRATION ACT (9 U.S.C. SECTIONS 1 ET SEQ.) SHALL BE GOVERNED BY IT AND NOT BY ANY STATE ARBITRATION LAW. THE PARTIES FURTHER AGREE THAT IN CONNECTION WITH ANY SUCH ARBITRATION PROCEEDING EACH SHALL FILE ANY COMPULSORY COUNTERCLAIM (AS DEFINED BY RULE 13 OF THE FEDERAL RULES OF CIVIL PROCEDURE) WITHIN THIRTY (30) DAYS OF THE DATE OF THE FILING OF THE CLAIM TO WHICH IT RELATES; OTHERWISE, SUCH COUNTERCLAIM SHALL BE FOREVER BARRED. THE PARTIES FURTHER AGREE THAT ARBITRATION WILL BE CONDUCTED ON AN INDIVIDUAL, NOT A CLASS-WIDE BASIS AND THAT AN ARBITRATION PROCEEDING BETWEEN THE PARTIES, AND/OR THEIR AFFILIATES' RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS AND/OR EMPLOYEES, MAY NOT BE CONSOLIDATED WITH ANY OR OTHER ARBITRATION PROCEEDING. DESPITE THE PARTIES' AGREEMENT TO ARBITRATE, BUYER AND SELLERS EACH HAVE THE RIGHT IN A PROPER CASE

TO SEEK TEMPORARY RESTRAINING ORDERS AND TEMPORARY OR PRELIMINARY INJUNCTIVE RELIEF FROM A COURT OF COMPETENT JURISDICTION; PROVIDED, HOWEVER, THAT SELLERS AND BUYER MUST CONTEMPORANEOUSLY SUBMIT THEIR DISPUTE FOR ARBITRATION ON THE MERITS AS PROVIDED IN THIS SUBSECTION.

         9.2. CONSENT TO JURISDICTION. Subject to the parties' obligations under
Section 9.1, Buyer and Sellers agree that all actions arising under this Agreement, any related agreement, the relationship of the parties hereto, or the validity of this Agreement or any related agreement must be commenced in the state or federal court of general jurisdiction in or nearest to Troy, Michigan. Sellers and Buyer irrevocably submit to the jurisdiction of those courts and waive any objection of jurisdiction or venue in those courts.

         9.3. TRANSACTION EXPENSES. Each party will bear all of its own respective expenses incurred in the negotiations and consummation of the transactions contemplated hereby, including all legal, accounting and other advisors' fees.

         9.4. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement are sufficient if in writing and delivered personally, delivered by a nationally recognized overnight courier service, mailed first-class, postage prepaid, registered or certified mail, or facsimile and in any event addressed as follows:

         If to Buyer to:         Allegra Holdings LLC
                                 1800 West Maple Road
                                 Troy, MI 48084
                                 Attention: Mr. William McIntire
                                 Fax: (248) 614-3719

         with a copy to:         Piper Marbury Rudnick & Wolfe
                                 203 North LaSalle Street, Suite 1800
                                 Chicago, IL 60601
                                 Attention: Fredric A. Cohen, Esq.
                                 Fax: (312) 236-7516

         If to Sellers to:       Jacobs Management Corporation
                                 2900 IDS Center
                                 80 South 8th Street
                                 Minneapolis, MN 55402
                                 Attention: David Mahler
                                 Fax: (612) 338-8188

         with a copy to:         Lindquist & Vennum, P.L.L.P.
                                 4200 IDS Center
                                 80 South 8th Street
                                 Minneapolis, MN 55402
                                 Attention: John H. Strothman
                                 Fax: (612) 371-3207

         Notice is effective (a) when delivered personally, (b) on the business day after being sent by nationally recognized courier service or transmittal by facsimile, or (c) three (3) business days after being sent by registered or certified mail. Either party may designate, by notice in writing, a new address to which any notice, demand or communication may hereafter be so given or sent.

         9.5. WRITTEN AGREEMENT TO GOVERN. This Agreement (along with all documents and instruments to be delivered pursuant hereto, including all Exhibits and Schedules) sets forth the entire understanding, and supersedes all prior and contemporaneous discussions, negotiations, understandings and oral and written agreements, among the parties relating to the subject matter it contains and merges all prior and contemporaneous discussions among them. No party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in this Agreement or in the other documents referred to in this Agreement which form a part of this Agreement.

         9.6. CONSTRUCTION. The parties expressly agree that it is not any party's intention to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government. If any provision of this Agreement is judicially or administratively interpreted or construed as being unenforceable, such provision shall be inoperative, and the remainder of this Agreement shall remain binding upon the parties. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid as written by reason of its scope, the parties intend that such provision be enforced to the maximum extent permitted under applicable laws.

         9.7. WAIVER OF PROVISIONS. The headings in this Agreement are inserted for convenience of reference only and are not a part of and will not control or affect the meaning of this Agreement. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any obligation under this Agreement or any other instrument or document to be delivered pursuant hereto shall in no manner affect the right at a later date to enforce the same. No waiver by any party of any condition, or any breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         9.8. LAW TO GOVERN. All matters relating to arbitration shall be governed exclusively by the Federal Arbitration Act (9 U.S.C. Sections 1 ET SEQ.). Except to the extent governed by the Federal Arbitration Act or other federal law, all matters arising from or relating to the validity, construction or enforceability of this Agreement shall be governed in all respects by the laws of the State of Michigan, without regard to its conflicts of laws rules.

         9.9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, administrators successors and assigns; however, neither this Agreement nor the rights or obligations of either Seller arising hereunder or in connection herewith may be assigned by such Seller except with the written consent of Buyer, which consent shall not be unreasonably withheld.

         9.10. THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

         9.11. FURTHER ASSURANCES. From the Signing Date until the Closing Date, and continuing after the Closing, the parties agree (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and effectuate the transaction contemplated by this Agreement; (b) to execute and deliver to the others any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to consummate and effectuate the transactions contemplated by this Agreement, including, without limitation, any documents requested by the telephone company or other service provider in connection with the transfer of the telephone number or any service used in the Business' operation to Buyer; and (c) to cooperate with each other in connection with the foregoing.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first written above.

BUYER:                                      SELLERS:

ALLEGRA HOLDINGS LLC,                       IPI, INC., a Minnesota corporation
a Michigan limited liability company

By: /s/ Mark A. Crowley                     By: /s/ Robert J. Sutter
   ---------------------------------           ---------------------------------
   Mark A. Crowley                             Robert J. Sutter
   Its: Vice President of Finance              Its: President


                                            INSTY-PRINTS, INC., a Minnesota
                                            corporation:


                                            By: /s/ David C. Oswald
                                               ---------------------------------
                                               David C. Oswald
                                               Its: President

                                                                      Appendix B

                                     PLAN OF
                           LIQUIDATION AND DISSOLUTION
                                  OF IPI, INC.

         1. Plan of Dissolution. This Plan of Liquidation and Dissolution (the "Plan") is intended to accomplish the complete liquidation and dissolution of IPI, Inc., a Minnesota corporation (the "Company'") through the distribution by it of all of its assets in accordance with the laws of the State of Minnesota. Said liquidation and dissolution shall be accomplished in the manner stated in this Plan. Subject to any rights of third parties, the Board of Directors may, notwithstanding shareholder authorization of the Plan and of the dissolution of the Company, amend this Plan from time to time.

         2. Approval of Plan. This Plan shall become effective immediately after all of the following have occurred (a) the Board of Directors has called a Special Meeting of the Shareholders of the Company for the purpose of allowing the shareholders to consider and act on the liquidation of the Company and its dissolution pursuant to Section 302A.721 of the Minnesota Business Corporation Act, or has otherwise submitted such matter to a vote of the shareholders of the Company and (b) the shareholders of the Company have approved such liquidation and dissolution and have adopted this Plan by an affirmative vote of at least a majority of the outstanding shares of Common Stock of the Company at the Special Meeting to which due notice is given.

         3. Time Period. The sale, exchange, transfer or other disposition of the assets, properties and rights of the Company shall be initiated and completed as expeditiously as practicable after the approval and adoption of the Plan by the shareholders of the corporation.

         4. Distribution of Assets. After approval and adoption of the Plan by the Company's shareholders, the Company, by its duly authorized officers, shall:

         (a) Collect the proceeds of that certain Asset Purchase Agreement dated November 15, 2001 by and among Allegra Holdings, LLC, IPI, Inc. and Insty-Prints, Inc. (the "Asset Purchase Agreement");

         (b) Collect all monies owed to the Company and convert, to the extent practicable, all other assets of the Company, if any, to cash;

         (c) Pay or make adequate provision for payment, of all debts and liabilities of the Company, including all expenses of the sale of its assets and of the liquidation and dissolution provided for in this Plan;

         (d) To the extent deemed necessary by the Board of Directors, establish and set aside a reasonable amount (the "Contingency Reserve") to meet claims against the Company, including ascertained or contingent liabilities and expenses;

         (e) To the extent deemed necessary or appropriate by the Board of Directors, hold in trust for the benefit of the Company's shareholders (a) those shares of Clarent Corporation common stock, $.001 par value, held by the Company as of the date of approval by the shareholders of this Plan (the "Clarent Stock") (b) any and all claims, actions, suits, proceedings, causes of action relating to the Company's ownership of the Clarent Stock and (c) judgments, damages, penalties, fines, settlements or any monies received by the Company in connection with any of the preceeding (the "Clarent Assets");

         (f) To the extent deemend necessary of appropriate by the Board of Directors, maintain any suit, proceeding or action relating to the Clarent Stock and pay expenses and costs relating to the same;

         (g) Give notice to known and unknown creditors by publication and mail;

         (h) Distribute to the shareholders pro rata by ownership of the outstanding common stock of the Company all of the Company's assets (other than the Contingency Reserve and Clarent Assets) in complete cancellation and redemption of the outstanding stock of the Company in one or more distributions;

         (i) At the later of (a) expiration of the statutory period for claims by creditors or (b) resolution of all matters provided for by the Contingency Reserve or (c) the sale of the Clarent Stock or liquidation of Clarent Assets, and after payment of the costs of the establishment and maintenance associated the Contingency Reserve and Clarent Assets, distribute to shareholders pro rata by ownership of the outstanding common stock of the Company the remainder of the Company's assets;

         (j) Be formally dissolved in accordance with the applicable provisions of the laws of the State of Minnesota and the Federal Government, including, but not limited to, the filing of a Notice of Intent to Dissolve and Articles of Dissolution with the Minnesota Secretary of State and the filing of Form 966 with the Internal Revenue service.

         5. Authority of Board and Officers. The adoption of the Plan by its shareholders shall constitute full and complete authority for the Board of Directors and the proper officers of the Company, without further shareholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character which such officers deem necessary or appropriate: (i) to sell, dispose, convey, transfer and deliver the assets of the Company, (ii) to satisfy or provide for the satisfaction of the obligations of the Company; (iii) to distribute any remaining assets of the Company to its shareholders or for their benefit to the extent provided above and (iv) to dissolve the Company in accordance with the laws of the State of Minnesota and cause its withdrawal from all jurisdictions in which it is authorized to do business.

                                                                      Appendix C

             FINACIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

                           IPI, INC. AND SUBSIDIARIES



PROFORMA FINANCIAL STATEMENTS

     Proforma Unaudited Condensed Consolidated Statement of Operations
         For the Twelve Months Ended November 30, 2000

     Proforma Unaudited Condensed Consolidated Statement of Operations
         For the Nine Months Ended August 31, 2001

     Proforma Unaudited Condensed Balance Sheet as of August 31, 2001

     Notes to Proforma Financial Statements


CONSOLIDATED FINANCIAL STATEMENTS

     Report of Independent Public Accountants

     Consolidated Balance Sheets as of November 30, 2000 and 1999

     Consolidated Statements of Operations for Each of the Three Years in the Period Ended November 30, 2000

     Consolidated Statements of Shareholders' Equity for Each of the Three Years in the Period Ended November 30, 2000

     Consolidated Statements of Cash Flows for Each of the Three Years in the
         Period Ended November 30, 2000

     Notes to Consolidated Financial Statements

                            IPI, INC. & SUBSIDIARIES
       PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED NOVEMBER 30, 2000


                                               HISTORICAL            PRO FORMA              IPI
                                                                    ADJUSTMENTS           PRO FORMA
REVENUES:
     Insty-Prints royalty and franchise fees   $4,463,000          ($4,463,000)                   $0
     Printing supplies and services             2,590,000           (2,590,000)                    -
     Company-owned print locations              1,680,000                    -             1,680,000
     Change of Mind Learning royalty fees
       and other income                           116,000                    -               116,000
     Other income                                 445,000             (445,000)                    -
                                             -------------        -------------         -------------
     Total Revenues                             9,294,000           (7,498,000)            1,796,000
                                             -------------        -------------         -------------

COSTS AND EXPENSES:
     Insty-Prints franchise and printing operations:
       Cost of sales-supplies and services      1,935,000           (1,935,000)                    -
       Cost of sales-print locations              504,000                    -               504,000
       Selling, general and administrative      5,092,000           (3,082,000)            2,010,000
       Charge for closing store                   840,000                    -               840,000
       Amortization of Goodwill                   230,000             (214,000)               16,000
                                             -------------        -------------         -------------
       Total Costs and Expenses                 8,601,000           (5,231,000)            3,370,000
                                             -------------        -------------         -------------

     Change of Mind Learning franchsie operations:
       Selling, general and administrative        855,000                    -               855,000
       Amortization of Goodwill                    42,000                    -                42,000
       Write-off of Goodwill                            -                    -                     -
                                             -------------        -------------         -------------
       Total Costs and Expenses                   897,000                    -               897,000
                                             -------------        -------------         -------------

OPERATING INCOME                                 (204,000)          (2,267,000)           (2,471,000)
                                                                                                   -
     Interest and dividens on investments         424,000              120,000               544,000
     Interest expense on margin loans            (117,000)                   -              (117,000)
     Net gain on disposal of securities
        & other                                   480,000                    -               480,000
                                             -------------        -------------         -------------
                                                  787,000              120,000               907,000

     Income Before Income Taxes                   583,000           (2,147,000)           (1,564,000)
     Income Tax Expense                           233,000             (907,000)             (674,000)
                                             -------------        -------------         -------------

NET INCOME                                      $ 350,000          ($1,240,000)            ($890,000)
                                             =============        =============         =============

BASIC AND DILUTED EARNINGS PER
     COMMON SHARE                                  $ 0.07                                    $ (0.18)
                                             =============                              =============

                            IPI, INC. & SUBSIDIARIES
       PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED AUGUST 31, 2001


                                                HISTORICAL            PRO FORMA              IPI
                                                                     ADJUSTMENTS           PRO FORMA
REVENUES:
      Insty-Prints royaltyand franchise fees    $3,153,000           ($3,153,000)                  $0
      Printing supplies and services             1,495,000            (1,495,000)                   -
      Company-owned print locations                821,000                     -              821,000
      Change of Mind Learning royalty fees
        and other income                            68,000                     -               68,000
      Other income                                 314,000              (314,000)                   -
                                              -------------        --------------        -------------
      Total Revenues                             5,851,000            (4,962,000)             889,000
                                              -------------        --------------        -------------

COSTS AND EXPENSES:
      Insty-Prints franchise and printing operations:
        Cost of sales-supplies and services      1,119,000            (1,119,000)                   -
        Cost of sales-print locations              230,000                     -              230,000
        Selling, general and administrative      3,271,000            (2,241,000)           1,030,000
        Provision for bad debts                    235,000              (235,000)                   -
        Amortization of Goodwill                   144,000              (144,000)                   -
                                              -------------        --------------        -------------
        Total Costs and Expenses                 4,999,000            (3,739,000)           1,260,000
                                              -------------        --------------        -------------

      Change of Mind Learning franchsie operations:
        Selling, general and administrative      1,036,000                     -            1,036,000
        Amortization of Goodwill                    23,000                     -               23,000
        Write-off of Goodwill                      602,000                     -              602,000
                                              -------------        --------------        -------------
        Total Costs and Expenses                 1,661,000                     -            1,661,000
                                              -------------        --------------        -------------

OPERATING INCOME                                  (809,000)           (1,223,000)          (2,032,000)

      Interest and dividends on investments        163,000                90,000              253,000
      Interest expense on margin loans             (74,000)                    -              (74,000)
      Net gain on disposal of securities & other16,750,000                     -           16,750,000
                                              -------------        --------------        -------------
                                                16,839,000                90,000           16,929,000

      Income Before Income Taxes                16,030,000            (1,133,000)          14,897,000
      Income Tax Expense                         6,412,000              (489,000)           5,923,000
                                              -------------        --------------        -------------

NET INCOME                                      $9,618,000             ($644,000)          $8,974,000
                                              =============        ==============        =============

BASIC AND DILUTED EARNINGS PER
      COMMON SHARE                                  $ 1.98                                     $ 1.85
                                              =============                              =============

                            IPI, INC. & SUBSIDIARIES
                   PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
                              AS OF AUGUST 31, 2001


                                                            HISTORICAL         PRO FORMA         IPI
                                                                              ADJUSTMENTS     PRO FORMA
                                 ASSETS
CURRENT ASSETS
    Cash and cash equivalents                                $8,370,000       $4,000,000      $12,370,000
    Short-term investments                                    6,680,000                -        6,680,000
    Marketable equity securities                             11,179,000                -       11,179,000
    Trade accounts receivable, net                            1,089,000         (871,000)         218,000
    Current maturities of notes receivables, net of
      allowance of $157,000 and $182,000                        637,000          963,000        1,600,000
    Inventories                                                 187,000         (145,000)          42,000
    Prepaid expenses                                            114,000          (50,000)          64,000
    Deferred Income Taxes                                     1,449,000                -        1,449,000
                                                           -------------    -------------    -------------
                          TOTAL CURRENT ASSETS               29,705,000        3,897,000       33,602,000
                                                           -------------    -------------    -------------

PROPERTY AND EQUIPMENT
    Original costs                                            1,862,000         (625,000)       1,237,000
    Accumulated  depreciation                                (1,202,000)         497,000         (705,000)
                                                           -------------    -------------    -------------
                 PROPERTY AND EQUIPMENT, NET                    660,000         (128,000)         532,000

NOTES RECEIVABLE, net of current maturities and
    allowance of $539,000 and $523,000                          605,000         (605,000)               0

GOODWILL AND OTHER INTANTGIBLES, net                          2,624,000       (2,624,000)               0
                                                           -------------    -------------    -------------


                              TOTAL ASSETS                  $33,594,000         $540,000      $34,134,000
                                                           =============    =============    =============


                                LIABILITIES & EQUITY
CURRENT LIABILITIES
    Accounts payable                                           $281,000        ($232,000)         $49,000
    Accrued compensation                                        127,000         (116,000)          11,000
    Accrued financing liabilities                                50,000                -           50,000
    Deferred revenue                                            108,000          (90,000)          18,000
    Income tax payable                                        4,721,000          189,000        4,910,000
    Other accrued liablities                                    576,000         (229,000)         347,000
                                                           -------------    -------------    -------------
                          TOTAL CURRENT LIABILITIES           5,863,000         (478,000)       5,385,000
                                                           -------------    -------------    -------------

LONG-TERM CAPITAL LEASE OBLIGATIONS                              49,000                -           49,000

EQUITY
    Common Stock                                                 49,000                0           49,000
    Additional paid-in capital                               15,769,000                0       15,769,000
    Retained earnings                                        12,650,000        1,018,000       13,668,000
    Unrealized gain (loss) on securities, net of taxes         (786,000)               0         (786,000)
                                                           -------------    -------------    -------------
                          TOTAL EQUITY                       27,682,000        1,018,000       28,700,000
                                                           -------------    -------------    -------------

                            TOTAL LIABILITIES AND EQUITY    $33,594,000         $540,000      $34,134,000
                                                           =============    =============    =============

                     NOTES TO PROFORMA FINANCIAL STATEMENTS

         On November 16, 2001, IPI, Inc. announced the sale of its Insty-Prints business to Allegra Holdings LLC. The sale of this business is subject to the approval of the stockholders of IPI, Inc. The following unaudited pro forma balance sheet as of August 31, 2001, the unaudited pro forma statement of operations for the year ended November 30, 2000 and unaudited pro forma statement of operations for the nine-month period ended August 31, 2001 give effect to the sale of the Insty-Prints business as if it had occurred on August 31, 2001 for purposes of the balance sheet, as of December 1, 1999 for purposes of the statement of operations for the year ended November 30, 2000, and as of December 1, 2000 for purposes of the statement of operations for the nine months ended August 31, 2001. The unaudited pro forma information is based on the historical financial statements of IPI, Inc., giving effect to the transaction under the purchase method of accounting and the adjustments as described in the accompanying notes to the unaudited pro forma financial statements.

         The pro forma financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. The pro forma financial information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the company after the sale transaction.



Pro Forma Adjustments

         (1) Amount represents the components of the purchase consideration received by IPI, Inc. consisting of approximately $4,000,000 in cash and receivable collections of $1,600,000.

         (2) Adjustments represent interest income presumed earned on the cash proceeds received in the transaction. The interest income on the cash proceeds was computed assuming an interest rate of 3%.

         (3) Amount represents the assumed gain, net of tax, recognized on the sale of the Insty-Prints business, calculated as follows:

                       Cash and note receivable received           $5,600,000
                       Net assets of Insty-Prints business          3,904,000
                                                                   ----------
                       Pretax gain on sale of business              1,696,000
                       Income tax on gain on sale of business         678,000
                                                                   ----------
                       Gain on sale of business, net of tax        $1,018,000

         (4) Adjustments represent an allocation of selling, general and administrative expenses based on the separation of the Insty-Prints franchise business functions from the consolidated operations of IPI.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To IPI, Inc.:

We have audited the accompanying consolidated balance sheets of IPI, Inc. (a Minnesota corporation) and Subsidiaries as of November 30, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IPI, Inc. and Subsidiaries as of November 30, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended November 30, 2000, in conformity with accounting principles generally accepted in the United States.




                                             /S/ ARTHUR ANDERSEN LLP

                                             ARTHUR ANDERSEN LLP



Minneapolis, Minnesota,
January 23, 2001

                           IPI, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS



                                                                      November 30
                                                              ----------------------------
                                                                  2000           1999
                                                              ------------    ------------
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                  $    643,000    $  2,022,000
   Short-term investments                                           81,000       2,590,000
   Marketable equity securities                                 15,638,000       6,504,000
   Trade accounts receivable, net                                1,370,000       1,371,000
   Current maturities of notes receivable, net of allowance
      of $182,000 and $145,000 (Note 4)                            707,000         964,000
   Inventories                                                     242,000         271,000
   Prepaid expenses and other                                      142,000         107,000
   Deferred income taxes (Note 6)                                1,173,000         930,000
                                                              ------------    ------------
               Total current assets                             19,996,000      14,759,000
                                                              ------------    ------------

PROPERTY AND EQUIPMENT:
   Property and equipment                                        1,924,000       2,226,000
   Less - Accumulated depreciation                              (1,148,000)       (980,000)
                                                              ------------    ------------
               Property and equipment, net                         776,000       1,246,000

NOTES RECEIVABLE, net of allowances of $523,000 and
   $656,000 (Note 4)                                               753,000         860,000

GOODWILL AND OTHER INTANGIBLES, net (Note 1)                     3,393,000       3,151,000
                                                              ------------    ------------
                                                              $ 24,918,000    $ 20,016,000
                                                              ============    ============





              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                           IPI, INC. AND SUBSIDIARIES

                                                                                       November 30
                                                                               ----------------------------
                                                                                   2000            1999
                                                                               ------------    ------------
                       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                            $    676,000    $    485,000
   Margin loans                                                                   4,438,000              --
   Accrued compensation                                                             189,000         296,000
   Accrued financing liabilities (Note 9)                                           145,000         150,000
   Deferred revenues                                                                200,000         264,000
   Income taxes payable                                                                  --         126,000
   Other accrued liabilities                                                        689,000         432,000
                                                                               ------------    ------------
               Total current liabilities                                          6,337,000       1,753,000
                                                                               ------------    ------------
LONG-TERM CAPITAL LEASE OBLIGATIONS                                                 105,000         319,000

COMMITMENTS AND CONTINGENCIES (Notes 7 and 9)

SHAREHOLDERS' EQUITY:
   Common stock, $.01 par value, 15,000,000 shares authorized, 4,859,000 and
      4,734,000 shares issued and outstanding                                        49,000          47,000
   Additional paid-in capital                                                    15,769,000      15,584,000
   Retained earnings                                                              3,032,000       2,682,000
   Unrealized loss on marketable securities available for sale, net
      of income tax effects                                                        (374,000)       (369,000)
                                                                               ------------    ------------
               Total shareholders' equity                                        18,476,000      17,944,000
                                                                               ------------    ------------
                                                                               $ 24,918,000    $ 20,016,000
                                                                               ============    ============




              The accompanying notes are an integral part of these
                          consolidated balance sheets.

                           IPI, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                For the Years Ended November 30
                                                           ----------------------------------------
                                                              2000           1999         1998
                                                           -----------    -----------   -----------
REVENUES:
   Insty-Prints royalty and franchise fees                 $ 4,463,000    $ 4,626,000   $ 4,545,000
   Printing equipment, supplies and services                 2,590,000      3,269,000     3,982,000
   Company-owned print locations                             1,680,000      1,822,000     1,694,000
   Change of Mind Learning royalty fees and other income       116,000             --            --
   Note interest and other income                              445,000        561,000       665,000
                                                           -----------    -----------   -----------
               Total revenues                                9,294,000     10,278,000    10,886,000
                                                           -----------    -----------   -----------

COSTS AND EXPENSES:
   Insty-Prints franchise operations:
     Cost of sales                                           1,935,000      2,458,000     3,134,000
     Selling, general and administrative expenses            3,244,000      3,330,000     3,308,000
     Amortization of goodwill and other intangibles            214,000        231,000       231,000
                                                           -----------    -----------   -----------
                                                             5,393,000      6,019,000     6,673,000

   Company-owned print locations:
     Cost of sales                                             504,000        568,000       550,000
     Selling, general and administrative expenses            1,848,000      1,523,000     1,048,000
     Charge for store closing                                  840,000             --            --
     Amortization of goodwill and other intangibles             16,000          9,000            --
                                                           -----------    -----------   -----------
                                                             3,208,000      2,100,000     1,598,000

   Change of Mind Learning franchise operations:
     Cost of sales                                              27,000             --            --
     Selling, general and administrative expenses              828,000             --            --
     Amortization of goodwill and other intangibles             42,000             --            --
                                                           -----------    -----------   -----------
                                                               897,000             --            --
                                                           -----------    -----------   -----------
OPERATING INCOME (LOSS)                                       (204,000)     2,159,000     2,615,000
                                                           -----------    -----------   -----------

OTHER INCOME (EXPENSE):
     Interest and dividends on investments                     424,000        785,000       611,000
     Interest expense on margin loans                         (117,000)            --            --
     Net gain on disposal of securities & other assets         480,000         26,000            --
                                                           -----------    -----------   -----------
                                                               787,000        811,000       611,000
                                                           -----------    -----------   -----------
INCOME BEFORE INCOME TAX                                       583,000      2,970,000     3,226,000
INCOME TAX EXPENSE                                             233,000      1,188,000     1,194,000
                                                           -----------    -----------   -----------
NET INCOME                                                 $   350,000    $ 1,782,000   $ 2,032,000
                                                           ===========    ===========   ===========
BASIC & DILUTED EARNINGS PER COMMON SHARE                  $       .07    $       .38   $       .43
                                                           ===========    ===========   ===========



              The accompanying notes are an integral part of these
                            consolidated statements.

                           IPI, INC. AND SUBSIDIARIES



WEIGHTED AVERAGE NUMBER OF COMMON AND
   COMMON EQUIVALENT SHARES OUTSTANDING
   - BASIC                                                    4,847,000      4,734,000      4,734,000
                                                            ===========    ===========    ===========
   - DILUTED                                                  4,847,000      4,734,000      4,745,000
                                                            ===========    ===========    ===========

OTHER COMPREHENSIVE INCOME, NET OF TAX (NOTE 1)
   Net income                                               $   350,000    $ 1,782,000    $ 2,032,000
   Unrealized loss on marketable securities available for
    sale, net of income tax effects                              (5,000)       (80,000)      (242,000)
                                                            -----------    -----------    -----------
   Total comprehensive income                               $   345,000    $ 1,702,000    $ 1,790,000
                                                            ===========    ===========    ===========






  The accompanying notes are an integral part of these consolidated statements.

                           IPI, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY




                                       Common Stock           Additional        Retained      Unrealized
                                 -------------------------      Paid-In         Earnings       Loss on
                                   Shares         Amount        Capital        (Deficit)      Securities          Total
                                ------------   ------------   ------------    ------------    ------------    ------------
BALANCE, November 30, 1997         4,734,000   $     47,000   $ 15,584,000    $ (1,132,000)   $    (47,000)   $ 14,452,000
                                ------------   ------------   ------------    ------------    ------------    ------------
Net income                                --             --             --       2,032,000              --       2,032,000
Unrealized loss on marketable
  securities available for
  sale, net of income tax
  effects                                 --             --             --              --        (242,000)       (242,000)
                                ------------   ------------   ------------    ------------    ------------    ------------
BALANCE, November 30, 1998         4,734,000         47,000     15,584,000         900,000        (289,000)     16,242,000
                                ------------   ------------   ------------    ------------    ------------    ------------
Net income                                --             --             --       1,782,000              --       1,782,000
Unrealized loss on marketable
  securities available for
  sale, net of income tax
  effects                                 --             --             --              --         (80,000)        (80,000)
                                ------------   ------------   ------------    ------------    ------------    ------------
BALANCE, November 30, 1999         4,734,000         47,000     15,584,000       2,682,000        (369,000)     17,944,000
                                ------------   ------------   ------------    ------------    ------------    ------------

Net income                                --             --             --         350,000              --         350,000
Unrealized loss on marketable
  securities available for
  sale, net of income tax
  effects                                 --             --             --              --          (5,000)         (5,000)

Stock issued in acquisition          125,000          2,000        185,000              --              --         187,000
                                ------------   ------------   ------------    ------------    ------------    ------------
BALANCE, November 30, 2000         4,859,000   $     49,000   $ 15,769,000    $  3,032,000    $   (374,000)   $ 18,476,000
                                ============   ============   ============    ============    ============    ============




  The accompanying notes are an integral part of these consolidated statements.

                           IPI, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         For the Years Ended November 30
                                                                    --------------------------------------------
                                                                         2000           1999           1998
                                                                    ------------    ------------    ------------
OPERATING ACTIVITIES:
   Net income                                                       $    350,000    $  1,782,000    $  2,032,000
   Adjustments to reconcile net income to net cash provided by operating activities-
         Depreciation and amortization                                   534,000         440,000         418,000
         Charge for store closing                                        840,000              --              --
         Deferred income taxes                                          (243,000)        (65,000)        (54,000)
         Realized gain on sale of marketable equity securities          (461,000)             --              --
         Net change in other operating items:
            Trade accounts receivable                                     (3,000)       (146,000)         49,000
            Inventories                                                   29,000         135,000         (78,000)
            Prepaid expenses and other                                     1,000          (6,000)         27,000
            Accounts payable, deferred revenues and other accrued
               liabilities                                              (286,000)         74,000         (35,000)
                                                                    ------------    ------------    ------------
               Net cash provided by operating activities                 761,000       2,214,000       2,359,000
                                                                    ------------    ------------    ------------

INVESTING ACTIVITIES:
   Purchase of property and equipment, net                              (209,000)       (371,000)       (238,000)
   Sale (purchases) of short-term investments, net                     2,509,000      (1,250,000)       (540,000)
   Purchase of marketable equity securities                          (16,261,000)     (2,029,000)             --
   Sale of marketable equity securities                                7,579,000              --              --
   Change in notes receivable, net                                       364,000          61,000         953,000
   Purchase of Regency Printing                                               --        (431,000)             --
   Purchase of Dreamcatcher                                             (560,000)             --              --
                                                                    ------------    ------------    ------------
           Net cash provided by (used in) investing activities        (6,578,000)     (4,020,000)        175,000
                                                                    ------------    ------------    ------------

FINANCING ACTIVITIES:
   Margin loans                                                        4,438,000              --              --
                                                                    ------------    ------------    ------------
           Increase (decrease) in cash and cash equivalents           (1,379,000)     (1,806,000)      2,534,000
                                                                    ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, beginning of year                           2,022,000       3,828,000       1,294,000
                                                                    ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, end of year                              $    643,000    $  2,022,000    $  3,828,000
                                                                    ============    ============    ============
SUPPLEMENTAL CASH FLOW INFORMATION:
   Income taxes paid                                                $    592,000    $  1,430,000    $  1,141,000
                                                                    ============    ============    ============
   Equipment acquired under capital leases                          $         --    $    545,000    $         --
                                                                    ============    ============    ============
   Assets acquired through issuance of common stock                 $    187,000    $         --    $         --
                                                                    ============    ============    ============


  The accompanying notes are an integral part of these consolidated statements.

                           IPI, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           NOVEMBER 30, 2000 AND 1999

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION:

BUSINESS

IPI, Inc. (the Company), a Minnesota corporation, operates two wholly owned subsidiaries, Insty-Prints, Inc. (Insty-Prints) and Change of Mind Learning Systems, Inc. (Change of Mind Learning) formerly Dreamcatcher Franchise Corporation. Insty-Prints, Inc. (Insty-Prints) is a franchisor of business printing centers and provides ongoing support to its franchisees through business and technical training as well as research and evaluation of new products and services. Insty-Prints has 221 franchised and corporate-owned locations in the United States with heavier concentrations in the Midwest and Eastern Coast states. The Company operates two corporate-owned Insty-Prints centers, one of which was acquired in 1999 (Note 2). In 1999, the Company initiated an expansion strategy to grow through acquiring print businesses and operating them directly. Continuation of this strategy will depend on the future results. In fiscal year 2000, the Company made the decision to close the Dallas corporate-owned print business and has recorded a charge of $840,000 for related costs as of November 30, 2000.

Change of Mind Learning is a start-up business with nine franchised locations and one corporate-owned location that currently operate under the Dreamcatcher Learning Center mark. The learning centers located in Colorado and Florida provide supplemental education services, primarily to learners in kindergarten through the twelfth grade (Note 2).

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

Cash equivalents consist of financial instruments that are highly liquid and mature within 90 days.

SHORT-TERM INVESTMENTS AND MARKETABLE EQUITY SECURITIES

Management determines the appropriate classification of its investments at the time of purchase and re-evaluates such determination at each balance sheet date.

Short-term investments consist principally of variable rate demand notes and are stated at fair value, which approximates cost. All short-term investments are classified as trading securities. These securities are bought and held principally for the purpose of selling them in the near term.

As of November 30, 2000, marketable equity securities consisted of common stock of Conseco, Inc., a publicly traded insurance and financial services company, and as of November 30, 1999 such securities consisted of common stock of Cornerstone Realty Income Trust, Inc. (Cornerstone) a publicly traded real estate investment trust. These securities are classified as available for sale and, accordingly, are stated at fair value with unrealized gains or losses reported as a separate component of shareholders' equity, net of tax effects. In the first quarter of fiscal 2000, the stock of Cornerstone was sold and a pre-tax gain of $461,000 was realized.

At November 30, the cost, fair value and gross unrealized loss on marketable equity securities was as follows:

                                             2000                    1999
                                          -----------            ------------
         Fair value                       $15,638,000            $  6,504,000
         Cost                              16,261,000               7,118,000
                                          -----------            ------------
         Gross unrealized loss            $   623,000            $    614,000
                                          ===========            ============

The gross unrealized loss on marketable equity securities and the related income tax effect have been excluded from the statement of cash flows due to their non-cash nature. Dividend distributions received on marketable equity securities were $223,000, $614,000 and $435,000 for the years ended November 30, 2000, 1999 and 1998, respectively.

INVENTORIES

Inventories consist of printing supplies and used equipment held for resale which are valued using the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Maintenance and repairs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of three to eight years. Accelerated methods are used for income tax reporting.

GOODWILL AND OTHER INTANGIBLES

Goodwill and other intangibles included the following as of November 30:

                                                                                           Amortization Period
                                                           2000               1999               (Years)
                                                      ----------------   ---------------   ----------------------
     Goodwill                                              $4,968,000        $4,536,000            15-40
     Non-competition agreement and other
          intangibles                                         306,000           250,000              5
     Accumulated amortization                              (1,881,000)      (1,635,000)
                                                      ----------------   ---------------
                                                           $3,393,000        $3,151,000
                                                      ================   ===============

Goodwill consists of the excess of cost over the fair market value of the acquired net assets and is being amortized on a straight-line basis. The Company periodically evaluates whether events or circumstances have occurred which may indicate that the remaining estimated useful lives may warrant revision or that the remaining intangible asset balance may not be recoverable. In the event that factors indicate that the intangible assets in question should be evaluated for possible impairment, a determination of the overall recoverability of such intangible assets would be made. As of November 30, 2000, the Company wrote off the remaining balance of goodwill related to the Regency acquisition, as the Company has determined it will close that business.

ALLOWANCE FOR LOSSES

Management periodically evaluates the collectibility of trade accounts and notes receivable. Allowances for losses on trade accounts receivable are established for estimated uncollectable amounts. Allowance for losses on notes receivable are recorded for differences between the unpaid principal balances of each note and the present value of expected future payments to be received.

CHARGE FOR STORE CLOSING

The Company is closing its Dallas Insty-Prints business that was established in April of 1999 through the acquisition of Regency. A charge for the estimated expenses of $840,000 to close the store was recorded effective November 30, 2000. The expenses relate to losses expected in the sale of equipment and furniture, the write-off of unamortized goodwill, costs to settle lease obligations and employee terminations.


REVENUE RECOGNITION

Franchise fee revenue is recognized when earned, which occurs in two parts: training fees are recognized at the completion of new owners training and after the opening of new locations. Insty-Prints franchisees are required to pay monthly royalty fees of 2% to 4.5% of gross revenues over the term of the franchise agreement of up to 20 years. Change of Mind Learning franchisees are required to pay royalties weekly, which range from 5-8 % of gross revenues over the term of franchise agreements of up to 10 years. Royalty fees are recognized as revenue on the accrual method while revenue from printing equipment, supply sales, educational materials and print sales is recognized upon shipment.

INCOME TAXES

Deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities.

BUSINESS SEGMENT INFORMATION

The Company is engaged in two business segments -- the franchising and operating of business printing centers under the trade name of Insty-Prints(R) and franchising and operating supplemental private learning centers under the trade name Change of Mind Learning Systems(R) (formerly Dreamcatcher Franchise Corporation).

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

NEW ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards (SFAS) No. 133 -- "Accounting for Derivative Instruments and Hedging Activities" was issued during June 1998 and, as amended by SFAS No. 137, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires the recognition of all derivatives as either assets or liabilities in the statement of financial position and the measurement of those instruments at fair value. SFAS No. 133 is effective for the Company beginning December 1, 2000. The adoption of SFAS No. 133 will not have a material impact on the Company's consolidated results of operations, financial position or cash flows.

2.   ACQUISITIONS:

In April 1999, Texas IPI, L.P. purchased the printing related assets and assumed the facility and printing equipment leases of Regency Plaza Printing and Office Supplies, Inc. (Regency), located in Dallas, Texas. The consideration paid of $431,000 exceeded the fair value of assets received by $234,000 was recorded as goodwill that is being amortized on a straight-line basis over fifteen (15) years. The assets purchased include furniture, computers, leasehold improvements, customer list and various printing equipment items. Leases assumed were primarily for presses, copiers and related printing equipment and the business facility. The operations of Texas IPI, L.P. are included in the Company's statement of operations from the date of acquisition and were not material to prior periods. As noted in Note 1, this business is being closed and a charge of $840,000 has been recognized as of November 30, 2000 for related expenses.

In January 2000, the Company acquired substantially all the assets of Dreamcatcher Franchise Corporation and Dreamcatcher Learning Centers, Inc. (together, Dreamcatcher). The acquisition costs included the assumption of $395,000 in obligations, legal and other related costs of $40,000, a cash payment of $125,000, the issuance of 125,000 shares of the Company's stock with a valuation of $187,000 and a future maximum earn-out provision of $375,000, based on the achievement of certain levels of operational franchised learning centers. For the year 2000, no earnout provisions were earned or paid. The acquisition price and costs exceeded the fair value of assets received by $666,000, which has been recorded as goodwill that is being amortized on a straight-line basis over 15 years. The assets purchased include furniture, computers, leasehold improvements and receivables.

Subsequently, the name of the company was changed to Change of Mind Learning Systems, Inc. Change of Mind Learning franchises the establishment, development and operation of facilities providing supplemental private education services to people of all ages using personalized assessments with direct instruction in reading, writing, spelling, math, algebra, study skills, G.E.D. preparation and college preparation. As of November 30, 2000, there were nine operating franchise locations and one corporate-owned learning center.

3.   SIGNIFICANT INVESTMENTS:

Through a series of purchases during the period from April 24, 2000 to September 25, 2000, the Company acquired 2,175,500 shares of common stock of Conseco, Inc. (NYSE: CNC), an Indiana based insurance and financial services company. The Company paid approximately $16,261,000 in total consideration for the 2,175,500 shares, all but $4,438,000 of which was financed from the working capital of the Company. The Company's total holdings in Conseco, Inc. constitute less than 1% of the approximately 325,264,000 outstanding shares of common stock of Conseco, Inc. The shares were purchased for investment purposes only and the Company has no relationship to Conseco, Inc. other than that of shareholder. All shares were purchased in open market transactions.

From time to time, the Company has invested and may invest in other businesses or companies other than its core businesses of franchising and operating fast turnaround business printing operations and franchising learning centers. Although the Company has invested in other businesses or companies, the Company does not intend to become an investment company and intends to remain primarily an operating company.

4.   NOTES RECEIVABLE:

Notes receivable consists primarily of notes from franchisees. Notes receivable of $1,903,000 at November 30, 2000 are subject to security agreements with franchisees and are collateralized by printing equipment, furniture and fixtures. The majority of the notes receivable are also personally guaranteed by the respective franchisees. The franchisees generally pay principal and interest in monthly installments over a period not to exceed 120 months. The majority of notes written are for a period of 60 to 84 months.

5.   MARGIN LOANS:

As of November 30, 2000, the Company had margin loans of $4,438,000 to support the purchase of Conseco, Inc. common stock. The margin loans are collateralized by the underlying securities. The loans have no maturity dates, but are subject to specific collateral requirements. Interest on the margin loans is variable and ranged from 7.125% to 8.5% during fiscal year 2000. The rate as of November 30, 2000 was 8.3%. The loans were paid subsequent to year end (see Note 10).

6.   INCOME TAXES:

The Company files a consolidated federal income tax return and a combined state return with affiliated companies.

  The provision for income taxes consists of the following:

                                         For the Years Ended November 30
                                     ----------------------------------------
                                      2000            1999           1998
                                     --------      ----------      ----------
            Current:
               Federal               $427,000      $1,045,000      $1,057,000
               State                   49,000         208,000         191,000
                                     --------      ----------      ----------
                                      473,000       1,253,000       1,248,000
            Deferred                 (243,000)        (65,000)        (54,000)
                                     --------      ----------      ----------
                                     $233,000      $1,188,000      $1,194,000
                                     ========      ==========      ==========


The differences between income taxes computed using the federal statutory rate and the effective tax rate were as follows:

                                                        For the Years Ended
                                                            November 30
                                                       --------------------
                                                       2000    1999     1998
                                                       ----    ----     ----

            Federal statutory rate                      34%     34%      34%
            State income taxes, net of federal
                tax benefit                              2       4        1
            Nondeductible amortization                   4       2        2
                                                       ----    ----     ----
                                                        40%     40%      37%
                                                       ====    ====     ====

The tax effect of significant temporary differences representing deferred tax assets, as of November 30, are as follows:

                                                         2000           1999
                                                     ----------       --------
            Allowance for losses                       $274,000       $313,000
            Accrued financing liabilities                57,000         59,000
            Accrued compensation                         27,000         27,000
            Accrued franchise incentives                 64,000         66,000
            Accrued expenses-store closing              328,000              -
            Other                                       423,000        465,000
                                                     ----------       --------
                                                     $1,173,000       $930,000
                                                     ==========       ========


No valuation allowance was required as of November 30, 2000 or 1999.

7.   STOCK OPTION PLANS:

The Company has long-term incentive and stock option plans that allow for the granting of stock options and other incentive awards to key employees, officers and directors of the Company. The employee stock option plan was amended in April 2000 increasing the stock options available by 200,000 and both plans together now provide for a maximum of 600,000 shares to be granted. The options are generally granted at prices equal to the fair market value of the shares at the date of grant and are exercisable in cumulative annual increments of 20% each, commencing one year after the date of grant.

The following is a summary of activity of the plans for the years ended November 30, 2000, 1999 and 1998:



                                                          Number of     Price
                                                           Options     Per Share
                                                          ---------    ---------

            Outstanding, November 30, 1997                 300,000       $4.00
                                                          ---------    ---------
                 Granted                                    22,000        4.45
                 Cancelled                                 (55,000)       4.00
                                                          ---------    ---------
            Outstanding, November 30, 1998                 267,000        4.04
                                                          ---------    ---------
                 Granted                                    69,000        4.00
                 Cancelled                                  (8,000)       4.25
                                                          ---------    ---------
            Outstanding, November 30, 1999                 328,000        4.02
                                                          ---------    ---------
                 Granted                                    87,000        4.00
                 Cancelled                                 (28,000)       4.07
                                                          ---------    ---------
            Outstanding, November 30, 2000                 387,000       $4.01
                                                          =========    =========


The number of options exercisable at November 30, 2000, 1999 and 1998 are 218,800, 180,200 and 129,600, respectively, and all are at the exercise price of $4.00 per share, except 1,600 options at November 30, 2000 that are exercisable at $5.00 per share. As of November 30, 2000, there were options for 213,000 shares available for future grant.

The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issues to Employees," and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized in the accompanying consolidated statements of operations. Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income and net income per common share would have been decreased to the following pro forma amounts:

                                                2000                 1999                 1998
                                          -----------------    -----------------    -----------------
     Net Income
         As reported                              $350,000           $1,782,000           $2,032,000
         Pro forma                                 258,000            1,702,000            1,960,000
     Income Per Share-as reported:
         Basic and diluted                            $.07                 $.38                 $.43
     Income Per Share-pro forma:
         Basic and diluted                            $.05                 $.36                 $.41

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used: risk-free interest rates of 5.94% to 6.92% for 2000 and 5.66% to 5.85% for 1999 and 5.56% to 5.72% for 1998; no expected dividends; expected lives of 10 years for 2000, 1999 and 1998; and expected volatility of 37% to 40.7% for 2000 and 38.5% to 40.5% for 1999 grants and 34.52% to 35.29% for 1998 grants. The weighted average fair values of options granted in 2000, 1999 and 1998 were $1.15, $1.67 and $2.57, respectively.


8. RELATED-PARTY TRANSACTIONS:

The Company paid management fees of $75,000 in 2000, 1999 and 1998 to an affiliated company.

9. COMMITMENTS AND CONTINGENCIES:

GUARANTEES

The Company is a guarantor of equipment financing by certain franchisees in amounts that aggregated $1,046,000 at November 30, 2000 and $1,665,000 at November 30, 1999. Under the terms of the guarantees, the maximum annual liability of the Company is the lesser of the outstanding balance or $2,400,000. The Company has recorded reserves for estimated losses on these guarantees as accrued financing liabilities in the accompanying consolidated balance sheets. As guarantor, the Company is subject to restrictive covenants which, among other matters, require that the Company maintain a minimum net worth and a debt to net worth ratio, as defined. As of November 30, 2000 and 1999, the Company was in compliance with such covenants. In April 2000 this financing program was terminated relative to adding any new transactions.

OPERATING LEASES

At November 30, 2000, the Company's minimum annual rental commitments for leased equipment and facilities under operating leases with lease terms in excess of one year, were as follows:

            For the Years Ending November 30                       Amount
            --------------------------------                    ----------

                      2001                                      $  355,000
                      2002                                         357,000
                      2003                                         330,000
                      2004                                         306,000
                      2005                                         156,000
                                                                ----------
                      Total minimum payments required           $1,504,000
                                                                ==========

Rent expense was $500,000, $362,000 and $305,000 in 2000, 1999 and 1998,
respectively.

PROFIT SHARING PLAN

The Company offers a 401(k) plan (the Plan). Employees who meet certain criteria are eligible to join the Plan. Plan participants elect a percentage of their salary to be contributed to the Plan. The Company makes a matching contribution of 25% on the first 6% of salary contributed. The expense for the Plan was $28,700, $24,200 and $20,100 in 2000, 1999 and 1998, respectively. The Company's contributions vest at the rate of 20% per year of service and after five years of service are fully vested.

LEGAL PROCEEDINGS

The Company is a party to certain claims arising in the ordinary course of business. The Company has filed counteractions in certain cases, and discovery proceedings are in process. The ultimate outcome of the litigation cannot presently be determined; however, based on discussions with legal counsel, it is the opinion of management, the outcome of such claims are not expected to be material to the financial positions or the results of operations of the Company.

10.  SUBSEQUENT EVENT

In January 2001, the Company sold 814,800 shares of its holdings in Conseco, Inc. common stock and realized proceeds of $13,319,000 for a pre-tax gain of approximately $7,229,000. The after-tax gain would be approximately $4,337,000 or $0.89 per share. Approximately $4,500,000 of the proceeds from the sale were used to re-pay all margin loans incurred when shares were purchased. The Company continues to hold a total of 1,360,700 shares of Conseco, Inc. common stock at a cost of approximately $10,171,000.

                                                                      Appendix D

                       MINNESOTA BUSINESS CORPORATION ACT,
                         Sec. 302A.471 AND Sec. 302A.473
                       (Rights of Dissenting Shareholders)

Set forth below are Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act, which provide that shareholders may dissent from, and obtain payment for, the fair value of their shares in the event of certain corporate actions, and establish procedures for the exercise of such dissenters' rights.

302A.471. RIGHTS OF DISSENTING SHAREHOLDERS

SUBDIVISION 1. ACTIONS CREATING RIGHTS.

A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of any of the following corporate actions:

         (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder that it:

                  (1) Alters or abolishes a preferential right of the shares;

                  (2) Creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

                  (3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

                  (4) Excludes or limits the right of a shareholder to vote on a matter, or to accumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition and does not give rise to the right to obtain payment under this section;

         (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation, but not including a transaction permitted without shareholder approval Section 302A.661, Subdivision 1, or a disposition dissolution described in Section 302A.725, Subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

         (c) A plan of merger, whether under this chapter or under Chapter 322B, to which the corporation is a party, except as provided Subdivision 3;

         (d) A plan of exchange, whether under this chapter or under Chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

         (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

SUBD. 2.  BENEFICIAL OWNERS.

         (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

         (b) The beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights in a written consent of the shareholder.

SUBD. 3.  RIGHTS NOT TO APPLY.

Unless the articles, bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a merger, if the shares of the shareholder are not entitled to be voted on the merger.

SUBD. 4.  OTHER RIGHTS.

The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or equity to have a corporate action described in Subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473.  PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.

SUBDIVISION 1. DEFINITIONS.

         (a) For purposes of this section, the terms defined in this Subdivision have the meanings given them.

         (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in Section 302A.471, Subdivision 1 or the successor by merger of that issuer.

         (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in Section 302A.471, Subdivision 1.

         (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in Section 302A.471, Subdivision 1, up to and including the date of payment, calculated at the rate provided in Section
549.09 for interest on verdicts and judgments.

SUBD. 2. NOTICE OF ACTION.

If a corporation calls a shareholder meeting at which any action described in
Section 302A.471, Subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of Section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

SUBD. 3. NOTICE OF DISSENT.

If the proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action in a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

SUBD. 4. NOTICE OF PROCEDURE; DEPOSIT OF SHARES.

         (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with Subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

                  (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

                  (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

                  (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

                  (4) A copy of Section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

         (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

SUBD. 5. PAYMENT; RETURN OF SHARES.

         (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with Subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

                  (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

                  (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

                  (3) A copy of Section 302A.471 and this section, and a brief description of the procedure to be followed demanding supplemental payment.

         (b) The corporation may withhold the remittance described in paragraph
(a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with Subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under Subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, Subdivisions 7 and 8 apply.

         (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under Subdivision 4 and require deposit or restrict transfer at a later time.

SUBD. 6. SUPPLEMENTAL PAYMENT; DEMAND.

If a dissenter believes that the amount remitted under Subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under Subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

SUBD. 7. PETITION; DETERMINATION.

If the corporation receives a demand under Subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under Subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the rules of civil procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the rules of civil procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under Subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under Subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

SUBD. 8. COSTS; FEES; EXPENSES.

         (a) The court shall determine the costs and expenses of a proceeding under Subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action demanding payment under Subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

         (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

         (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                                                      Appendix E

                               GUARANTEE AGREEMENT

         This GUARANTEE AGREEMENT is made this 16th day of November by Irwin L. Jacobs, Daniel T. Lindsay and Dennis M. Mathisen.


         WHEREAS, on November 15, 2001, IPI, Inc. adopted a Plan of Dissolution and Liquidation (the "Plan") which provides for the liquidation of the Company's asset and the distribution of assets to the Company's shareholders;

         WHEREAS, the Company owns 2,081,800 shares of Clarent Corporation Common Stock (the "Clarent Shares") the disposition of which assets of the Company are subject to the Plan;

         WHEREAS, the undersigned are beneficial owners of Common Stock of the Company (the "Majority Shareholders");

         The undersigned hereby jointly and severally unconditionally guaranty that the amount distributed by the Company pursuant to the Plan to shareholders other than the undersigned and affiliates of the undersigned (the "Minority Shareholders") in respect of the Clarent Shares shall in no event be less than IPI's cost basis in such shars (a value equal to $6 per Clarent Share), whether such distribution or distributions result from sale of the Clarent Shares by the Company or settlement of any Company claim in respect of Clarent Shares or otherwise.

The undersigned also agree that the Company, consistent with its obligations to the Minority Shareholders, may do or refrain from doing any of the following without notice to, or the consent of, the undersigned, and without reducing or discharging the undersigned's liability under this Agreement: (a) settle, modify, release, compromise or subordinate any claim, demand, suit or proceeding in respect of the Clarent Shares; (b) sell the Clarent Shares to any person, at any time and at any price, in the market or in any privately negotiated transaction.

This agreement shall continue and the obligations hereunder remain in full force and effect with respect to the undersigned until receipt by each Minority Shareholder of at least $6 per Clarent Share in respect of a distribution of the value of Clarent Shares.


                                 /s/  Irwin L. Jacobs
                                 -------------------------------------------
                                 Irwin L. Jacobs

                                 /s/  Dennis M. Mathisen
                                 -------------------------------------------
                                 Dennis M. Mathisen

                                 /s/  Daniel T. Lindsay
                                 -------------------------------------------
                                 Daniel T. Lindsay